As filed with the Securities and Exchange Commission on September 13, 2004
Registration No. 333-112750

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5

to
Form S-11
REGISTRATION STATEMENT
Under
The Securities Act of 1933

A REIT, Inc.

(Exact name of registrant as specified in governing instruments)

1551 N. Tustin Avenue

Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

Anthony W. Thompson

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(877) 888-7348
(Name and address of agent for service)

With Copies to:

Louis J. Rogers, Esquire Deborah Schwager Froling, Esquire Hirschler Fleischer The Federal Reserve Bank Building 701 E. Byrd Street, 15th Floor Richmond, Virginia 23219 (804) 771-9567	Andrea R. Biller, Esquire General Counsel Triple Net Properties, LLC 1551 N. Tustin Avenue Suite 200 Santa Ana, California 92705 (877) 888-7348

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount being	offering price per	aggregate offering	Amount of
Title of securities being registered	registered(1)	share(2)	price(2)	registration fee(3)

Common Stock, par value $.01 per share	100,000,000 shares	$10.00	$1,000,000,000	$126,700

Common Stock, par value $.01 per share	5,000,000 shares	$9.50	$47,500,000	$6,018.25

(1)	Includes 100,000,000 shares offered to the public and 5,000,000 shares offered to stockholders pursuant to our dividend reinvestment plan, all of which are being offered pursuant to the prospectus contained in this registration statement.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Includes $66,359.13 previously paid in connection with the registrant’s initial filing on February 12, 2004 and $66,359.12 previously paid in connection with Amendment No. 1 to the registration statement on May 10, 2004.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2004

INITIAL PUBLIC OFFERING PROSPECTUS

Maximum offering of 105,000,000 Shares of Common Stock

Minimum offering of 200,000 Shares of Common Stock

     We are offering and selling to the public up to 100,000,000 shares for $10.00 per share and up to 5,000,000 shares to be issued pursuant to our dividend reinvestment plan under which our stockholders may elect to have dividends reinvested in additional shares at $9.50 per share. The minimum purchase is generally 100 shares, or $1,000, except in North Carolina and Minnesota which are higher. We are a newly formed Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2004.

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 for a discussion of material risk factors relevant to an investment in our common stock, including, but not limited to, the following:

•	we have no assets and have not yet identified any properties to acquire;

•	our officers and non-independent directors have substantial conflicts of interest because they also serve as officers, managers and directors of our advisor, our dealer manager and other public companies advised by our advisor, TREIT and GREIT;

•	we rely totally on our advisor, an affiliate of some of our officers and directors, to manage our business and assets and the agreements between us and our advisor and affiliates were not negotiated at arms’-length and require us to pay substantial compensation;

•	if we raise substantially less than the maximum offering, we will not be diversified and your investment will be subject to fluctuations on specific properties;

•	we may incur debt up to 300% of our net assets, which could lead to an inability to pay distributions to our stockholders;

•	distributions payable to stockholders may include a return of capital;

•	if we do not qualify as a REIT, we will be taxed as a corporation;

•	we may be required to borrow money, sell assets or issue new securities for cash to pay our distributions; and

•	there will be no market for our shares, thus you may not be able to resell your shares at the offering price and there are restrictions on the ownership, transfer and redemption of your shares.

This Offering	Per Share	Total Minimum	Total Maximum

Public Price	$10.00	$2,000,000	$1,000,000,000
Selling Commissions	$.675	$135,000	$67,500,000
Marketing ($.225) and Due Diligence Expense ($.05) Reimbursement	$.275	$55,000	$27,500,000

Proceeds to A REIT, Inc.	$9.05	$1,810,000	$905,000,000

     After payment of total offering expenses, we estimate that 88.75% of the gross offering proceeds will be available for investments, excluding commissions, fees and acquisition expenses of up to 6% of the purchase price of the properties.

     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The use of forecasts in this offering is prohibited. Any representation to the contrary and any prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares is prohibited.

     The securities dealers in this offering must sell the minimum number of securities offered, 200,000 shares, if any are sold. The securities dealers are required only to use their best efforts to sell the maximum number of securities offered, 100,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase. NNN Capital Corp., the dealer manager, is an affiliate of our company and of our advisor. The dealer manager is owned by Anthony W. Thompson, who is President and Chief Executive Officer of our company and Triple Net Properties, LLC, our advisor. Affiliates may purchase shares in this offering net of selling commissions and reimbursements, but no shares purchased by affiliates will be counted towards the minimum amount needed to break escrow.

•	We will sell shares until the earlier of , 2006, or the date on which the maximum offering has been sold.

•	Your investment will be placed in an interest-bearing escrow account with Trust Company of America, as escrow agent. No funds will be dispersed in accordance with the prospectus until we have received and accepted subscriptions for at least 200,000 shares.

•	If we do not sell 200,000 shares before , 2005, this offering will be terminated and our escrow agent will send a refund of your investment with interest and without deduction for escrow expenses within three business days of the termination of the offering.

The date of this Prospectus is                        , 2004

i

INVESTOR SUITABILITY STANDARDS

      An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

      We intend to offer our shares for sale to the residents of the District of Columbia and all 50 states, except Pennsylvania. We refer to these states as the sales states.

      Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state’s suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of our sales states have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

      If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Account, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.

Net worth in all cases excludes home, home furnishings and automobiles.

      Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

Arizona, Arkansas, California, Indiana, Iowa, Kansas, Massachusetts, Michigan, North Carolina and Oregon: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Maine: Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.

Kansas, Missouri and Ohio: In addition to meeting the suitability requirements described above, an investor’s investment in our common stock cannot exceed 10% of that investor’s net worth.

Tennessee: Investors must have (1) a minimum net worth of at least $250,000 and to have had during the last tax year and be expected to have during the current tax year a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

      The minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide your shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for our retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under our distribution reinvestment plan, which may be in lesser amounts.

Ensuring Our Suitability Standards Are Adhered To

      In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.

      In addition, by signing the Subscription Agreement Signature Page, you are representing and warranting to us that you have received a copy of this prospectus, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with requirements of California law summarized in Exhibit B with respect to resale of shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

Escrow Account

      Subscription proceeds will be placed in an interest-bearing account with the escrow agent until subscriptions for at least the minimum offering of 200,000 shares aggregating at least $2,000,000 have been received and accepted by us. Shares purchased by our advisor, its officers or employees or its affiliates or shares issued to or purchased by our officers or directors will not be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Below are some of the more frequently asked questions and answers related to REIT offerings of this type. Please see the Prospectus Summary and the remainder of this prospectus for more comprehensive information about our offering.

Q:	What is a REIT?

A:	REIT stands for a real estate investment trust. In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•	is required to pay distributions to investors of at least 90% of its taxable income each year; and

•	avoids the federal “double taxation” treatment of income that results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, if it complies with certain income tax requirements.

Q:	What is A REIT, Inc.?

A:	A REIT, Inc. is a real estate investment trust that was formed in January 2004 as a Maryland corporation. Our primary business strategy is to invest in a diversified portfolio of commercial real estate associated with the automotive, aviation and aerospace industries. These investments will encompass a broad range of office, retail, service and industrial properties located generally in major metropolitan markets throughout the United States which have a population in excess of 500,000 persons.

Q:	Are there any risks involved in an investment in your shares?

A:	An investment in our shares involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section, beginning on page 15, for a discussion of the material risk factors relevant to an investment in our common stock. Some of the more significant risks of an investment in our shares include the following:

•	we have no assets and have not yet identified any properties to acquire;

•	our officers and non-independent directors have substantial conflicts of interest because they are also officers, managers and directors of our advisor, our dealer manager and other public companies advised by our advisor (T REIT, Inc. and G REIT, Inc.);

•	we rely totally on our advisor, an affiliate of some of our officers and directors, to manage our business and assets and the agreements between us and our advisor and affiliates were not negotiated at arms’-length and require us to pay substantial compensation;

•	if we raise substantially less than the maximum offering, we will not be diversified and your investment will be subject to fluctuations on specific properties;

•	we may incur debt up to 300% of our net assets, which could lead to an inability to pay distributions to our stockholders;

•	distributions payable to stockholders may include a return of capital;

•	if we do not qualify as a REIT, we will be taxed as a corporation;

•	we may be required to borrow money, sell assets or issue new securities for cash to pay our distributions; and

•	there will be no market for our shares, you may not be able to resell your shares at the offering price and there are restrictions on the ownership, transfer and redemption of your shares.

Q:	Who will choose and manage your real estate investments?

A:	Triple Net Properties, LLC, our advisor, will make recommendations on all property acquisitions to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our property acquisitions. In addition, an affiliate of our advisor will manage and operate properties that we acquire on our behalf.

Q:	Who is Triple Net Properties?

A:	Our advisor, Triple Net Properties, LLC, a Virginia limited liability company formed in 1998, currently manages a growing portfolio of over 18 million square feet of commercial properties with a market value of more than $2 billion. Triple Net Properties currently manages two other public REIT programs, one private REIT program and has sponsored and advised more than 80 other private real estate programs.

Q:	What conflicts of interest will your advisor face?

A:	Our advisor also advises G REIT, Inc. and T REIT, Inc., both public REITs, as well as other private entities that may compete with our company or otherwise have similar business interests. Some of our officers are also officers of our advisor, G REIT and/or T REIT. Our Chairman, Chief Executive Officer and President, Mr. Thompson, also serves as an officer of our advisor and G REIT, Chairman of the Board of our Advisor, G REIT and T REIT and owns 100% of our dealer manager. In addition, several of our officers and non-independent directors own an interest in our advisor, the dealer manager, G REIT or T REIT. Mr. Thompson, our officers, non-independent directors and key employees collectively own approximately 40% of our advisor. These conflicts of interest could limit the time and services that our officers and our advisor devote to our company, because of the similar services they will be providing to G REIT, T REIT and other real estate entities and could impair our ability to compete for acquisitions and tenants with other real estate entities that are also advised by our advisor and its affiliates.

Q:	How many real estate properties do you currently own?

A:	We currently do not own any properties. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of commercial real estate properties owned or leased by operators of automotive, aviation or aerospace related businesses and services in major metropolitan markets which generally have a population in excess of 500,000 persons. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Q:	What will be the terms of your leases?

A:	We will seek to enter into leases with creditworthy tenants prior to or at the time of the acquisition of a property. These leases may be either “net” or “gross” leases. We expect that a majority of our leases will be net leases with terms of 10 to 15 years. Net leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. We expect that some of our leases will be gross leases and may have a shorter term, but generally not less than five years. Gross leases typically require that the landlord pay all or a majority of the operating expenses, including real estate taxes, special assessments, and sales and use taxes, utilities, insurance and building repairs related to the property.

Q:	How will A REIT own its real estate properties?

A:	We expect to own all of our real estate properties through our operating partnership, A REIT, L.P., or subsidiaries of our operating partnership. We organized A REIT, L.P. to own, operate and manage real estate properties on our behalf. A REIT, Inc. is the sole general partner of A REIT, L.P.

Q:	What is an UPREIT?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds an interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares.

      The benefits of our umbrella partnership REIT structure include the following:

•	We believe our structure will provide us with access to capital for refinancing and growth. Because an UPREIT structure includes a partnership as well as a corporation, we can access the markets through the partnership issuing equity or debt as well as the corporation using common or preferred stock or debt securities. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements.

•	Our structure will allow stockholders through their ownership of common stock, and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through a diversified and ongoing business enterprise.

•	The UPREIT structure will provide property owners who transfer their real properties to us in exchange for limited partnership units the opportunity to defer the tax consequences that otherwise would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Q:	What is the experience of your officers and directors?

A:	Anthony W. “Tony” Thompson, our Chairman of the Board of Directors, Chief Executive Officer and President has over 30 years experience in the acquisition, financing and management of commercial real estate, including two other public REITs and approximately 15 automotive, aviation and aerospace related properties. Mr. Thompson also is the Chief Executive Officer of our advisor and President of our dealer manager, NNN Capital Corp. He has organized and managed various real estate investment and brokerage firms for over 30 years. Mr. Thompson would be considered a promoter of our company.

Q:	If I buy shares of A REIT common stock, will I receive distributions and how often?

A:	To maintain our qualification as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90% of our taxable income. We intend to make distributions to our stockholders on a monthly basis. We have not established a minimum distribution level.

Q:	How will you calculate the payment of distributions to stockholders?

A:	We will calculate our monthly distributions on a daily basis to stockholders of record so your distribution benefits will begin to accrue immediately upon becoming a stockholder.

Q:	Can I reinvest my distributions in shares of A REIT?

A:	Yes, you may elect to participate in our distribution reinvestment plan by checking the appropriate box on the Subscription Agreement, or by filling out an enrollment form we will provide you at your request. The purchase price for shares purchased under the distribution reinvestment plan will be $9.50 per share.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent that they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or A REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	What will you do with the money raised in this offering?

A:	We intend to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of commercial real estate associated with the automotive, aviation and aerospace industries and to repay debt that we may assume when acquiring such properties. We intend to invest a minimum of 88.75% of the gross offering proceeds to acquire such properties. The remainder of the gross offering proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses.

Q:	How will the payment of fees and expenses affect my invested capital?

A:	The payment of fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share and your distributions will be based on your $10 per share investment.

Q:	What kind of offering is this?

A:	We are offering the public up to 100,000,000 shares of our common stock on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When common stock is offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the common stock and have no firm commitment or obligation to purchase any common stock. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2006, two years from the date of this prospectus.

Q:	Who can buy shares of your common stock?

A:	You can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Please note that these minimum levels may be higher in certain states, so you should read the more detailed description in the Investor Suitability Standards section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, the minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000.

Q:	How do I subscribe for shares of A REIT common stock?

A:	In order to purchase shares of our common stock in this offering, you must complete a Subscription Agreement for a specific number of shares. You will need to pay for the shares at the time you subscribe.

Q:	What happens if you do not sell at least 200,000 shares to the public?

A:	If we do not sell at least 200,000 shares to the public before , 2005, we will terminate the offering and stop selling shares. In such event, the escrow agent would return your funds, including interest, within three business days of the termination of this offering.

Q:	If I buy shares of common stock in the offering, how can I sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange or national market system. In fact, there will not be any public market for the shares when you purchase them and we cannot be sure if one will ever develop. As a result, it may be difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause any person or entity to directly or indirectly own more than 9.9% of our outstanding stock.

Q:	Does A REIT have a share repurchase plan?

A:	Our board of directors has approved a proposed share repurchase plan that will not become effective until the earlier of (1) the grant of exemptive relief from the Securities and Exchange Commission related to restrictions on an issuer bidding for its securities during a distribution and receipt of formal or informal relief from the issuer tender offer rules or (2) the termination or close of this offering and receipt of formal or informal relief from the issuer tender offer rules. Even when one of these conditions is met, our board may choose not to implement the repurchase plan or may amend its terms. Under the proposed plan, after you have held your shares for at least one year, you may be able to have your shares repurchased by us. However, shares repurchased under the proposed plan will be purchased at our sole discretion and at prices lower than the $10.00 per share offering price: $9.05 during the offering period, between $9.25 and $9.75 for the three years following the offering period and $10.00 thereafter. The board of directors, in its sole discretion, may suspend or terminate the share repurchase plan at any time or refuse to authorize the repurchase of shares.

Q:	Does the company intend to list its shares of common stock? If not, is there any other planned liquidity event?

A:	We will seek to list our shares of common stock on a national securities exchange or have them quoted on a national market system if and when our board of directors determines that such listing would be in the best interests of our company. If we do not list our shares on a national securities exchange or include them on a national market system before , 2009, our board of directors will either seek stockholder approval of (a) an extension of this listing deadline or (b) the liquidation of our company and distribution of the net proceeds to our stockholders.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

•	an annual report that updates and details your investment holding;

•	an annual report, including audited financial statements, as filed with the Securities and Exchange Commission;

•	an annual IRS Form 1099-DIV; and

•	supplements to the prospectus.

In addition, you may go to our advisor’s website, www.1031nnn.com, at any time and access your current investment information.

Q:	When will I get my tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can I contact to answer my questions?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Investor Services Department
Triple Net Properties, LLC
1551 N. Tustin Avenue — Suite 200
Santa Ana, CA 92705
Telephone: 877-477-1031 or 714-667-8252
Facsimile: 714-667-6843

PROSPECTUS SUMMARY

      This summary highlights all material information from this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 15.

Our Company

      We are a recently formed Maryland corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first full taxable year.

      We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly-owned by our operating partnership) will own substantially all of the properties that we acquire. Our operating partnership is A REIT, L.P., a recently formed Maryland limited partnership, and we are its sole general partner. Our advisor has purchased $200,000 of limited partnership units (20,000 units) in A REIT, L.P. to satisfy the requirements of the North American Securities Administrators Association, or NASAA. References in this prospectus to “us,” “we” or “our company” mean A REIT, Inc. and our operating partnership combined, unless the context otherwise requires.

      Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705.

Our Business and Strategy

      As of the date of this prospectus, we do not own any properties. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. We intend to acquire properties with the net proceeds of this offering. Our primary business strategy is to invest in a diversified portfolio of commercial real estate associated with the automotive, aviation and aerospace industries. These investments will encompass a broad range of office, retail, service and industrial properties generally located in metropolitan markets throughout the United States which have a population in excess of 500,000 persons. Some of these acquisitions may involve the purchase and leaseback of properties. As we acquire properties, we will provide supplements to this prospectus to describe those properties.

      We believe that automotive, aviation and aerospace related real estate acquisitions will benefit our company and our stockholders for the following reasons:

•	Management believes that by concentrating in the automotive, aviation and aerospace market sectors, our company will benefit from the availability of and selection from a large pool of acquisition properties.

•	We intend to purchase automotive, aviation and aerospace related real estate at favorable prices to obtain immediate income from tenant rents and the potential for appreciation in value over time. We expect a majority of these properties to be at least 80% leased at the time we acquire them.

      We have not identified any specific properties for acquisition. The purchase price of properties will vary widely depending on a number of factors, including size and location. In addition, the cost to our company will vary based on the amount of debt we incur in connection with financing the acquisition. If only the minimum offering amount is sold, we would likely only acquire a single property or an interest in a limited number of properties. If the maximum offering amount is sold, we will acquire multiple properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase price of properties varies widely and our investment in each will vary based on the amount of leverage we use.

The Dealer Manager

      An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has assisted various syndicated real estate investment trusts, limited partnerships, limited liability companies and other real estate entities in raising money to invest in real estate. Mr. Thompson currently owns 100% of the outstanding capital stock of the dealer manager.

Summary Risk Factors

      An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under “Risk Factors” beginning on page 15 before investing in our company. Such risks include, among several others, those described below. However, while the material risks are listed in this Prospectus Summary, you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

•	As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we will not have any cash available for distribution to you as a stockholder.

•	Our officers and directors will experience conflicts between the interests of our company and the interests of our advisor, the dealer manager and their affiliates. Many of the same persons who will serve as our officers, non-independent directors and employees are also officers, managers, employees or owners of our advisor, the dealer manager and their affiliates. Any existing or future agreements between us and our advisor, the dealer manager, other public companies and their affiliates, including agreements relating to their compensation, were not and will not be reached through arm’s-length negotiations. Such agreements may not solely reflect your interests as a stockholder of our company.

•	We will rely on our advisor to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

•	To the extent we sell substantially less than the maximum number of shares, we will not have sufficient funds after the payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.

•	Our affiliated advisor also serves as an advisor to G REIT, Inc. and T REIT, Inc., each of which is a publicly registered REIT. Our affiliated advisor does and will serve in similar capacities for a number of other entities and properties. These relationships will result in further conflicts of interest between our company and our officers and directors who work for our advisor. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a stockholder of our company.

•	In the event of a termination of our advisory agreement either as a result of the merger of our advisor into our company or in connection with the listing of our shares, our advisor will be entitled to receive a distribution equal to the incentive distribution upon disposition of properties, the amount of which may deter the merger of our advisor into our company or termination of our advisor.

•	We have the ability to incur debt up to 300% of our net assets, which could lead to an inability to pay distributions to our stockholders if our debt service payments exceed our operating cash flow.

•	Any distributions we pay to our stockholders may include a return of capital and not a return on your capital.

•	If we are unable to qualify as a REIT, we will be subject to corporate level taxation and we would not be required to pay any distributions to our stockholders.

•	If we do not have sufficient cash flow to pay our distributions, we may be required to borrow money, sell assets or issue additional securities for cash to pay our distributions.

•	Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

•	There is no public market for our common stock and it will not be listed on a national securities exchange or quoted on a national market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

•	Our board of directors has the ability to issue and set the terms of up to 10 million shares of preferred stock, including having superior dividend rights to our common stockholders, without your approval, which may deter or prevent a sale of our company in which you could profit.

      If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our distributions to you will be materially reduced.

This Offering

      We are offering for sale to the residents of the states listed in this prospectus a maximum of 100,000,000 shares and a minimum of 200,000 shares of our common stock. Each share has a purchase price of $10.00. The minimum number of shares you may purchase is 100, except in states which require a higher minimum purchase. This offering is being conducted on a “best efforts” basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. If we do not sell 200,000 shares before                     , 2005, this offering will be terminated and our escrow agent will send a refund of your investment with interest and without deduction for escrow expenses within three business days of the termination of this offering.

      In addition, we expect to issue up to 5,000,000 shares to stockholders who elect to participate in our distribution reinvestment plan.

Use of Proceeds

      We will use the net proceeds of the offering to purchase suitable properties, to repay debt that we may assume when acquiring properties and to pay the amounts due to our advisor and the dealer manager.

Distributions

      If, as expected, we qualify as a REIT, we must distribute at least 90% of our annual taxable income to our stockholders. Because we have not identified any properties which we intend to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have actually acquired properties, and such properties are generating sufficient cash flow, we intend to pay regular monthly distributions to our stockholders out of our cash available for distribution, in an amount determined by our board of directors. We estimate that it may take up to four months before we will begin paying distributions. The amount of distributions will depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

      Our company provides or intends to provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders:

•	the distribution reinvestment plan; and

•	the proposed share repurchase plan.

Summary Financial Information

      We are newly formed and do not have a history of operations.

Organizational Chart

      The following chart shows the ownership of the various entities that are affiliated with our advisor, Triple Net Properties, LLC.

Compensation to Our Advisor, the Dealer Manager and their Affiliates

      We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

      In connection with the sale of our common stock in this offering, the dealer manager will receive the following fees:

			Amount if
Description of Fee	Calculation of Fee	Amount if Minimum Sold	Maximum Sold

• Selling Commission	6.75% of gross offering proceeds.	$135,000	$67,500,000
• Marketing Fees and Due Diligence Expense Reimbursement	2.75% of gross offering proceeds as follows: 2.25% for marketing fees and 0.5% for due diligence expense reimbursement.	$55,000	$27,500,000

      In connection with the management of our business and properties, we will pay our advisor or an affiliate the following fees:

Amount if
Description of Fee	Calculation of Fee	Amount if Minimum Sold	Maximum Sold

• Real estate commission or acquisition fee	Triple Net Properties Realty, Inc., an affiliate of our advisor, will serve as our broker in property acquisitions and may receive a real estate commission or acquisition fee from the seller of a property or our company equal to up to 3% of the purchase price of the property. The reimbursement of acquisition expenses, real estate commissions and acquisition fees cannot exceed 6% of the purchase price for a property.	Actual amounts depend upon the purchase price of properties acquired and, therefore, cannot be determined at the present time.

• Property management fee	Triple Net Properties Realty, Inc., an affiliate of our advisor, will serve as the property manager of our properties and will receive 5% of the gross income generated by our properties, some of which may be re-allowed to a third party property manager.	Actual amounts depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

      Upon the disposition of any property, we will pay our advisor or an affiliate the following fee:

Amount if
Description of Fee	Calculation of Fee	Amount if Minimum Sold	Maximum Sold

• Property disposition fee	Triple Net Properties Realty, Inc., an affiliate of our advisor, will receive fees equal to the lesser of 3% of the sale price or 50% of the sales commission that would have been paid to a third party sales broker.	Actual amounts depend upon the sale price of properties and, therefore, cannot be determined at the present time.

      Our advisor is also entitled to certain distributions with respect to its status as a special limited partner in our operating partnership, which status is directly tied to its position as our advisor and will terminate upon its termination as our advisor, as follows:

Amount if
Description of Fee	Calculation of Fee	Amount if Minimum Sold	Maximum Sold

• Incentive distribution upon dispositions of properties	Equal to 10% of the net proceeds of the sale of the property after we have received, and paid to our stockholders, the sum of:	Actual amounts depend upon the sale price of properties and, therefore, cannot be determined at the present time.

• the amount of capital we invested in our operating partnership allocable to such property;

• any shortfall in the recovery of our invested capital with respect to prior sales of properties; and

• any shortfall in our 8% annual cumulative, non-compounded return on the capital we invested in our operating partnership.

Amount if
Description of Fee	Calculation of Fee	Amount if Minimum Sold	Maximum Sold

Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an annual 8% return to our stockholders. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.

      Our advisor may be entitled to a performance termination fee pursuant to the advisory agreement as follows:

Amount if
Description of Fee	Calculation of Fee	Amount if Minimum Sold	Maximum Sold

• Performance termination fee	Upon the termination of the advisory agreement, other than for a listing our shares on an exchange or material breach by our advisor, if our advisor meets specified performance standards determined by our board of directors at the time of termination, our advisor will be entitled to receive a fee equal to 10% of:	Actual amounts depend upon the value of our assets, and therefore, cannot be determined at the present time.

• the amount by which the appraised value of our assets at the termination date less secured indebtedness plus the total distributions paid to our stockholders exceeds

• the sum of 100% of our invested capital and the total distributions required to pay our stockholders an annual 8% cumulative, non- compounded return through the termination date.

This fee will not be paid in connection with the listing of our shares on an exchange.

Until such time as stockholders receive such 8% return, our advisor will not receive any performance termination fee. There is no assurance we will be able to pay an annual 8% return to our stockholders. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.

      All of this compensation is more fully described under “Compensation Table.” We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that is prudent to do so under the circumstances.

RISK FACTORS

      Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

No Properties Owned; No Properties Identified For Investment

We currently do not own any properties and must acquire properties before we can generate income or pay distributions to you as a stockholder.

      As of the date of this prospectus, we do not own any properties and are considered to be a blind pool. Our advisor has neither identified nor placed under contract any properties for us to acquire. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. We may experience a delay between your purchase of our shares and our purchase of properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including delay in the payment of any distributions to you as a stockholder.

      Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

•	the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

•	the risk that we may have overpaid for properties; and

•	the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

No Operating History

Our company is newly formed and has not yet commenced business operations.

      Our company was incorporated in January 2004 and has no prior operating history. Our business is subject to the risks inherent in the establishment of a new business enterprise. Because our company was only recently formed and has engaged in no operations as of the date of this prospectus, we cannot provide you with any financial or operational information with respect to our company or any properties that would be available from an institution with a history of operations. We cannot assure you that we will ever operate profitably.

No Market for Our Common Stock

The absence of a public market for our common stock will make it difficult for you to sell your shares.

      There is no public market for our common stock and we have no current plans to list our common stock on a national securities exchange or have it quoted on a national market system. You may not be able to resell your shares promptly or at a price that is at or above the price at which you purchased them. It is likely that there will not be an active trading market for our common stock. It may be difficult for you to find a buyer for your shares if you decide to sell them. The purchase price you pay for your shares may not be indicative of either the price at which the shares may trade if they were publicly traded on an exchange or the proceeds that you would receive if our company were liquidated or dissolved.

Conflicts of Interest

      Throughout this prospectus, references to affiliates of a person generally mean:

•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by or under common control with such other person;

•	any executive officer, director, manager, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interest described below may mean our company will not be managed solely in your best interests as a stockholder.

      Many of our officers and non-independent directors and our advisor’s officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a stockholder.

      Our advisor also advises G REIT, Inc. and T REIT, Inc. and numerous private tenant in common and other programs that may compete with our company or otherwise have similar business interests and some of which, including G REIT and T REIT, have similar investment objectives concentrated in different industry or geographic classifications. Some of our officers are also officers and managers of our advisor, G REIT and T REIT. Our Chairman, Chief Executive Officer and President, Mr. Thompson, also serves as an officer of our advisor, G REIT and T REIT. In addition, several of our officers and non-independent directors own an interest in our advisor, the dealer manager, G REIT or T REIT. Mr. Thompson currently owns 100% of our dealer manager, and Mr. Thompson, our officers, non-independent directors and key members of management collectively own approximately 40% of our advisor.

      As officers, directors, managers and partial owners of entities with which we do business or with interests in competition with our own interests, these individuals will experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. These conflicts of interest could:

•	limit the time and services that our officers and our advisor devote to our company, because they will be providing similar services to G REIT, T REIT and other real estate entities, and

•	impair our ability to compete for acquisition of properties with other real estate entities that are also advised by our advisor and its affiliates.

      If our advisor or its affiliates breach their fiduciary obligations to our company, or do not resolve conflicts of interest in the manner described in the section of this prospectus entitled “Conflicts of Interest — Process for Resolution of Conflicting Opportunities,” we may not meet our investment objectives, which could reduce our expected cash available for distribution to our stockholders.

Our advisor has conflicting obligations on presenting properties for us to purchase.

      Our advisor has a duty to us and to G REIT, Inc. to present us and it with first opportunity to purchase certain properties. Even if a property is identified as a property related to the aviation, automotive or aerospace industries, if it also contains government-oriented tenants, our advisor will present it first to G REIT. This may result in some attractive properties not being presented to us for acquisition. This may adversely affect our results of operations and financial condition.

The absence of arm’s-length bargaining may mean that our agreements are not as favorable to you as a stockholder as they otherwise would have been.

      Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm’s-length negotiations. Thus, such agreements may not solely reflect your interests as a stockholder. For example, the advisory agreement, our agreement with the dealer manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm’s-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a stockholder and may be overly favorable to the other party to such agreements.

Our advisor may be entitled to receive significant compensation in the event of a termination of the advisory agreement as a result of the merger of our advisor into our company or in connection with the listing of our shares.

      In the event of a termination of our advisory agreement either as a result of the merger of our advisor into our company or in connection with the listing of our shares, our advisor will be entitled to receive a distribution equal to the incentive distribution upon disposition of properties, which equals 10% of the net proceeds if we liquidated all of our assets at fair market value, after our company has received and paid to our stockholders the sum of the capital invested in the operating partnership allocable to the properties, any shortfall in the recovery of invested capital with respect to any prior sales of properties and any shortfall in the 8% return to stockholders.

The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

      Because the dealer manager is an affiliate of our advisor and several of our officers and directors are officers, directors or owners of the dealer manager, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review. The dealer manager’s due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer and may not have uncovered facts that would be important to a potential investor.

Restrictions on Proposed Share Repurchase Plan

You are limited in your ability to sell your shares pursuant to the proposed share repurchase plan and repurchases will be made at our sole discretion.

      Our board of directors has approved the proposed share repurchase plan but such plan will not become effective until the earlier of (1) the completion or termination of this offering, which may last until                     , 2006, and receipt of formal or informal relief from the issuer tender offer rules or (2) the receipt by us from the Securities and Exchange Commission of exemptive relief from rules restricting issuer purchases during distributions and formal or informal relief from the issuer tender offer rules, which relief we may never obtain. Even when one of these conditions is met, our board of directors could choose not to implement the proposed share repurchase plan or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the plan following its adoption without stockholder approval.

      The proposed share repurchase plan includes numerous restrictions that would limit your ability to sell your shares. You must hold your shares for at least one year, present at least 25% of your shares for repurchase and until three years following the offering, repurchases will be made for less than you paid, among other restrictions and limitations. Shares will be redeemed quarterly, at our discretion, on a pro rata basis, and will be limited during any calendar year to five percent (5.0%) of the weighted average number of shares outstanding during the prior calendar year. Funds for the repurchase of shares will come exclusively from the proceeds we receive from the sale of shares under our distribution reinvestment plan. In addition, our board of directors reserves the right to amend, suspend or terminate our share repurchase plan at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan, and you also should understand that the repurchase prices during the first three years following this offering will not correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares even if you deem it necessary or desirable to do so.

Federal Income Tax Requirements

The requirement to distribute at least 90% of our taxable income may require us to borrow, sell assets or issue additional securities for cash.

      In order to qualify as a REIT, we must distribute each calendar year to our stockholders at least 90% of our taxable income, other than any net capital gain. To the extent that we distribute at least 90% but less than 100%, of our taxable income in a calendar year, we will incur no federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute at least 90% of our taxable income to our stockholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year.

      The REIT minimum distribution requirements may require us to borrow, sell assets or issue additional securities for cash to make required distributions, which would increase the risks associated with your investment in our company.

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

      We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis. However, we currently own no properties and have no properties under contract for purchase. A number of the tests established to qualify as a REIT for tax purposes are factually dependent. Therefore, you should be aware that while we intend to qualify as a REIT, it is not possible at this early stage to assess our ability to satisfy these various tests. Therefore, we cannot assure you that our company will in fact ever qualify as a REIT.

      If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our stockholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our stockholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

Total Reliance on Our Advisor

Our ability to operate profitably will depend upon the ability of our advisor and its management team.

      We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our stockholders.

      Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party. In that event, our advisor may be entitled to receive the performance termination fee if certain performance standards have been met, as determined by the majority of the board of directors, including a majority of the independent directors, at the time of termination. However, if the advisory agreement is terminated as a result of the advisor’s merger into our company or in connection with the listing of our shares on a national securities exchange or national market system, our advisor’s status as a special limited partner in our operating partnership will entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interests in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value.

If our advisor cannot retain the services of its key employee, his replacement may not manage our company as effectively.

      We depend on our advisor to retain its key officers and employees, but most of such individuals do not have an employment agreement with our advisor or its affiliates. Our advisor’s key employee and founder is Mr. Thompson, who serves as its Chief Executive Officer and Chairman of the Board of Managers as well as our Chairman of the Board, President and Chief Executive Officer. The loss of Mr. Thompson and our advisor’s inability to find, or any delay in finding, a replacement with equivalent skill and experience could adversely impact our ability to acquire properties and the operation of our properties.

Advisor’s Broad Discretion in Allocating Proceeds

Stockholders will have little, if any, control over how the proceeds from this offering are spent.

      Our advisor is responsible for the day-to-day operations of our company and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares unless you are willing to entrust all aspects of the day-to-day management to our advisor, who will manage our company in accordance with the advisory agreement. In addition, our advisor may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired.

Lack of Investment Diversification

The effect of adverse conditions at specific properties will be magnified to the extent we are able to acquire only a limited number of properties.

      A lack of diversity in the properties in which we invest could increase your risk in investing in our company. If we only sell the minimum amount of this offering, we will not be able to purchase a diverse portfolio of properties and may only be able to purchase one property or a partial interest in one property as a co-investor. In that event, our performance and the returns to you as a stockholder will depend directly on the success of that limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a stockholder.

Distributions May Include a Return of Capital

      Distributions payable to stockholders may include a return of capital, rather than a return on capital. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital for federal income tax purposes, to the extent of a stockholder’s basis in his stock, and thereafter will constitute capital gain.

Acquisition Risks

Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely impact the distributions we pay to our stockholders and the value of your investment in our company generally.

      We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. Other than the net proceeds of this offering, we have not identified sources of funding for future acquisitions. We cannot assure you that we will receive any proceeds from our distribution reinvestment plan or, if we do, that such proceeds will be available or adequate to acquire properties.

Competition with entities who have greater financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.

      We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than the board of directors believes is in our best interests. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes similar to ours may increase in the future.

Joint Venture Arrangements

Any joint venture arrangements may not reflect solely our stockholders’ best interests.

      The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a stockholder. We may acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor, one or more of our advisor’s affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture or co-ownership arrangement may be more favorable to the co-owner than to you as a stockholder of our company, although our company may not invest in joint ventures with our advisor, our directors or any of their affiliates unless a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers.

Investing in properties through joint ventures subjects that investment to increased risk.

      Such joint venture investments may involve risks not otherwise present, including, for example:

•	the risk that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	the risk that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

•	the risk that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, such as selling a property at a time when it would have adverse consequences for our stockholders.

      Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It also may be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in such property.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

      We do not intend to register as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act including, but not limited to:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to our stockholders and possibly lower your returns.

      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in properties that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Insufficient Reserves

Insufficient reserves may adversely impact our ability to fund our working capital needs.

      We may not be able to fund our working capital needs. If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income to our stockholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. Initially, we will not establish any reserves to fund our working capital needs. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. There is no assurance that this financing will be available or, if available, that the terms will be acceptable to us.

Borrowings May Increase Our Business Risks

As we incur indebtedness, the risk associated with your investment in our company will increase.

      The risk associated with your investment in our company depends upon, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 90% of our taxable income to our stockholders in each taxable year. Borrowing increases our business risks.

      Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a stockholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our policy at any time without stockholder approval.

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

      Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan which could adversely affect distributions to stockholders. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our stockholders.

      A change in economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a stockholder. A change in economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our Ability to Change Policies Without a Stockholder Vote; Limitation on Debt

Most of our policies described in this prospectus, including the limits on debt, may be changed or eliminated by our board of directors at any time without a vote of the stockholders.

      Most of our major policies, including policies intended to protect you as a stockholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our stockholders or notice to you as a stockholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a stockholder.

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our common stock will prevent you from acquiring more than 9.9% of our stock and may force you to sell stock back to us.

      If, as expected, we qualify as a REIT, our charter limits direct and indirect ownership of our capital stock by any single stockholder to 9.9% of the value of outstanding shares of our capital stock and 9.9% of the value or number (whichever is more restrictive) of outstanding shares of our common stock. We refer to these limitations as the ownership limits. These ownership limits do not apply to our advisor. Our charter also prohibits transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company owning 9.9% or more of one of our tenants, or (4) before our common stock qualifies as a class of “publicly-offered securities,” 25% or more of our common stock being owned by ERISA investors. If you acquire shares in excess of the ownership limits or in violation of the restrictions on transfer, we:

•	may consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions to you with respect to those excess shares;

•	will not recognize your voting rights for those excess shares; and

•	will consider the excess shares held in trust for the benefit of a charitable beneficiary.

      You will be paid for such excess shares a price per share equal to the lesser of the price you paid or the “market price” of our stock. Unless our shares are then traded on a national securities exchange or quoted on a national market system, the market price of such shares will be a price determined by our board of directors in good faith. If our shares are traded on a national securities exchange or quoted on a national market system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

      If you acquire our stock in violation of the ownership limits or the restrictions on transfer described above:

•	you may lose your power to dispose of the stock;

•	you may not recognize profit from the sale of such stock if the “market price” of the stock increases; and

•	you may incur a loss from the sale of such stock if the “market price” decreases.

Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

      The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a stockholder. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of our company in which you could profit.

      Our ability to issue preferred stock and other securities without your approval also could deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a stockholder. Our charter authorizes our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred shares designed to prevent, or with the effect of preventing, someone from acquiring control of our company. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Maryland anti-takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.

      Maryland law contains many provisions that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. For example, our charter and bylaws exempt our company from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and the business combination statute (which prohibits a merger or consolidation of us and a 10% stockholder for a period of time), which may delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interests. See “Important Provisions of Maryland Law and Our Charter and Bylaws.”

Dilution

Your investment in our company will be diluted immediately by $0.95 per share.

      The offering price is $10.00 per share. After the payment of selling commissions and marketing and due diligence expenses, we will receive $9.05 per share. As a result of these expenses, you will experience immediate dilution of $0.95 in book value per share or 9.5% of the offering price, not including other organizational and offering expenses. To the extent that you do not participate in any future issuance of our securities, you also will experience dilution of your ownership percentage in our company.

Several potential events could cause the fair market and book value of your investment in our company to decline.

      Your investment in our company could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our distribution reinvestment plan and up to 10 million shares of any preferred stock that our board may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities under our 2004 Incentive Award Plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of common stock.

Dilution and the Operating Partnership

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

      Our advisor is a special limited partner in our operating partnership. The special limited partner is entitled to receive, among other distributions, an incentive distribution of net sales proceeds of properties after we have received and paid to our stockholders the threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we will not be entitled to all of the operating partnership’s proceeds from a property sale. Further, our advisor’s officers, members of the board of managers and key employees, in the aggregate, own approximately 40% of our advisor.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

      If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Automotive, Aviation and Aerospace Industries

Downturns in the automotive, aviation and aerospace industries could substantially reduce our revenues and negatively impact our ability to make distributions to our stockholders.

      Our investment strategy is to acquire real estate associated with the automotive, aviation and aerospace industries. As a result, we will be subject to the risks inherent in investments in these three industries. Our tenants will be susceptible to downturns in their respective industry sector including, but not limited to:

•	increases in operating costs due to inflation and other factors such as consumer spending, employment rates, income, growth and interest rates, which increases may not be offset by increased revenues;

•	possible continuing consolidation in these industries which may cause decreasing revenues;

•	product liability claims;

•	changes in government regulation which make compliance more costly or require additional liability to be undertaken by tenants; and

•	adverse effects of general and local economic conditions.

The foregoing factors could adversely affect the ability of our tenants to make their lease payments, which, in turn, could substantially reduce our revenues. The effect on our ability to make distributions to our stockholders resulting from an economic downturn in any of the automotive, aviation or aerospace industries will be more pronounced than if we had diversified our investments into properties used by other types of businesses.

Economic impact of the war with Iraq, the September 11, 2001 terrorist attacks and other world and political events.

      The war with Iraq, the terrorist attacks committed in the United States on September 11, 2001, future terrorist attacks or destabilization of or other changes in the governments which control significant oil and gas supplies used in the automotive, aviation and aerospace industries may have an adverse effect on both the regional and national economies and may adversely impact the tenants in our properties. For example, the September 11th attacks had and continue to have a severe economic impact on the aviation and aerospace industries and related services.

Environmental laws governing properties we acquire may cause us to incur additional costs to comply with such laws.

      We may acquire automotive, aviation or aerospace related properties that have unknown environmental problems or develop environmental problems after we acquire them that could require substantial expenditures to remedy. Often, federal and state laws impose liability on property owners or operators for the clean-up or removal of hazardous substances on their properties even if the present owner did not know of, or was not responsible for, the contamination caused by the substances. By the nature of their businesses, our tenants may utilize petroleum, cleaning agents and other potentially hazardous materials. In addition to the costs of clean-up, contamination can affect the value of a property, our ability to lease and sell the property, and our ability to borrow funds using the property as collateral. Environmental laws typically allow the government to place liens for such liabilities against affected properties, which liens would be senior in priority to other liens. Costs that we incur to remedy environmental problems would reduce our cash available for distribution to you as a stockholder.

Our tenants may be subject to labor agreements; any resulting work stoppages could reduce our tenants’ income and negatively impact our financial results.

      A number of employees in the automotive, aviation and aerospace industries are members of unions, such as the Transportation Workers Union and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW). As a result, some of our tenants will be subject to labor agreements related to employee pay plans and benefits. Renegotiation and/or expiration of such labor agreements could result in work slowdowns or strikes which could affect the ability of our tenants to pay rent and potentially shut down their businesses. Any reduction in revenues to our company resulting from these actions would negatively impact our financial results and our ability to make distributions to our stockholders.

Heavy government regulation of the aviation, automotive and aerospace industries may result in failure of our tenants to pay their rents or continue their businesses.

      The aviation industry is highly regulated by the Federal Aviation Administration in the United States and by similar agencies in other countries. For example, aircraft and aircraft parts must be accompanied by documentation that substantiates their compliance with applicable regulatory requirements. The FAA also regulates the number and timing of flights by airline carriers as well as numerous safety concerns. The imposition of these regulations results in cost increases to the airline industry, some of which may not be offset by revenues. The automotive industry is subject to government regulation such as the Clean Air Act and various regulations regarding safety that increase costs of manufacturing to the industry. Similarly, the aerospace industry is regulated by various government agencies, including the Department of Defense and NASA. To the extent that any of our tenants are unable to comply with these regulations or with new, more stringent regulations that may be enacted in the future, their ability to pay their rents may be negatively impacted and their business may fail. As a result, our revenues could decline and our ability to make distributions to our stockholders would be negatively impacted.

Negative Characteristics of Real Estate Investments

We depend upon our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our stockholders.

      Our investments in office, retail, industrial and service properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants’ ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

•	changes in national, regional or local economic conditions;

•	changes in local market conditions; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

      Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant’s guarantor to fulfill its obligations or other premature termination of a lease could, depending upon the size of the leased premises and our advisor’s ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our stockholders.

      If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our stockholders will be substantially reduced.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

      We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease our space;

•	force us to lower our rental prices in order to lease space; and

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

      Our business will be subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Lack of geographic diversity may expose us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.

      We do not own any properties as of the date of this prospectus. However, when we begin to purchase properties during the early stage of our operations, it is likely that our portfolio will lack geographic diversity due to the acquisition of a single or small number of properties. Geographic concentration of properties will expose us to economic downturns in the areas where our properties are located. A regional recession in any of these areas could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties.

To the extent that we purchase single tenant properties or properties with only a few tenants, we may become dependent upon those large tenants, which may have a negative impact on our financial condition if these tenants are unable to meet their rental obligations to our company.

      Once we begin to purchase properties, it is likely that some large tenants may account for 10% or more of the aggregate annual rental income of all of our properties or for 10% or more of the aggregate annual rental income of a single property. The revenues generated by the properties these tenants occupy will be substantially dependent on the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency or a general downturn in the business of any of these large tenants may result in the failure or delay of such tenant’s rental payments which may have an adverse impact on our financial performance. In addition, certain properties may be leased to a single tenant. Termination of a lease or the tenant’s inability to timely pay rental obligations in a single tenant property could adversely affect our operating revenues and our ability to pay distributions.

We may own properties that are specific to uses in the automotive, aviation or aerospace industries and could incur substantial costs to modify these properties for a different tenant.

      We may acquire single use properties that are designed or built primarily for automotive, aviation or aerospace related businesses or services. If the tenant in a single use property terminates its lease, fails to renew or defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling or at all. For example, the loss of an automotive, aviation or aerospace distribution center tenant could require the construction of office space in order to re-tenant. Such modifications may require us to spend funds that would otherwise be available for distribution to you as a stockholder.

We may have increased exposure to liabilities from litigation as a result of our advisor’s participation in Section 1031 exchange transactions in properties where we may hold a tenant in common interest.

      We may purchase a tenant in common interest in a property where our advisor engages in the formation of single member limited liability companies to be owned as tenant in common interests for the purpose of facilitating like-kind exchange treatment under Section 1031 of the Internal Revenue Code. There may be significant tax and securities disclosure risks associated with the offerings of tenant in common interests by our advisor to 1031 participants. For example, in the event the Internal Revenue Service conducts an audit of the purchasers of tenant in common interests and successfully challenges the qualification of the transaction of a like-kind exchange under Section 1031, purchasers of tenant in common interests may file a lawsuit against our advisor. In such event, even though we are not acting as a sponsor of such 1031 exchanges and are not recommending that 1031 participants buy tenant in common interests from our advisor, if the purchase of tenant in common interests involving 1031 exchanges occurs in properties where we own a tenant in common interest, we may be named in or otherwise required to defend against lawsuits brought by 1031 participants. Any amounts we are required to expend for such litigation claims may reduce the amount of cash available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of our stock.

Costs required to become compliant with the Americans with Disabilities Act at our properties may affect our ability to make distributions to you.

      We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990, or the ADA. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us as landlord of the properties we acquire.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings.

      We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of earthquakes, floods or other acts of God. Generally, we will not obtain insurance for earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

The recharacterization of any purchase and leaseback transactions as a financing could cause us to lose properties without full compensation.

      If a seller/ lessee in a purchase and leaseback transaction in which we are the buyer/ lessor declares bankruptcy, we could suffer a material loss due to recharacterization of our ownership of that property as financing. We intend to enter into purchase and leaseback transactions, in which we will purchase a property from an entity and lease such property back to that same entity. In the event of the bankruptcy of a lessee in a purchase and leaseback transaction, the trustee in bankruptcy may seek to recharacterize the transaction as either a financing or as a joint venture. To the extent the purchase and leaseback is treated as a financing, the lessee may be deemed the owner of the property and we would have the status of a creditor with respect to the property. We may not be able to reacquire the property and may not be adequately compensated for our loss of the property. Purchase and leaseback transactions also may be recharacterized as financings for tax purposes, in which case we would not be allowed depreciation and other deductions with respect to the property.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

      Our board of directors has the discretion to invest up to 10% of our total assets in other types of property, including land, apartments or other residential property. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

      When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

•	whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”),

•	or other applicable restrictions imposed by ERISA; and

•	whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

      We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in “ERISA Considerations,” we will accept such entities as stockholders if an entity otherwise meets the suitability standards.

      If we are considered a “pension-held REIT,” an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us.

      In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans also should consider the effect of the “plan asset” regulations issued by the Department of Labor. To avoid being subject to those regulations, our charter prohibits ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities.” However, we cannot assure you that those provisions in our charter will be effective.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

      We will use the net proceeds from this offering to purchase suitable properties, to repay debt that we may assume when acquiring properties and to pay the amounts due to our advisor and the dealer manager.

      The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 5,000,000 shares that may be issued under our distribution reinvestment plan. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases. See “Plan of Distribution.”

	Minimum Offering		Maximum Offering

	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100%	$1,000,000,000	100%
Less Organizational and Public Offering Expenses:
Selling Commissions	135,000	6.75%	67,500,000	6.75%
Marketing Fee and Due Diligence Expense Reimbursement(1)	55,000	2.75%	27,500,000	2.75%
Other Organizational and Offering Expenses(2)	35,000	1.75%	17,500,000	1.75%

Total Organizational and Offering Expenses	225,000	11.25%	112,500,000	11.25%

Net Proceeds to Company Available for Investment in Properties(3)	$1,775,000	88.75%	$887,500,000	88.75%

(1)	We will pay the dealer manager an amount equal to 2.75% of the gross offering proceeds for reimbursement of marketing and due diligence expenses as follows: (a) 2.25% of the gross offering proceeds for reimbursement of expenses associated with marketing fees, wholesaling fees, expense reimbursements, sales seminars and volume discounts and (b) 0.5% of the gross offering proceeds for reimbursement of due diligence expenses. The dealer manager may reallow up to 0.5% of the marketing fees and 0.5% of the due diligence reimbursements to broker-dealers participating in the offering.

(2)	This is an estimate of the costs and expenses expected to be incurred over the life of the offering, including fees for legal counsel, accountants and state registrations as well as reimbursements for costs to prepare sales materials, and our company’s conduct of educational conferences and retail seminars. The total amount is variable depending upon the term of the offering.

(3)	This does not include real estate commissions or acquisition fees of up to 3% of the purchase price of the properties we acquire which may be paid by our company or the seller to independent third-party real estate brokers or to Triple Net Properties Realty, Inc., an affiliate of our advisor, who may serve as our real estate broker in some or all of our acquisitions, which, together with reimbursements for acquisition expenses, may equal up to 6% of the purchase price of the property.

      The dealer manager may seek the assistance of other broker-dealers in selling our common stock and may reallow the selling commissions it receives to such broker-dealers.

OUR COMPANY

      Some of the information you will find in this prospectus may contain “forward-looking” statements. You can identify such statements by the use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “estimate,” “continue” or other similar words. These types of statements discuss future expectations or contain projections or estimates. When considering such forward-looking statements, you should keep in mind the risk factors on page 15. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement.

      A REIT, Inc. was formed as a Maryland corporation in January of 2004 and intends to qualify as a real estate investment trust for federal income tax purposes. As of the date of this prospectus, we do not own any properties but anticipate acquiring properties with the net proceeds of this offering. We intend to invest in automotive, aviation and aerospace related office, retail, industrial and service properties in major metropolitan markets throughout the United States which generally have a population in excess of 500,000 persons. Typically, we will lease our properties to tenants under net or gross leases. We may acquire properties in purchase and leaseback transactions in which creditworthy tenants enter into net leases with our company.

      We will conduct business and own properties through our operating partnership, A REIT, L.P., which was formed as a Maryland limited partnership in January of 2004. We are the sole general partner of our operating partnership and have control over the affairs of our operating partnership. Our advisor, Triple Net Properties, LLC, has purchased $200,000 of limited partnership units in our operating partnership to satisfy the requirements of NASAA. In addition, our advisor is a special limited partner in our operating partnership entitling it to specified incentive distributions. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. We will use the net proceeds of this offering to purchase suitable properties, to repay debt we may assume when acquiring properties and to pay the amounts due to our advisor and the dealer manager.

      Our day-to-day operations will be managed by our advisor under an advisory agreement. Our advisor will engage affiliated entities, including Triple Net Properties Realty, Inc., a real estate brokerage and management company, to provide various services for the properties. Our advisor and its affiliated property manager were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities. Realty was awarded the Accredited Management Organization accreditation in August 2003 from the Institute of Real Estate Management. This designation, which is awarded to approximately 526 out of the estimated 10,000 eligible real estate management firms in the United States, is based on criteria including ethical standards and industry experience. AMO firms must be reaccredited every three years.

INVESTMENT OBJECTIVES AND POLICIES

General

      Our company’s primary investment objective is to obtain current income through the purchase of real estate, including real estate leased to tenants in automotive, aviation and aerospace related businesses and services. Additionally, we intend to:

•	invest in income producing real property generally through equity investments in a manner which permits us to qualify as a REIT for federal income tax purposes;

•	generate cash available for distribution to our stockholders;

•	preserve and protect your capital; and

•	realize capital appreciation upon the ultimate sale of our properties.

      We cannot assure you that we will attain these objectives or that our invested capital will not decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised; however, if only the minimum offering amount is raised, we will only be able to purchase a single property or an interest in a single property rather than a diversified portfolio.

      Decisions relating to the purchase or sale of properties will be made by our advisor subject to approval by our board of directors.

      Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our board generally may change our policies or investment objectives at any time without a vote of our stockholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

      The sheltering from tax of income from other sources is not an objective of our company.

Types of Investments

      We intend to invest in office, retail, industrial and service properties associated with the automotive, aviation and aerospace industries as described below. We will seek to invest in properties that will satisfy the primary objective of providing cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real estate is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash distributions to stockholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, types of property and types of tenants that will satisfy our investment objectives of maximizing cash available for distribution, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

      We anticipate that 88.75% of the offering proceeds, excluding commissions, fees and acquisition expense reimbursements of up to 6% of the purchase price of the properties, will be used to acquire real estate and the balance will be used to pay various fees and expenses described in “Estimated Use of Proceeds of this Offering.”

      We may enter into purchase and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

      We do not intend to purchase interests in hedge funds.

      Generally, our properties will be leased by creditworthy tenants. We consider a tenant to be creditworthy when it has:

•	a minimum tangible net worth equal to ten times one year’s rental payments required under the terms of the lease;

•	a guaranty for its payments under the lease by a guarantor with a minimum tangible net worth of $10 million; or

•	a corporate debt rating by Moody’s of Baa (or better) or by Standard & Poor’s of BBB (or better).

      Debt obligations of companies rated by Moody’s as Baa are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but are more unreliable over any great length of time. Debt obligations of companies rated by Standard & Poor’s as BBB are considered to have adequate protection parameters, but susceptible to adverse economic conditions or changing circumstances. Standard & Poor’s ratings of less than BBB are regarded as having significant speculative characteristics.

      A majority of properties acquired will be at least 80% leased on the acquisition date. We intend to acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow. We do not intend to incur indebtedness in excess of 65% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

      Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from our advisor, affiliates of our advisor, and entities advised or managed by our advisor or its affiliates. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors, and supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors.

Our Strategy of Investing in Automotive, Aviation and Aerospace Related Property

      We intend to invest in a diversified portfolio of commercial real estate associated with the automotive, aviation and aerospace industries. These investments will encompass a broad range of office, retail, industrial and service properties located in major metropolitan areas throughout the United States which generally have a population in excess of 500,000 persons, including the following classes of property:

      Automotive:

•	Office: Corporate headquarters; regional offices; captive finance offices; design studios; supply chain and software design offices; and auto-related government agency offices (such as motor vehicle registration and toll authorities).

•	Retail: Auto malls; parking garages; truck stops; auto parts stores; auto super-stores; repair, body and paint shops; and race tracks/ speedways.

•	Industrial: Manufacturer facilities; supplier factories; plastic, aluminum and rubber plants; steel mills; trucking distribution centers; precision equipment and other testing centers; and storage for rare and antique cars.

•	Service: Facilities of various kinds that service the properties described above.

      Aviation:

•	Office: Airline and aircraft manufacturer’s corporate offices and training facilities; headquarters of oil and gas companies; transportation agency offices; airline reservation centers; and defense contractor offices.

•	Retail: Private/ executive airports; charter companies; travel agencies; and airline ticket offices.

•	Industrial: Aircraft manufacturer’s and supplier’s factories; storage facilities; maintenance facilities; air courier and cargo distribution centers; and airline catering facilities.

•	Service: Fixed base operations; and facilities of various kinds that service the properties described above.

      Aerospace:

•	Office: Corporate/regional headquarters; design centers, training facilities; engineering; research and development; and experimentation and studies center.

•	Retail: Flight simulators.

•	Industrial: Technology development; testing and inspection; clean rooms; warehouse space; research and development; engineering; manufacturing facilities; assembly; and distribution.

•	Service: Facilities of various kinds that service the properties described above.

      The automotive, aviation and aerospace segments include manufacturers, retailers, insurance companies, service providers, suppliers and research, engineering and design functions for their respective industries. By participating in such a large market segment, management believes that our company will be able to choose its acquisition candidates from a large pool of properties.

      We intend to purchase automotive, aviation and aerospace related real estate at favorable prices to obtain immediate income from tenant rents and to benefit from the potential for appreciation in value over time.

Our Acquisition Standards

      We believe, based on our advisor’s prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property’s current and projected cash flow. We will also consider a number of other factors, including a property’s:

•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	ability of tenants to pay scheduled rent;

•	lease terms and rent roll, including the potential for rent increases;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

      Our advisor will have substantial discretion with respect to the selection of specific properties.

      We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property, as determined by our board of directors.

      We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

      In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.

      In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

Property Acquisition

      We intend to primarily acquire real property through wholly-owned subsidiaries of our operating partnership. In addition to fee simple interests, we may acquire undivided tenant in common interests in real properties and real properties subject to long-term ground leases. We may purchase tenant in common interests in properties where the other tenants in common are participating in tax-deferred, Section 1031, exchanges arranged by our advisor. Other methods of acquiring a property may be used when advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that in turn owns a real property.

      We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) an agreed upon percentage of the property is leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We currently do not intend to construct or develop properties, or render any services in connection with such development or construction.

      If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee’s books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee no greater than the fee a third party would charge for such services.

      We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

Joint Ventures

      We may invest in general partnership, co-ownership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers. We may also invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

      We will invest in general partnerships, co-ownership or joint venture arrangements with our advisor and its affiliates only when:

•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions; and

•	we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

      We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates as co-owners of a property to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into co-ownership and joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

      You should note that there is a potential risk that our company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Description of Our Leases

      We anticipate that most of our tenant leases will be “net” or “gross” leases. Net leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. We generally require that each net lease tenant pay its share of the cost of the liability insurance covering the properties owned by our operating partnership or provide such coverage. The third party liability coverage will insure, among others, our operating partnership and our advisor. We will also require that each tenant obtain, at its own expense, property insurance naming our operating partnership as the insured party for fire and other casualty losses in an amount equal to the full replacement value of such property. All such insurance must be approved by our advisor. We expect that most of our net leases will have terms of 10 to 15 years, but generally not less than five years, usually providing for a base minimum annual rent with periodic increases during the lease term.

      “Gross” leases typically require that the landlord pay all or a majority of the operating expenses, including real estate taxes, special assessments, and sales and use taxes, utilities, insurance and building repairs related to the property. We anticipate that our gross leases may have a shorter term ranging from five to 10 years.

      In general, our leases may be assigned or subleased with our operating partnership’s prior written consent, but the original tenant generally will remain fully liable under the lease unless the assignee meets our income and net worth tests.

      Our board of directors controls our policies with respect to the terms of leases into which we may enter and may change those policies at any time without stockholder approval.

Our Operating Partnership

      We will conduct our business and own properties through our operating partnership and its wholly-owned subsidiaries. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. Our advisor has no voting rights by virtue of its status as a special limited partner. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units, other than our advisor or its affiliates, have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Under specified circumstances, holders of these units may exercise their redemption rights by delivering a written notice of redemption to both the operating partnership and our company, as general partner of the operating partnership. Upon receipt of the redemption notice, our company may elect to purchase those units of limited partnership interest for either cash or shares in amounts determined in accordance with certain definitions and formulae set forth in the Agreement of Limited Partnership. If we decline to purchase those units, then the operating partnership must purchase the units of limited partnership, subject to certain limitations designed to protect our status as a REIT. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties acquired by or contributed to our operating partnership.

Our Policies With Respect to Borrowing

      When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 65% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. In addition, we anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets will not exceed 300%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

      When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders’ rights upon our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

      Our board of directors controls our policies with respect to borrowing and may change such policies at any time without stockholder approval.

Sale or Disposition of Properties

      Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

      In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest in additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets to pay distributions to our stockholders.

      Despite this policy, our board of directors, in its discretion, may distribute to our stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our stockholders’ capital indefinitely. However, the affirmative vote of stockholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

      In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a stockholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

      We are not a mortgage bank or portfolio lender. We do not intend to engage in the business of originating, warehousing or servicing mortgages. If we engage in any such activities, it will be only as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investing in mortgages or mortgage-backed securities. If we do invest directly in mortgages, they will be mortgages secured by office buildings or other commercial properties that are primarily being used by tenants in the automotive, aviation or aerospace industries.

      While it is our intention to hold each property we acquire for a minimum of four years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	the tenant has involuntarily liquidated;

•	in the judgment of our advisor, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property;

•	the tenant is in default under the lease; or

•	in our judgment, the sale of the property is in our best interests.

      The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price or if operating expenses increase without a commensurate increase in rent under our gross leases, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Our Long Term Investment Objectives

      Our long term investment objective is to provide stockholders with capital appreciation of an investment in our company through the capital appreciation of the interests in the real estate properties that we acquire. Our goal is to purchase interests in real estate that will provide immediate income from tenant rents but that will also appreciate in value such that we can sell them after several years at a profit.

      We anticipate that by                     , 2009, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, if we meet the then applicable listing requirements. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and to decrease our operating costs. However, we cannot assure that such listing or inclusion will ever occur. If it is not

feasible or desirable to list our shares or include them on a national market system by                     , 2009, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within four years of such date.

Changes in Our Investment Objectives

      Our principal investment objectives are generally to invest, through our operating partnership, in office, industrial, retail and service properties with an aviation, automotive and aerospace orientation. Our stockholders have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Investment Limitations

      We do not intend to:

•	invest more than 10% of our total assets in unimproved real property, apartments, other residential property and real estate investments not contemplated herein;

•	invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940.

      As used above, “unimproved real property” means any investment with the following characteristics:

•	an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

•	has no development or construction in process on such land; and

•	no development or construction on such land is planned to commence within one year.

      In addition, we have adopted the following investment policies:

•	We will not issue redeemable equity securities.

•	We will not issue our shares on a deferred payment basis or other similar arrangement.

•	We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

•	We will not engage in trading, as opposed to investment, activities.

•	We will not engage in underwriting or the agency distribution of securities issued by others.

Making Loans and Investments in Mortgages

      We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

      We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

      All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;

•	payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or

•	payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

      We will not invest in real estate contracts of sale otherwise known as land sale contracts.

      We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

      We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

      We will not invest in equity securities of another entity, other than our operating partnership or a wholly-owned subsidiary, unless a majority of the directors, including a majority of the independent directors not otherwise interested in such transaction, approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities when traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

Appraisals

      The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, directors or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

Other Policies

      In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

      Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

      We will hold all funds, other than funds raised in the offering that are held in the escrow account at Trust Company of America, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as bank money market accounts, short-term CDs issued by a bank or other short-term securities issued or guaranteed by the U.S. government.

      We do not intend to make distributions-in-kind, except for:

•	distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the Maryland General Corporation Law; or

•	distributions of property which meet all of the following conditions:

•	our board of directors advises each stockholder of the risks associated with direct ownership of the property;

•	our board of directors offers each stockholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those stockholders who accept the directors’ offer.

Distribution Policy

      We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain. We do not intend to maintain cash reserves to fund distributions to stockholders.

      We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution payment, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

      To the extent that distributions to our stockholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

      Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

MANAGEMENT OF OUR COMPANY

General

      We operate under the direction of our board of directors, which is responsible for the overall management of our business and affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors’ supervision.

      Under the Maryland General Corporation Law, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. Currently, our board of directors is comprised of five individuals, a majority of whom are independent directors. We consider a director to be independent if in the last two years he or she is not associated, directly or indirectly, with our company or our advisor.

      The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a constantly-applied basis.

      In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

The Directors and Executive Officers

      Our board of directors currently consists of five members, a majority of whom are independent. All of the directors will serve one-year terms or until their successors are elected and qualify, whichever occurs first.

      The following table and biographical descriptions set forth certain information with respect to the individuals who are our officers and directors:

Name	Age	Position

Anthony W. Thompson	57	Chairman of the Board of Directors, Chief Executive Officer, President and Director
Roger A. Johnson	53	Independent Director
Carlton P. Moffatt, Jr.	73	Independent Director
K. Timothy O’Brien	57	Director
Richard E. Strauss	71	Independent Director
Scott D. Peters	46	Chief Financial Officer and Executive Vice President
Andrea R. Biller	54	Secretary

      Anthony W. (“Tony”) Thompson has served as Chairman of our Board of Directors, Chief Executive Officer, President and a director of our company since January 2004. He is a co-founder of our advisor, Triple Net Properties, LLC, and has been its Chief Executive Officer and Chairman of the Board of Managers since its inception in April of 1998. He is also President and sole owner of Triple Net Properties Realty, Inc., an affiliated real estate brokerage and management company that will provide certain real estate brokerage and management services to our company. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson has been the President and sole owner of the dealer manager, NNN Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a BS in Economics and is a member of the Sterling College Board of Trustees and various other charitable and civic organizations. Mr. Thompson serves as the Chairman of the Board of Directors for each of G REIT, Inc. and T REIT, Inc.

      Roger A. Johnson has served on our board of directors since May 2004. Mr. Johnson has been a partner in Wescombe & Johnson in Newport Beach, California since January 2002 where he provides business consulting and advisory services to real estate companies. From 1995 to his retirement in December 2001, he was a senior audit partner at Ernst & Young LLP in Irvine, California, where he provided accounting, auditing and advisory services to both publicly and privately held real estate companies and other real estate related entities. From 1974 to 1995, Mr. Johnson was an audit partner at Kenneth Leventhal & Company, until its merger with Ernst & Young in 1995. Mr. Johnson is a licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants where he has served in the past as a member of the National Real Estate Technical Committee and the National Savings and Loan Technical Committee. He has a BS in Business Administration-Accounting from California State University, Long Beach.

      Carlton P. Moffatt, Jr. has served on our board of directors since February 2004. Mr. Moffatt is a retired financial services executive who was engaged in a wide range of senior administrative and management roles in the financial services industry, specializing in real estate related activities. From 1995 to 1999, Mr. Moffatt served as President of AMIC Investments Co., a subsidiary of Atlantic Mortgage and Investment Co., a commercial mortgage brokerage, that in 2001, became a subsidiary of Resource Bank. Mr. Moffatt served as Chairman of Wheat Mortgage Corporation from its inception in 1983 and served in the Office of the Chairman of Wheat First Securities, currently Wachovia Securities, until 1994. Mr. Moffatt was instrumental in establishing United Virginia Mortgage Corporation, currently Suntrust Mortgage Corporation, and served as its Chairman. He served as President of the Virginia Mortgage Bankers and was the Executive Director/ President of the Metro Richmond Chamber of Commerce. Mr. Moffatt is a Registered Mortgage Underwriter, a Certified Review Appraiser and a licensed real estate broker. He is a graduate of the University of Indiana’s School of Savings and Loan and the American Institute of Banking.

      K. Timothy O’Brien has served on our board of directors since May 2004. Mr. O’Brien has served as Executive Vice President, director and co-founder of Econo Lube N’Tune, Inc. from 1977 to the present. Econo Lube is the largest real estate based franchisor and operator of drive-through oil change-tune-up-brake centers, with 200 units in 16 states. Mr. O’Brien’s responsibilities include operations, property financing and acquisitions. Mr. O’Brien has a BA in Economics from University of California, Santa Barbara and an MBA from the University of California, Los Angeles.

      Richard E. Strauss has served on our board of directors since February 2004. Mr. Strauss served as Chairman and President of the Sheehy Automotive group located in the Richmond, Virginia area for more than 40 years until he sold the business and retired in April 2000. During his 46-year career in the automotive business, Mr. Strauss worked to improve and perpetuate the American automotive franchise system. Mr. Strauss has been involved in many civic and charitable organizations. In addition, he served on the Board of Directors of CJW Hospital, an HCA affiliate, from 1984 to 2001, on the Board of Directors of the Bank of Virginia for 14 years and as Rector and a member of the Board of Trustees of James Madison University.

      Scott D. Peters has served as our Chief Financial Officer and Executive Vice President since September 2004 and is responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Effective September 2004, Mr. Peters also is the Chief Financial Officer and Executive Vice President of each of our advisor, G REIT, Inc. and T REIT, Inc. From July 1996 to September 2004, Mr. Peters served as Senior Vice President and Chief Financial Officer of Golf Trust of America, Inc., a publicly traded real estate investment trust. He also served as Senior Vice President and Chief Financial Officer of Pacific Holding Company, developer of a master-planned residential community and country club, from September 1992 to June 1996 and Senior Vice President and Chief Financial Officer of Castle & Cooke Properties, Inc., a real estate development subsidiary of Dole Food Company, from February 1988 to August 1992. Mr. Peters will continue to serve as a director of Golf Trust of America, Inc. for an indefinite period of time and as Golf Trust’s Senior Vice President and Chief Financial Officer through March 31, 2005. Mr. Peters received a BBA in Accounting and Finance from Kent State University.

      Andrea R. Biller has served as Secretary of our company since January 2004 and is responsible for our regulatory filings and corporate governance. She has served as our advisor’s General Counsel since March 2003. Ms. Biller oversees all legal functions for our advisor and coordinates with outside counsel. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the Securities and Exchange Commission from 1995 to 2000, including two years as Special Counsel for the Division of Corporation Finance. Ms. Biller earned a JD from George Mason University School of Law in 1990 where she graduated 1st in her class “With Distinction.” She has a BA in Psychology from Washington University and an MA in Psychology from Glassboro State University. Ms. Biller is a member of the California, Virginia and District of Columbia bar associations.

Committees of Our Board of Directors

Acquisition Committee

      Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially, the acquisition committee will be comprised of all members of our board of directors. Our advisor will recommend suitable properties for consideration by the acquisition committee. If the members of the acquisition committee approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors will not vote on such an acquisition.

Audit Committee

      We will have an audit committee comprised of a minimum of three individuals, a majority of whom will be independent directors and at least one of whom will be designated as the audit committee financial expert. The audit committee will:

•	make recommendations to our board of directors concerning the engagement of independent public accountants;

•	review the plans and results of the audit engagement with the independent public accountants;

•	approve professional services provided by, and the independence of, the independent public accountants;

•	consider the range of audit and non-audit fees; and

•	consult with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Compensation Committee

      We will have an executive compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. At present, our executive compensation committee serves only to determine awards under our 2004 incentive award plan. However, at a later date, the executive compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934.

Director Compensation

      We intend to pay each of our non-officer directors an annual retainer of $15,000. In addition, we will pay non-officer directors for attending board and committee meetings as follows:

•	$1,000 per regular monthly board meeting, in person or by telephone.

•	$500 per committee meeting, in person or by telephone, unless the committee meeting immediately follows a regularly scheduled monthly board meeting.

•	An additional $500 per committee meeting to a committee chair for each meeting attended in person or by telephone, unless the committee meeting immediately follows a regularly scheduled monthly board meeting.

      Our non-officer directors also qualify for awards under the 2004 incentive award plan.

Executive Officer Compensation

      We have no employees and our company’s executive officers are all employees of our advisor and/or its affiliates. Our executive officers and key employees of our advisor are compensated by our advisor and/or its affiliates and will not receive any compensation from us for their services. However, our officers and key employees of our advisor will be eligible for awards under our 2004 incentive award plan. As of the commencement of this offering, no awards have been granted to our executive officers or our advisor’s key employees under this plan.

Compensation Committee Interlocks and Insider Participation

      During the current fiscal year, Messrs. Thompson, Moffatt and Strauss will serve on our Compensation Committee. Mr. Thompson also serves as Chief Executive Officer and President of our company.

2004 Incentive Award Plan

      The following is a summary of the principal features of the 2004 incentive award plan, or 2004 plan, as it is currently proposed. This summary highlights information from the 2004 plan. Because it is a summary, it may not contain all the information that is important to you. To fully understand the 2004 plan, you should carefully read the entire 2004 plan, which is included as an exhibit to the registration statement, of which this prospectus is a part.

Securities Subject to the 2004 Plan

      The shares of stock subject to the 2004 plan will be our common stock. Under the terms of the 2004 plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances.

Awards Under the 2004 Plan

      The board of directors, or a committee of the board, will be the administrator of the 2004 plan. The 2004 plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

      Our officers, employees, consultants and non-officer directors are eligible to receive awards under the 2004 plan. The administrator determines which of our officers, employees, consultants and non-officer directors will be granted awards.

      Nonqualified stock options, or NQSOs, will provide for the right to purchase our common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may not be less than fair market value on the date of grant, and usually will become exercisable, in the discretion of the administrator, in one or more installments after the grant date. The exercisability of the installments of a NQSO may be subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.

      Incentive stock options, or ISOs, will be designed to comply with the provisions of Section 422 of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs generally must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to officers and employees and must expire within ten years from the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all of our classes of stock, the 2004 plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must expire within five years from the date of grant.

      Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the vesting conditions are not met. In general, restricted stock may not be sold or otherwise hypothecated or transferred and will be held in escrow until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive distributions prior to the time the restrictions lapse. Also, distributions on restricted stock may be subject to vesting conditions and restrictions.

      Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or distribution rights prior to the time when the vesting conditions are satisfied.

      Stock appreciation rights may be granted in connection with stock options or separately. SARs granted by the administrator in connection with stock options typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option, but alternatively may be based upon an exercise price determined by the administrator. Except as required by Section 162(m) of the Code with respect to any SAR intended to qualify as performance-based compensation, there are no restrictions specified in the 2004 plan on the exercise prices of SARs, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or our common stock or a combination of both.

      Distribution equivalents represent the value of the distributions per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

      Performance awards may be granted by the administrator to officers, employees or consultants based upon, among other things, the achievement of performance goals. Generally, these awards will be based upon specific performance criteria and may be paid in cash or our common stock or a combination of both. Performance awards to officers, employees and consultants may also include bonuses granted by the administrator, which may be payable in cash or our common stock or a combination of both.

      Stock payments may be authorized by the administrator in the form of shares of our common stock or an option or other right to purchase our common stock as part of a deferred compensation arrangement in lieu of all or any part of cash compensation, including bonuses, that would otherwise be payable to the officer, employee or consultant. Stock payments may be based on the achievement of performance goals.

      The administrator may designate officers and employees as Section 162(m) participants, whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to Section 162(m) participants options, restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of performance goals for our company, or any subsidiary, division or operating unit of our company related to one or more of the following performance criteria:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	earnings before interest, taxes, depreciation and/or amortization;

•	return on equity;

•	return on invested capital or assets;

•	funds from operations;

•	cost reductions or savings; or

•	appreciation in the fair market value of a share of our common stock.

      The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2004 plan to any individual in any calendar year may not exceed 250,000 shares. In addition, the maximum amount of cash that may be paid as a cash bonus to any individual in any calendar year is $1,000,000.

Automatic Grants of Restricted Stock to Non-Officer Directors

      Each of our current non-officer directors will receive an automatic grant of 5,000 shares of restricted stock on the effective date of this prospectus and an automatic grant of 5,000 shares of restricted stock at each annual meeting of our stockholders thereafter. Each person who thereafter is elected or appointed as a non-officer director will receive an automatic grant of 5,000 shares of restricted stock on the date such person is first elected as a non-officer director and an automatic grant of 5,000 shares of restricted stock at each annual meeting of our stockholders thereafter. To the extent allowed by applicable law, the non-officer directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest in equal annual installments over five years from the date of grant.

      Pursuant to these arrangements, our current non-officer directors will receive an aggregate of 20,000 shares of restricted stock in 2004. The value of the restricted stock to be granted is not determinable until the date of grant.

Amendment and Termination of the 2004 Plan

      The board of directors may not, without stockholder approval given within 12 months of the board’s action, amend the 2004 plan to increase the number of shares of our stock that may be issued under the 2004 plan.

      The board of directors may terminate the 2004 plan at any time. The 2004 plan will be in effect until terminated by the board of directors. However, in no event may any award be granted under the 2004 plan after                     , 2014. Except as indicated above, the board of directors may also modify the 2004 plan from time to time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Triple Net Properties, LLC, our advisor, is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Mr. Thompson is an officer and director of our company and also serves as an officer and board member of our advisor. Mr. Thompson also owns approximately 35% of our advisor. Mr. Peters and Ms. Biller serve as officers of our company and our advisor.

      Our advisor has purchased 20,000 units of limited partnership interest in our operating partnership at a price of $10.00 per unit, or $200,000. Our advisor purchased those units for cash and may not sell these units for as long as it serves as the advisor to our company; however, our advisor may transfer all or a portion of these units to its affiliates, although it has no current intention to do so. The units of limited partnership interest issued to our advisor are not subject to the right of redemption and thus, while held by our advisor or any of its affiliates, may not be redeemed for shares of our common stock.

      Our advisor serves as advisor to G REIT, Inc. and T REIT, Inc., both publicly registered REITs. Mr. Thompson, Chairman of the Board and Chief Executive Officer of our advisor and Chairman of the Board, President and Chief Executive Officer of our company, also serves as Chairman of the Board, President and Chief Executive Officer of each of G REIT, Inc. and T REIT, Inc.

      Mr. Thompson owns 100% and is an officer and director of NNN Capital Corp., the dealer manager in this offering. The fees payable to NNN Capital Corp. are set forth in “Compensation Table” and include selling commissions and marketing fees and due diligence expense reimbursements.

      Mr. Thompson owns 100% of Triple Net Properties Realty, Inc., which will act as property manager for our properties. The fees payable to Triple Net Properties Realty, Inc., are set forth in “Compensation Table” and include real estate commissions, property management fees and property disposition fees.

      Mr. Peters and Ms. Biller each serve as officers of T REIT, Inc. and G REIT, Inc.

      Mr. Rogers, a shareholder in the law firm of Hirschler Fleischer, is also President of our advisor. As a shareholder of Hirschler Fleischer, Mr. Rogers shares in the firm’s revenues. Hirschler Fleischer has issued an opinion relating to the federal income tax consequences of the Company’s status as a REIT and will continue to represent our company in the future. Hirschler Fleischer has acted as primary outside counsel to our advisor since 1998 and Mr. Rogers is a founding member of our advisor and owns a 1% interest in our advisor. See “Legal Matters.”

OUR ADVISOR

      Our advisor, Triple Net Properties, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Our advisor is a Virginia limited liability company that was formed in April 1998 to advise syndicated real estate investment trusts, real estate limited partnerships, limited liability companies and other entities with respect to the acquisition, management and disposition of real estate assets. Our advisor advises more than 80 programs that have invested in properties located in California, Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Kansas, Maryland, Missouri, Nebraska, Nevada, North Dakota, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas and Washington. Our advisor has approximately 210 employees in its Santa Ana, California headquarters and six regional offices. Our advisor is affiliated with our company in that several of our officers and directors (Messrs. Thompson and Peters and Ms. Biller) also serve as officers, key employees and manager (Mr. Thompson) of our advisor and own interests in our advisor. Our advisor will engage Triple Net Properties Realty, Inc., its affiliated real estate brokerage and management company and wholly owned by Mr. Thompson, our President and Chief Executive Officer, to provide a number of services in connection with our properties.

Management

      The following table sets forth information with respect to our advisor’s board of managers and executive officers:

Name	Position

Anthony W. Thompson	Chief Executive Officer and Board of Managers
Louis J. Rogers	President
Talle A. Voorhies	Chief Operating Officer and Board of Managers
Jack R. Maurer	Executive Vice President and Board of Managers
Daniel R. Baker	Board of Managers
Scott D. Peters	Chief Financial Officer and Executive Vice President
Andrea R. Biller	General Counsel
Richard T. Hutton, Jr.	Chief Investment Officer
Richard G. Burnett	Executive Vice President — Chief Operating Officer (Triple Net Properties Realty, Inc.)
Shannon Alter	Senior Vice President — Director of Operations

      Anthony W. (“Tony”) Thompson. Mr. Thompson’s background is described under “Management of Our Company — The Directors and Executive Officers.”

      Louis J. Rogers has served as President of our advisor since September 2004. Mr. Rogers has been a member of the law firm of Hirschler Fleischer since 1986 and a shareholder since 1994, and specializes in structuring like-kind (Section 1031) exchanges, private placements and syndications, formation and operation of real estate investment trusts and acquisitions and financings for real estate transactions. Mr. Rogers earned a B.S. from Northeastern University in 1979 (with highest honors), a B.A. (with honors) in 1981 and an M.A. in 1985 in Jurisprudence from Oxford University and a J.D. in 1984 from the University of Virginia School of Law. Mr. Rogers is a member of the Virginia State Bar.

      Talle A. Voorhies has served as Executive Vice President of our advisor from April 1998 to December 2001, when she became Chief Operating Officer of our advisor. Ms. Voorhies has served on the Board of Managers of our advisor since April 1998. Ms. Voorhies is President and Financial Principal of NNN Capital Corp., the dealer manager. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker/ Dealer Relations. Ms. Voorhies is a registered representative with the NASD.

      Jack R. Maurer currently manages our advisor’s public REIT offerings and has served as Chief Financial Officer of our advisor from April 1998 to December 2001, when he became Chief Operating Officer and Financial Principal of NNN Capital Corp., the dealer manager. Mr. Maurer has served on the Board of Managers and as Executive Vice President of our advisor since April 1998 and as President and Chief Executive Officer of T REIT since August 2004. Mr. Maurer has over 31 years of real estate financial management experience in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CEO of Wescon Properties, a Santa Ana based real estate development company. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS from California University at Northridge in 1973 and is a Registered Operations and Financial Principal with the NASD.

      Daniel R. (“Dan”) Baker has served on the Board of Managers of our advisor since April 1998 and is President and sole stockholder of Sugar Oak Corporation, a 23-employee firm which provides asset management, construction management, property management, real estate development, and through its subsidiary Sugar Oak Realty, commercial real estate brokerage, leasing and consulting services. Mr. Baker is also Director, President and CEO of Union Land and Management Company and Director and Vice President of Coastal American Corporation. As principal, Mr. Baker has developed office buildings, retail centers and residential subdivisions with a total market value in excess of $100 million. In addition,

Mr. Baker is a Founding Director of the Bank of Potomac and a Director of F&M Bank of Northern Virginia and a graduate cum laude of Harvard College with a degree in Government.

      Scott D. Peters. Mr. Peter’s background is described under “Management of Our Company — The Directors and Executive Officers.”

      Andrea R. Biller. Ms. Biller’s background is described under “Management of Our Company — The Directors and Executive Officers.”

      Richard T. Hutton, Jr. served as our Interim Chief Financial Officer from April 2004 to September 2004. He also has served as our advisor’s Chief Investment Officer since August 2003, overseeing all financial operations of our advisor. From April 1999 to August 2003, Mr. Hutton served as Senior Vice President — Real Estate Acquisitions and Vice President — Property Management for our advisor. In that position, Mr. Hutton oversaw the management of our advisor’s real estate portfolios and its acquisitions and asset management staff. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations, including construction, development, acquisitions, dispositions, and management of shopping centers, industrial parks, office buildings and apartment complexes. Mr. Hutton’s previous experience includes serving as Controller for the TMP Group, a predecessor to our advisor, from November 1997 to April 1999, and as Controller for Summit Commercial, a Highbridge Company that owned and acquired retail real estate from May 1996 to November 1997. A graduate of Claremont McKenna College, his background also includes public accounting and he is licensed as a California Real Estate Broker and Certified Public Accountant.

      Richard G. Burnett served as our advisor’s Vice President of Asset Management from December 1999 to November 2001 and since November 2001 has served as the Executive Vice President — Chief Operating Officer of Triple Net Properties Realty, Inc., our advisor’s affiliated real estate brokerage and management company. Mr. Burnett has 23 years of real estate experience. His prior positions include Manager at PM Real Estate Group from December 1998 to December 1999; Western Region Executive Director at USAA Realty Company from 1996 to 1998; Vice President, Corporate Properties Division, at Great Western Bank from 1992 to 1996; Regional Manager for August Financial from 1986 to 1988; and Vice President — Real Estate Asset Manager at Heron Financial from 1988 to 1991. Mr. Burnett received a BSBA from the University of Phoenix, possesses both a California and an Arizona real estate broker’s license, holds numerous real estate professional designations, and served as the 1998 President of the Institute of Real Estate Management’s (IREM) Greater Los Angeles Chapter.

      Shannon Alter has served as our advisor’s Senior Vice President — Director of Operations since June 2002. Ms. Alter oversees our advisor’s portfolio, manages the property management staff and is in charge of third party property managers. Ms. Alter’s experience includes Manager of Property Management for The Vons Companies, Inc. A Certified Property Manager since 1990, Ms. Alter also was Director of Property Management for Diversified Shopping Centers. Ms. Alter is the 2003-2004 President of the Orange County chapter of the IREM and teaches IREM courses on a national and local basis. Ms. Alter is widely published and was awarded the Journal of Property Management Article of the Year award for 1998 and 1999. She holds a BA from the University of California.

The Advisory Agreement

      Under the terms of the advisory agreement, our advisor generally:

•	has responsibility for day-to-day operations of our company;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with policy decisions to be made by our board of directors;

•	manages or causes to be managed our properties and other assets; and

•	may render other property-level services if our board of directors requests.

      Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s stockholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

      Expenses. Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of our average invested assets or 25% of our net income for such year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of average invested assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

      Term. The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.

      The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days’ prior written notice without cause. Upon termination, our advisor may be entitled to receive the performance termination fee if certain performance standards are met, as determined by the majority of the board of directors, including a majority of the independent directors at the time of termination. The performance termination fee is equal to 10% of the amount, if any, by which (a) the appraised value of the assets of our company on the termination date less (i) the amount of all indebtedness secured by the assets of our company and (ii) the total distributions made to stockholders from inception through the termination, exceeds (b) our invested capital plus an amount equal to the stockholders’ 8% annual cumulative, non-compounded return from inception through the termination date. The board of directors will determine whether our advisor has met the performance standards by comparing our advisor’s performance to its performance for other entities it advises and to the performance of other advisors for similar entities that the directors believe are relevant in making the determination. The performance termination fee will not be paid if our advisor’s status as a special limited partner is terminated in connection with a listing of our shares on an exchange or merger of our advisor into our company.

      If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of the independent directors, will determine that any successor advisor possess sufficient qualifications to:

•	perform the advisory function for our company; and

•	justify the compensation provided for in the contract with our company.

      If the advisory agreement is terminated as a result of the merger of our advisor into our company or in connection with the listing of our shares on a national exchange or a national market system, our advisor’s status as special limited partner will entitle it to receive cash, or if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value.

      Our Right of First Opportunity. The advisory agreement gives us the first opportunity to purchase any income-producing automotive, aviation or aerospace related properties placed under contract by our advisor, so long as:

•	we have funds available to make the purchase;

•	our acquisition committee or board of directors votes to make the purchase within seven days of being offered such property by our advisor; and

•	the property meets our acquisition criteria;

provided, further, that if the property has government oriented tenants, our advisor must provide G REIT, Inc. with the first opportunity to purchase the property.

      Possible Merger. Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the merger of our advisor and our company and the termination of the advisory agreement, with the consideration in such merger and for such termination to be determined by our company and our advisor. In the event our advisor is merged into our company, many of our advisor’s key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor’s employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

      Indemnification. We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

•	the indemnified person determined, in good faith, that the course of conduct that caused a loss or liability was in our best interests;

•	the indemnified person was acting on behalf of, or performing services for, our company;

•	such liability or loss was not the result of negligence or misconduct; and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

      Other Services. In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

COMPENSATION TABLE

      The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and their affiliates and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

      Average Invested Assets means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in real estate assets or in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

      Invested Capital means the product of (1) the sum of (A) the total number of outstanding shares of our common stock and (B) the number of partnership units issued by our operating partnership to limited partners, other than our advisor, and (2) a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

      Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

      Our advisor, the dealer manager and their affiliates will not be compensated for any services other than those which have been disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we will not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

OFFERING STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Selling Commissions	The dealer manager will receive 6.75% of the gross proceeds of this offering, or $0.675 for each share sold. The dealer manager may reallow a portion of the Selling Commissions to broker-dealers for each share they sell. Shares purchased under the distribution reinvestment plan will be purchased without Selling Commissions.	Actual amount depends upon the number of shares sold. The dealer manager will receive a total of $135,000 if the minimum offering is sold and $67,500,000 if the maximum offering is sold.

Type of Compensation	Method of Compensation	Estimated Amount

Marketing Fee and Due Diligence Expense Reimbursements	We will pay the dealer manager an amount up to 2.25% of the gross proceeds of this offering to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, sales seminars and volume discounts. We will pay the dealer manager an amount equal to 0.5% of the gross offering proceeds for reimbursement of due diligence expenses. We will not require the dealer manager to account for the spending of amounts comprising this fee. The dealer manager may reallow up to 0.5% of the marketing fees and 0.5% of the due diligence reimbursement to broker-dealers participating in this offering. We will not pay this fee with respect to shares purchased under the distribution reinvestment plan.	Actual amount depends upon the number of shares sold. A total of $55,000 will be paid if the minimum offering is sold and $27,500,000 will be paid if the maximum offering is sold.
Other Organizational and Offering Expenses	Our advisor may advance, and we will reimburse it for, organizational and offering expenses incurred on our behalf in connection with this offering, including legal and accounting fees, filing fees and printing costs as well as reimbursements for costs to prepare sales materials and our company’s conduct of educational conferences and retail seminars. We estimate such expenses will be approximately 1.75% of the gross proceeds of this offering.	Actual amounts will be based on actual funds advanced. We estimate that a total of $35,000 will be reimbursed if the minimum offering is sold and $17,500,000 will be reimbursed if the maximum offering is sold.

ACQUISITION STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Real Estate Commission or Acquisition Fee	In property acquisitions in which Triple Net Properties Realty, Inc., an affiliate of our advisor, serves as our real estate broker, it may receive from the seller or our company in such acquisitions a real estate commission or acquisition fee of up to 3% of the purchase price of the property. Since any seller will attempt to set the selling price at an amount to cover the cost of real estate commissions, we, as purchaser, may be deemed to be indirectly paying such cost in the form of a higher price.	Actual amounts depend upon the purchase price of properties acquired.

Acquisition Expenses	We will reimburse our advisor for expenses related to selecting, evaluating and acquiring properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, transfer taxes and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. The reimbursement of acquisition expenses, real estate commissions and acquisition fees, cannot exceed 6% of the purchase price for a property.	Actual amounts depend upon the actual expenses incurred.

OPERATING STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Property Management Fee	We will pay Triple Net Properties Realty, Inc., our advisor’s affiliated property management company, a Property Management Fee equal to 5% of the gross income from the properties. This fee will be paid monthly.	Actual amounts to be paid depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Compensation for Services	We will pay our advisor for other property-level services including leasing fees, construction management fees, loan origination and servicing fees, property tax reduction fees and risk management fees. Such compensation will not exceed the amount which would be paid to unaffiliated third parties providing such services. All such compensation must be approved by a majority of our independent directors.	Actual amounts to be received depend upon the services provided and, therefore, cannot be determined at the present time.

Reimbursable Expenses	We will reimburse our advisor for:

• the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties (e.g., maintenance and repair services, marketing, advertising and printing services, etc.) and

	• administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding stockholders, record keeping and administration of our distribution reinvestment plan, preparing and disseminating responses to stockholder inquiries and other communications with stockholders and any other record keeping required.	Actual amounts to be paid depend upon results of operations. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income for such year. Any amounts in excess of those amounts will be repaid to us within 60 days after the end of the fiscal year.

Type of Compensation	Method of Compensation	Estimated Amount

Property Disposition Fee	We will pay our advisor, or Triple Net Properties Realty, Inc., one of its affiliates, a Property Disposition Fee out of net profits upon the sale of each of the properties, in an amount equal to the lesser of 3% of the property’s contract sales price or 50% of a customary Competitive Real Estate Commission given the circumstances surrounding the sale. The amount paid, when added to the sums paid to unaffiliated parties, will not exceed the lesser of the customary Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such fees will be made only if our advisor or its affiliate provides a substantial amount of services in connection with the sale of the property. We will pay the Property Disposition Fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

LIQUIDATION STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Property Disposition Fee	We will pay our advisor, or Triple Net Properties Realty, Inc., one of its affiliates, a Property Disposition Fee out of net profits upon the sale of each of the properties, in an amount equal to the lesser of 3% of the property’s contract sales price or 50% of a customary Competitive Real Estate Commission given the circumstances surrounding the sale. The amount paid, when added to the sums paid to unaffiliated parties, will not exceed the lesser of the customary Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such fees will be made only if our advisor or its affiliate provides a substantial amount of services in connection with the sale of the property. We will pay the Property Disposition Fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

Type of Compensation	Method of Compensation	Estimated Amount

Incentive Distribution Upon Dispositions	Our operating partnership will pay to our advisor an incentive distribution upon the sale of a property equal to 10% of the net proceeds from the sale after our company has received, and paid to our stockholders, the sum of	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

• our Invested Capital that initially was allocated to that property,

• any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and

• any remaining shortfall in the 8% return on Invested Capital.

If we and, in turn, our stockholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of the Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an 8% annual return to our stockholders. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.

Type of Compensation	Method of Compensation	Estimated Amount

• Performance Termination Fee	Upon the termination of the advisory agreement, other than for a listing of our shares on an exchange or material breach by our advisor, if our advisor meets specified performance standards determined by our board of directors at the time of termination, our advisor will receive a fee equal to 10% of:

• the amount by which the appraised value of our assets at the termination date less secured indebtedness plus the total distributions paid to our stockholders exceeds

• the sum of 100% of our Invested Capital and the total distributions required to pay our stockholders an annual 8% cumulative, non- compounded return through the termination date.

This fee will not be paid if our advisor receives a distribution in connection with the listing of our shares on an exchange.

	Until such time as stockholders receive such 8% return, our advisor will not receive any performance termination fee. There is no assurance we will be able to pay an annual 8% return to our stockholders. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts depend upon our market value, and therefore, cannot be determined at the present time.

      We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Additional Payments for Additional Services

      As specified in our advisory agreement, in extraordinary circumstances fully justified to the official or agency administering the state securities laws, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

•	the goods or services must be necessary to our prudent operation; and

•	the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

      Extraordinary circumstances will be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitation on Reimbursements

      No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Limitation on Acquisition-Related Compensation

      The total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

      In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our Average Invested Assets or

•	25% of our net income for such year.

      The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

      Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send our stockholders a written disclosure of such fact.

      Our advisor will reimburse our company at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

      Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and taxes incurring in connection with the issuance, distribution, transfer and registration of our shares;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	incentive distribution upon dispositions referred to in the Compensation Table; and

•	acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property.

Additional Important Information on Compensation to Our Affiliates

      Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a stockholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our stockholders to earn income on their investment in our common stock and may result in our entering into transactions that do not solely reflect your interest as a stockholder. A majority of our independent directors must approve all transactions between our company and our advisor or its affiliates, including property acquisitions and dispositions.

PRIOR PERFORMANCE SUMMARY

      The information presented in this section represents the historical experience of real estate programs managed by our advisor through December 31, 2003. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

      As of December 31, 2003, our advisor served as advisor or sponsor of a total of approximately 70 real estate investment entities, consisting of 2 public programs and 68 non-public programs.

      In the tables below, ownership interests of 100% are held in fee simple; ownership interests of less than 100% are held as undivided tenant in common interests.

Public Programs

      Triple Net Properties, LLC, our advisor, has sponsored public offerings of two other real estate investment trusts, G REIT, Inc. and T REIT, Inc. G REIT’s investment objective is to acquire and operate commercial real estate properties, primarily consisting of multi-tenant office, service and industrial buildings anchored by government-oriented tenants comprised of federal, state and local government tenants, government contractors and/or government service providers. T REIT’s investment objective is to acquire and manage a diversified portfolio of real estate comprised of office, industrial, retail and service properties located primarily in states with no state income tax. The investment objectives of these public programs may be considered similar to ours in that each may seek to acquire and operate commercial properties; however, our focus on automotive, aviation and aerospace related properties differentiates us from G REIT’s focus on government-oriented properties and T REIT’s focus on tax free state properties.

G REIT, Inc.

      G REIT, Inc., a Virginia corporation, was formed in December 2001 and is qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties with a government orientation. Our advisor has served as the advisor of G REIT since January 2002. The public offering of G REIT’s common stock commenced on July 22, 2002. As of December 31, 2003, G REIT had raised gross offering proceeds of approximately $173 million from the issuance of 17,562,447 shares of its common stock to 6,340 investors. As of December 31, 2003, G REIT had purchased interests in 13 real estate properties amounting to an investment of approximately $340 million (purchase price, including debt financing). Of the 13 properties, four were in California (31%), three (23%) were in Texas and one each (7.6%) was in Delaware, Florida, Illinois, Nebraska, Nevada and Washington. The properties, which are described below, are all commercial office building properties. Weighted by purchase price, 15% of the property interests acquired by G REIT had tenants associated with the automotive, aviation and aerospace industries, the primary focus of our company.

      As of December 31, 2003, G REIT owned interests in the following properties:

	Ownership	Type of	Purchase			Mortgage Debt
Property Name	Interest	Property	Date	Purchase Price		at Purchase		GLA (Sq Ft)	Location

5508 Highway West 290	100.0%	office building	09/13/02	$10,225,000		$6,695,000	(3)	74,089	Austin, TX
Two Corporate Plaza	100.0%	office building	11/27/02	13,580,000		10,160,000		161,331	Clear Lake, TX
Congress Center(1)	30.0%	office building	01/09/03	40,832,000	(2)	29,285,000	(4)	524,730	Chicago, IL
Atrium Building	100.0%	office building	01/31/03	4,532,000		2,990,000	(3)	166,902	Lincoln, NE
Park Sahara	4.75%	office building	03/18/03	579,500	(2)	399,000	(4)	123,343	Las Vegas, NV
Department of Children and Families Campus	100.0%	office building	04/25/03	11,580,000		7,605,000	(3)	124,037	Plantation, FL

	Ownership	Type of	Purchase			Mortgage Debt
Property Name	Interest	Property	Date	Purchase Price		at Purchase		GLA (Sq Ft)	Location

Gemini Plaza	100.0%	office building	05/02/03	15,000,000		9,815,000	(3)	158,627	Houston, TX
Bay View Plaza	97.68%	office building	07/31/03	11,329,000	(2)	6,056,160	(4)	60,434	Alameda, CA
North Pointe Corporate Center	100.0%	office building	08/11/03	24,205,000		15,600,000	(3)	130,805	Sacramento, CA
824 Market Street	100.0%	office building	10/10/03	31,900,000		13,999,789	(3)	200,020	Wilmington, DE
Sutter Square Galleria	100.0%	office building	10/28/03	8,240,000		4,024,126		61,036	Sacramento, CA
One World Trade Center	100.0%	office building	12/05/03	113,648,000		77,000,000		573,300	Long Beach, CA
Centerpoint Corporate Park	100.0%	office building	12/30/03	54,220,000		25,028,814	(3)	435,784	Kent, WA

(1)	Property is owned by G REIT and affiliated entities as tenants in common.

(2)	Represents G REIT’s proportionate share of the purchase price.

(3)	Amount drawn on G REIT’s line of credit with LaSalle Bank National Association collateralized by this property as of December 31, 2003.

(4)	Represents G REIT’s proportionate share of the mortgage debt at the time of purchase.

     Certain audited financial information for G REIT is summarized below:

	Year Ended December 31,

	2003	2002

Gross Revenues	$12,427,027	$732,685
Net Income	$77,937	$25,650

T REIT, Inc.

      T REIT, Inc., a Virginia corporation, was formed in December 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial and retail properties primarily in tax free states. Our advisor has served as the advisor of T REIT since February 2000. The public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued approximately 4,720,176 shares of common stock and raised more than $46 million in aggregate gross proceeds. As of December 31, 2003, T REIT had approximately 2,060 investors and had purchased interests in 16 real estate properties amounting to an investment of approximately $105 million (purchase price, including debt financing). As of December 31, 2003, six of these properties had been sold. Of the 16 properties purchased by T REIT, Inc., three (19%) were in Nevada, three (19%) were in California, eight (50%) were in Texas and one each was in Illinois (6%) and North Dakota (6%). The properties owned by T REIT as of December 31, 2003, which are described below, are all commercial properties consisting of 1 retail center, 6 office buildings and 3 office/ industrial buildings, or approximately 12% shopping centers, 74% office buildings and 14% office/industrial buildings. None of the property interests acquired by T REIT had tenants associated with the automotive, aviation or aerospace industries, the primary focus of our company.

      As of December 31, 2003, T REIT owned interests in the following properties:

	Ownership		Purchase	Purchase		Mortgage Debt		GLA
Property Name	Interest	Type of Property	Date	Price		at Purchase		(Sq Ft)	Location

Trademark Building	40.0%	office/industrial building	09/04/01	2,852,000	(1)	1,080,000	(2)	75,257	Reno, NV
County Center Building	16.0%	office/industrial building	01/11/02	1,014,000	(1)	514,000	(2)	77,582	Temecula, CA
City Center West “A” Building	89.1%	office building	03/15/02	19,313,000	(1)	11,586,250	(2)	105,964	Las Vegas, NV
Pacific Corporate Park	22.8%	office park	03/25/02	14,237,000	(1)	9,300,000	(2)	167,486	Lake Forest, CA
Titan Building and Titan Plaza	48.5%	office building	04/17/02	4,446,000	(1)	2,910,000	(2)	131,527	San Antonio, TX
University Heights Business Park	100.0%	office/industrial center	08/22/02	6,750,000		4,400,000		68,400	San Antonio, TX
Saddleback Financial Center	25.0%	office building	09/25/02	2,687,500	(1)	1,912,500	(2)	72,711	Laguna Hills, CA
Congress Center(3)	10.2%	office building	01/09/03	13,906,200	(1)	4,110,606	(2)	524,730	Chicago, IL
Gateway Mall	100.0%	shopping mall	01/29/03	9,000,000		5,000,000		333,878	Bismarck, ND
Enclave Parkway	3.26%	office building	12/22/03	437,500	(1)	13,000	(2)	207,435	Houston, TX

(1)	Represents T REIT’s proportionate share of the purchase price.

(2)	Represents T REIT’s proportionate share of the mortgage debt at the time of purchase.

(3)	Property is owned by T REIT and affiliated entities as tenants in common.

     As of December 31, 2003, T REIT had sold its interests in the following properties:

				Taxable Gain
	Date of		Ownership	(Loss) on
Property Name	Purchase	Date of Sale	Interest	Sale

Christie Street Office Building(a)	09/26/00	11/13/01	100.0%	$(177,949)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0%	1,191,661
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5%	669,911
Northstar Crossing Shopping Center	10/26/00	01/13/03	100.0%	23,617
Thousand Oaks Center	12/06/00	08/11/03	100.0%	2,100,000
Pahrump Valley Junction Shopping Center	05/11/01	09/25/03	100.0%	874,000

(a)	As part of the sale of Christie Street Office Building, T REIT guaranteed lease payments in the amount of $20,000 per month for a period of five years under a Master Lease Agreement obligating the company to make lease payments to the lessor in the event the sub-lessee failed to make the lease payments. Furthermore, the company would be obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. The former tenant’s lease expired on August 31, 2002 and T REIT assumed its obligations under the Master Lease Agreement beginning with rent for the month of October 2002. The advisor has agreed to indemnify T REIT against any current and future losses under the Master Lease Agreement with the indemnification evidenced by an indemnity agreement dated November 13, 2001.

     Certain audited financial information for T REIT is summarized below:

	Year Ended December 31,

	2003	2002	2001	2000

Gross Revenues	$2,645,303	$586,814	$197,044	$204,281
Net Income (Loss)	$4,189,268	$2,293,758	$(463,632)	$(100,782)

      For the year ended December 31, 2003, T REIT had approximately $35.9 million of cash generated from sales of properties, the proceeds of which were used to pay down debt and acquire additional properties, which resulted in distributions representing a partial return of capital. See Table III in Appendix A.

Private Programs

      Beginning in April 1998 through December 31, 2003, our advisor has advised a private real estate investment trust, Western Real Estate Investment Trust, Inc., which has purchased interests in 7 properties, 2 hedge funds, 61 private placement limited liability companies, 1 private placement Delaware statutory trust and 3 private placement limited liability notes programs which have raised more than $681 million from approximately 3,000 investors in properties with an aggregate price of more than $1.4 billion. Of the 73 properties purchased for private programs, 21 (28.8%) were in California, 10 (13.7%) were in Colorado, 14 (19.2%) were in Nevada, 14 (19.2%) were in Texas, 4 (5.4%) were in Kansas, 2 (2.7%) were in South Dakota, 2 (2.7%) were in Hawaii, 2 (2.7%) were in Florida, 1 (1.4%) was in Illinois, 1 (1.4%) was in Oklahoma, 1 (1.4%) was in Washington and 1 (1.4%) was in Tennessee. The 73 properties are all commercial properties consisting of approximately 42% shopping centers and 58% office buildings weighted by purchase price.

      Each of the prior programs advised by our advisor and the properties acquired and sold through December 31, 2003 are described below.

      For some of those private programs detailed below and as noted in Table III in Appendix A, in some circumstances, there were cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs on Table III in Appendix A occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties.

      For example, in 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. For that year, Market Centre, LLC showed a cash deficiency and a distribution that was a return of capital. In the year ended December 31, 2002, the program reduced its distributions from 8% to 0%. Thus, in 2002, it did not show a cash deficiency because there were no distributions to investors. Another example is NNN 1397 Galleria Drive LLC, which in August 2003, lost a major tenant in its property. This program has reduced its distributions to investors effective in February 2004. For the year ended December 31, 2003, NNN 1397 Galleria Drive shows a cash deficiency and a distribution to investors as a return of capital. The source of the distributions in excess of cash flows was distributions of the prior years’ excess cash flow.

      In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN Value Fund 2000, LLC and W REIT, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.

      Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or refinancings of properties, distributions of prior years’ excess cash flows or, in one case, an advance from the advisor to the program. In cases where there are no reserves, the distribution level may be reduced. In those cases, the reductions in distributions have been noted below.

Western Real Estate Investment Trust, Inc.

      Western Real Estate Investment Trust, Inc., a Virginia corporation, was formed by our advisor in July 1998 and is qualified as a REIT for federal income tax purposes. In April 2000, Western Real Estate Investment Trust, Inc. closed a best efforts private placement of its common stock. Western Real Estate Investment Trust raised approximately $14,000,000 from 326 investors. Western Real Estate Investment Trust, Inc. was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western Real Estate Investment Trust, Inc. and serves as the general partner of WREIT Operating Partnership, LP, a wholly-owned subsidiary.

      As of December 31, 2003, Western Real Estate Investment Trust owned interests in the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kress Energy Center	100%	office building	07/13/98	$1,850,000	$925,000	53,895	Wichita, KS
Century Plaza East Shopping Center	100%	shopping center	11/03/98	9,100,000	6,937,000	121,192	East Lancaster, CA
Brookings Mall	68.5%	shopping center	05/01/00	4,150,000 (1)	962,330 (2)	142,826	Brookings, SD

(1)	Represents Western Real Estate Investment Trust’s proportionate share of the purchase price.

(2)	Represents Western Real Estate Investment Trust’s proportionate share of the mortgage debt at the time of purchase.

      As of December 31, 2003, Western Real Estate Investment Trust had sold its interests in the following properties:

	Date of		Ownership	Taxable Gain
Property Name	Purchase	Date of Sale	Interest	(Loss) on Sale

Phelan Village Shopping Center	10/16/98	12/20/02	100%	$90,815
Bryant Ranch Shopping Center	12/01/98	09/05/02	100%	988,804
Huron Mall Shopping Center	03/31/99	04/14/00	100%	1,559,293
Crossroads Shopping Center	07/29/99	08/29/00	100%	571,862

      Certain unaudited financial information for Western Real Estate Investment Trust is summarized below:

	Year ended December 31,

	2003	2002	2001	2000	1999	1998

Gross Revenues	$4,692,804	$2,656,537	$4,260,466	$5,273,301	$4,726,712	$594,158
Net Income (Loss)	$145,492	$642,588	$454,121	$2,092,103	$(191,892)	$49,863

      For each of the years ended December 31, 2000 and December 31, 2002, Western Real Investment Trust had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were (a) in 2000, cash from dispositions of two properties of $2,000,000 and cash reserves of $998,223, and (b) in 2002, cash from dispositions of two properties of $1,000,000 and cash reserves of $388,969.

Other Private Placements

      Generally, the investment objective of these private placement programs is to purchase undivided tenant in common interests in a single property through limited liability companies. Our advisor is the manager for each of the limited liability companies listed below.

      Telluride Barstow, LLC: The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,620,000, or 100% of the offering amount, from 14 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87%	shopping center	05/01/98	$4,742,207	$3,450,000	77,950	Barstow, CA

      In February 2003, our advisor sold the Barstow Road Shopping Center with a resultant net loss on sale of $265,043.

      For each of the years ended December 31, 1999 and December 31, 2003, the program had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were (a) in 1999, distributions of the prior year’s excess cash flow of $32,786 and cash reserves of $36,093, and (b) in 2003, cash from the disposition of property of $26,559.

      Truckee River Office Tower, LLC: The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100% of the offering amount, from 68 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100%	15-story office building	12/01/98	$16,030,000	$12,000,000	138,729	Reno, NV

      For the year ended December 31, 2000, the program had distributions in excess of operating cash flows. The source of funds for payments of distributions in excess of cash flows was distributions of the prior year’s excess cash flow of $64,839.

      Yerington Shopping Center, LLC: The offering period for began December 15, 1998 and ended August 31, 1999. The offering raised $1,625,000, or 100% of the offering amount, from 11 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100%	shopping center	03/08/99	$4,422,000	$3,316,200	55,531	Yerington, NV

      NNN Fund VIII, LLC: The offering period began on February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100% of the offering amount, from 125 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Shopping Center	100%	shopping center	06/11/99	$3,504,879	$2,840,000	81,289	Pueblo, CO
Village Fashion Center	100%	shopping center	06/18/99	$8,800,000	$6,600,000	129,973	Wichita, KS
Palm Court Shopping Center	100%	shopping center	08/03/99	$8,988,000	$4,000,000	266,641	Fontana, CA

      In March 2002, our advisor sold the Village Fashion Center with a resultant net gain on sale of $1,161,575.

      In May 2003, our advisor sold Palm Court Shopping Center with a resultant net gain on sale of $3,970,123.

      For the year ended December 31, 2000, the program had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were distributions of the prior year’s excess cash flow of $209,405 and cash reserves of $139,489.

      NNN Town & Country Shopping Center, LLC: The offering period began on May 10, 1999 and ended on March 29, 2000. The offering raised $7,200,000, or 100% of the offering amount, from 63 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Shopping Center	100%	shopping center	07/01/99	$32,000,000	$25,775,000	234,738	Sacramento, CA

      NNN Town & Country Shopping Center, LLC reduced distributions to its investors during 2000 from 8% to 5% due to reduced available operating cash flow. The company experienced reduced operating cash flow due to the costs of a partial redevelopment which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the mortgage loan. Our advisor refinanced the property with a $34,000,000 loan at a lower interest rate. With redevelopment largely complete, cash flow improved and distributions were subsequently increased to 9% retroactively.

      For the year ended December 31, 2000, the program had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were distributions of the prior year’s excess cash flow of $225,210 and proceeds received from refinancing of $373,818.

      NNN “A” Credit TIC, LLC: The offering period began on August 10, 1999 and ended July 12, 2000. The offering raised $2,500,000, or 100% of the offering amount, from 29 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100%	shopping center	11/03/99	$7,075,000	$5,306,300	106,264	Pueblo, CO

      NNN Redevelopment Fund VIII, LLC: The offering began on August 27, 1999 and ended June 5, 2000. The offering raised $7,579,528, or 94.7% of the offering amount, from 153 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	100%	office building	11/23/99	$8,730,000	$6,000,000	127,427	Colorado Springs, CO
White Lakes Shopping Center	100%	shopping center	03/31/00	$15,000,000	$12,200,000	436,500	Topeka, KS

      NNN Redevelopment Fund VIII, LLC reduced distributions to its investors, effective July 5, 2003, from 9% to 5%. The program experienced reduced operating cash flow primarily as a consequence of reduced leasing rates resulting from the depressed local commercial leasing markets and economy in the Colorado Springs and Topeka markets.

      For each of the years ended December 31, 2000 and December 31, 2001, the program had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were (a) in 2000, distributions of the prior year’s excess cash flow of $80,670 and (b) in 2001, an advance by our advisor of $469,813 to the White Lakes property, which advance was subsequently forgiven.

      NNN Exchange Fund III, LLC: The offering began on September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100% of the offering amount, from 27 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Fair	100%	shopping center	12/15/99	$15,850,000	$12,035,000	397,075	Woodland, CA

      In June 2001, NNN Exchange Fund III, LLC reduced its distributions to investors from 8% to 5% as a result of the loss of a major tenant.

      NNN Tech Fund III, LLC: The offering began on February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100% of the offering amount, from 26 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100%	retail, office & industrial	06/16/00	$11,766,500	$8,425,000	226,053	Moreno Valley, CA

      The company refinanced the property and paid the loan in full. On July 3, 2001, NNN Tech Fund III, LLC sold the retail parcel, which represented approximately 26,449 square feet of leasable space, for $1,610,000.

      NNN Horizon Fund, LLC: The offering of $12,000,000 of 11% participating secured notes began on March 30, 2000, to assist in funding the purchase of the “Horizon Portfolio” consisting of one “power center,” one enclosed mall and five retail outlet and entertainment centers offered for sale at $93,500,000. Notes totaling $3,573,000, or 29.8% of the offering amount, were sold to 75 investors, but NNN Horizon Fund, LLC was unable to purchase the “Horizon Portfolio” of properties on sufficiently favorable terms. The notes were subsequently prepaid in full with a prepayment penalty and the offering ended on June 23, 2000.

      NNN Westway Shopping Center, LLC: The offering began on April 26, 2000 and ended December 31, 2000. The offering raised $3,278,250, or 99.3% of the offering amount, from 33 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100%	shopping center	08/08/00	$9,698,500	$7,125,000	220,010	Wichita, KS

      Kiwi Associates, LLC: The offering began on June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount, from 23 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100%	shopping center	07/14/00	$8,200,000	$6,500,000	127,443	Redlands, CA

      In February 2003, our advisor sold Orange Street Plaza with a resultant gain on sale of $1,626,853.

      For each of the years ended December 31, 2001 and December 31, 2003, the program had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were (a) in 2001, cash reserves of $387,446, and (b) in 2003, distributions of the prior year’s excess cash flow of $72,066.

      NNN 2000 Value Fund, LLC: The offering began on July 15, 2000 and ended February 27, 2001. The offering raised $5,899,000, or 100% of the offering amount, from 125 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	100%	7 office buildings	12/28/00	$16,256,500	$12,290,000	234,551	Sacramento, CA

      In September 2002, our advisor sold Bowling Green Financial Park with a resultant net gain on sale of $1,472,126.

      For the year ended December 31, 2002, the program had distributions in excess of operating cash flows. The source of funds for payments of distributions in excess of cash flows was cash from the prior year disposition of property of $329,714.

      NNN Rocky Mountain Exchange, LLC: The offering began on July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100% of the offering amount, from 11 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100%	office building	11/30/00	$7,345,150	$5,275,000	71,298	Denver, CO

      In August 2002, NNN Rocky Mountain Exchange, LLC reduced its distributions to investors from 8.5% to 4.25% as a result of the loss of a major tenant.

      For the year ended December 31, 2003, the program had distributions in excess of operating cash flows. The source of funds for payments of distributions in excess of cash flows was distributions of the prior year’s excess cash flow of $5,723.

      NNN 2004 Notes Program, LLC: The offering of $5,000,000 of 11% participating unsecured notes began on August 29, 2000 and ended August 14, 2001. The notes were offered for the purpose of making unsecured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. The offering raised $5,000,000, or 100% of the offering amount, from 65 investors.

      Market Centre, LLC: The offering began on September 1, 2000 and ended November 17, 2000. The offering raised $1,000,000, or 100% of the offering amount, from 7 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Market Centre	100%	11-story certified historic building	11/18/98	$1,300,000	$—	121,868	Wichita, KS

      In July 1999, Market Centre, LLC offered $1,000,000 of 11% participating unsecured notes primarily to assist with property improvements and for working capital. The notes were entitled to a profit participation in the property equal to 40% of the net profit achieved upon sale of the property or a prepayment fee. The property was refinanced and the notes paid in full with a prepayment penalty. Subsequently, Market Centre, LLC, through our advisor, raised $1,330,000 through a private placement of tenant in common interests in the building beginning in September 2000.

      In 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. Effective as of August 2002, it reduced its distributions to investors from 8% to 0%.

      For the year ended December 31, 2001, the program had distributions in excess of operating cash flows. The source of funds for payments of distributions in excess of cash flows was cash reserves of $293,559.

      NNN 2005 Notes Program, LLC: The offering of $6,000,000 of 10% participating unsecured notes began on September 15, 2000 and ended March 13, 2001. The notes were offered for the purpose of making secured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes are entitled to a profit participation in the properties purchased equal to 10% of the net profit achieved upon sale of the properties or a prepayment fee. The offering raised $2,300,000, or 38% of the offering amount, from 46 investors.

      NNN Sacramento Corporate Center, LLC: The offering began on November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100% of the offering amount, from 66 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100%	office building	03/12/01	$31,540,000	$22,250,000	192,779	Sacramento, CA

      NNN Dry Creek Centre, LLC: The offering began on November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100% of the offering amount, from 16 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100%	office/flex facility	01/31/01	$11,100,000	$8,350,000	85,760	Denver, CO

      NNN 2001 Value Fund, LLC: The offering began on March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 263 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1840 Aerojet Way	100%	office/industrial building	09/27/01	$5,100,000	$2,938,000	102,948	North Las Vegas, NV
Western Plaza	100%	shopping center	07/31/01	$5,000,000	$4,250,000	412,127	Amarillo, TX
Pacific Corporate Park	40%	6-building office park	03/25/02	$9,491,400	$6,200,000	166,785	Lake Forest, CA

      For the year ended December 31, 2003, the program had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were distributions of the prior year’s excess cash flow of $104,991 and cash reserves of $248,289.

      NNN Camelot Plaza Shopping Center, LLC: The offering began on March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100% of the offering amount, from 11 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100%	shopping center	08/01/01	$6,350,000	$4,127,500	91,266	San Antonio, TX

      In December 2003, NNN Camelot Plaza Shopping Center, LLC reduced its distributions to investors from 8.5% to 4.25% as a result of the loss of a major tenant.

      NNN Washington Square, LLC: The offering began on May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100% of the offering amount, from 12 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100%	shopping center	10/16/01	$7,263,000	$4,890,000	71,502	Stephenville, TX

      NNN Reno Trademark, LLC: The offering began on May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100% of the offering amount, from 7 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Trademark Building	60%	office/industrial building	09/04/01	$7,296,110	$2,700,000	75,257	Reno, NV

      For the year ended December 31, 2002, the program had distributions in excess of operating cash flows. The sources of funds for payments of distributions in excess of cash flows were distributions of the prior year’s excess cash flow of $121,483 and cash reserves of $60,433.

      NNN One Gateway Plaza LLC: The offering began on June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount, from 10 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100%	office building	07/30/01	$12,550,000	$9,375,000	113,139	Colorado Springs, CO

      NNN Gateway Aurora, LLC: The offering began on July 10, 2001 and ended August 17, 2001. The offering had raised $1,054,000, or 52.7% of the offering amount, from 2 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Gateway Plaza	100%	shopping center	04/05/01	$7,763,000	$6,400,219	101,048	Aurora, CO

      NNN LV 1900 Aerojet Way, LLC: The offering began on July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100% of the offering amount, from 8 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100%	office/industrial center	08/31/01	$5,067,000	$3,625,000	106,717	North Las Vegas, NV

      NNN Timberhills Shopping Center, LLC: The offering began on July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount, from 13 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100%	shopping center	11/21/01	$9,180,000	$6,390,000	102,304	Sonora, CA

      NNN Addison Com Center, LLC: The offering began on August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100% of the offering amount, from 16 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100%	office building	11/01/01	$10,500,000	$7,750,000	96,396	Addison, TX

      In March 2003, NNN Addison Com Center, LLC reduced its distributions to investors from 8% to 0% as a result of the loss of a major tenant.

      NNN County Center Drive, LLC: The offering began on September 18, 2001 and ended February 6, 2002. The offering raised $3,093,750, or 99% of the offering amount, from 18 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	84%	distribution/ warehouse/office	09/28/01	$5,395,000	$3,210,000	77,582	Temecula, CA

      For the year ended December 31, 2003, the program had distributions in excess of operating cash flows. The source of funds for payments of distributions in excess of cash flows was distributions of the prior year’s excess cash flow of $7,370.

      NNN City Center West “B”, LLC: The offering began on October 1, 2001 and ended June 14, 2002. The offering raised $8,200,000, or 100% of the offering amount, from 15 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100%	office building	01/23/02	$20,800,000	$14,650,000	104,427	Las Vegas, NV

      NNN Union Square, LLC: The offering began on January 28, 2002 and ended March 2, 2002. The offering raised $578,000, or 100% of the offering amount, from 3 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Square Plaza	39%	shopping center	03/08/02	$4,730,000	$4,047,500	130,066	Colorado Springs, CO

      NNN Arapahoe Service Center II, LLC: The offering began on February 11, 2002 and ended on June 20, 2002. The offering raised $4,000,000, or 100% of the offering amount, from 16 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center II	100%	office/flex complex	04/19/02	$7,938,000	$5,000,000	79,200	Englewood, CO

      NNN City Center West “A”, LLC: The offering began on February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount, from 2 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.875%	office building	03/15/02	$21,670,000	$13,000,000	105,964	Las Vegas, NV

      NNN Titan Building & Plaza, LLC: The offering began on February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the offering amount, from 5 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	office building	04/17/02	$4,721,005	$3,090,000	103,762	San Antonio, TX

      NNN Pacific Corporate Park 1, LLC: The offering began on March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100% of the offering amount, from 45 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60%	6-building office park	03/25/02	$14,237,100	$9,300,000	166,785	Lake Forest, CA

      NNN North Reno Plaza, LLC: The offering began on March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100% of the offering amount, from 14 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100%	shopping center	06/29/02	$7,200,000	$5,400,000	129,960	Reno, NV

      NNN Brookhollow Park, LLC: The offering began on April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100% of the offering amount, from 24 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100%	office building	07/03/02	$15,360,000	$10,250,000	102,413	San Antonio, TX

      NNN 2002 Value Fund, LLC: The offering began on May 15, 2002 and ended July 14, 2003. The offering raised $29,799,260, or 99.3% of the offering amount, from 707 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank of America West	100%	office building	09/20/02	$16,900,000	$14,199,619	82,255	North Las Vegas, NV
Congress Center	12.8%	office building	01/08/03	$136,108,000	$95,950,000	524,730	Chicago, IL
Netpark Tampa Bay	50%	office building	06/11/03	$46,750,000	$31,500,000	226,053	Tampa, FL

      NNN 1397 Galleria Drive, LLC: The offering began on May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100% of the offering amount, from 12 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Galleria Office Building	100%	office building	09/11/02	$3,420,000	$1,962,000	13,810	Henderson, NV

      In August 2003, NNN 1397 Galleria Drive, LLC’s property lost a major tenant. Effective February 2004, it has reduced its distributions to investors from 8% to 0%.

      For the year ended December 31, 2003, the program had distributions in excess of operating cash flows. The source of funds for payments of distributions in excess of cash flows was distributions of the prior year’s excess cash flow of $40,517.

      NNN Bryant Ranch, LLC: The offering began on June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100% of the offering amount, from 24 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100%	shopping center	09/05/02	$10,080,000	$6,222,000	93,892	Yorba Linda, CA

      NNN 4241 Bowling Green, LLC: The offering began on June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100% of the offering amount, from 16 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

4241 Bowling Drive	100%	office building	09/25/02	$5,200,000	$3,092,139	28,985	Sacramento, CA

      NNN Wolf Pen Plaza, LLC: The offering began on July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100% of the offering amount, from 12 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100%	shopping center	09/25/02	$16,190,000	$12,265,000	169,989	College Station, TX

     NNN Alamosa Plaza, LLC: The offering began on July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100% of the offering amount, from 11 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100%	shopping center	10/08/02	$18,500,000	$13,500,000	77,650	Las Vegas, NV

      NNN 2006 Notes Program, LLC: The offering of $10,000,000 of 10% participating unsecured notes began on August 1, 2002 and ended May 22, 2003. The notes were offered for the purpose of making unsecured loans to one or more borrowers to acquire real estate. The notes are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. The offering raised $1,044,881, or 10.4% of the offering amount, from 22 investors.

      NNN Saddleback, LLC: The offering began on August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100% of the offering amount, from 7 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75%	office building	09/25/02	$11,072,500	$7,650,000	71,243	Laguna Hills, CA

      For the year ended December 31, 2003, the program had distributions in excess of operating cash flows. The source of funds for payments of distributions in excess of cash flows was distributions of the prior year’s excess cash flow of $8,571.

      NNN Kahana Gateway Center, LLC: The offering began on October 9, 2002 and ended on March 6, 2003. The offering raised $8,140,000, or 100% of the offering amount, from 22 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center & Professional Bldg	100%	mixed use: 73% retail, 27% office	12/20/02	$19,400,000	$13,041,000	80,069	Maui, HI

      NNN Springtown Mall, DST: The offering began on October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100% of the offering amount, from 14 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100%	shopping center	12/09/02	$6,490,000	$4,700,000	96,423	San Marcos, TX

      NNN Congress Center, LLC: The offering began on October 15, 2002 and ended July 14, 2003. The offering raised $39,112,386, or 100% of the offering amount, from 100 investors and purchased the following property:

	Ownership		Purchase		Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	47%	office building	01/09/03	$136,108,000	$95,950,000	524,730	Chicago, IL

      NNN Park Sahara, LLC: The offering began on October 25, 2002 and ended March 17, 2003. The offering raised $4,953,000, or 95.3%, of the offering amount, from 12 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5-bldg. office park	03/18/03	$12,200,000	$8,400,000	123,343	Las Vegas, NV

      NNN Parkwood Complex, LLC: The offering began on October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100% of the offering amount, from 23 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Parkwood I & II	100%	office building	12/31/02	$20,436,000	$13,921,600	196,128	Woodlands, TX

      NNN Beltline-Royal Ridge, LLC: The offering began on November 8, 2002 and ended November 4, 2003. The offering raised $4,900,000, or 100%, of the offering amount, from 26 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Beltline/ Royal Ridge Tech	100%	office building	04/01/03	$9,550,000	$6,150,000	83,514	Irving, TX

      NNN Parkway Towers, LLC: The offering began on November 18, 2002 and ended August 13, 2003. The offering raised $7,342,575, or 99.9%, of the offering amount, from 26 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100%	office building	05/09/03	$12,450,000	$6,000,000	189,961	Nashville, TN

      NNN Buschwood, LLC: The offering began on December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100% of the offering amount, from 13 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Buschwood III Office Park	100%	office building	03/25/03	$6,983,400	$4,600,000	77,095	Tampa, FL

      NNN Xerox Centre, LLC: The offering began on February 14, 2003 and ended July 29, 2003. The offering raised $20,500,000, or 100% of the offering amount, from 70 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Xerox Centre	100%	office building	06/16/03	$60,500,000	$46,575,000	317,682	Santa Ana, CA

      NNN Netpark, LLC: The offering began on March 18, 2003 and ended September 18, 2003. The offering raised $23,700,000, or 100% of the offering amount, from 56 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA (Sq
Property Name	Interest	Type of Property	Date	Price	Purchase	Ft)	Location

Netpark Tampa Bay	50%	office building	06/11/03	$46,750,000	$31,500,000	226,053	Tampa, FL

      NNN 602 Sawyer, LLC: The offering began on March 28, 2003 and ended September 3, 2003. The offering raised $4,700,000, or 100% of the offering amount, from 24 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

602 Sawyer	100%	office building	06/05/03	$9,270,000	$5,850,000	85,923	Houston, TX

      NNN Jefferson Square, LLC: The offering began on May 1, 2003 and ended on August 26, 2003. The offering raised $9,200,000, or 100% of the offering amount, from 37 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jefferson Square	100%	office building	07/28/03	$20,125,000	$13,070,000	146,121	Seattle, WA

      NNN Arapahoe Business Park, LLC: The offering began on June 13, 2003 and ended September 23, 2003. The offering raised $3,800,000, or 100% of the offering amount, from 18 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Business Park I & II	100%	office building	08/11/03	$7,988,000	$5,200,000	133,496	Centennial, CO

      NNN 901 Corporate Center, LLC: The offering began on June 13, 2003 and ended October 10, 2003. The offering had raised $6,292,125, or 99.9% of the offering amount, from 26 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

901 Corporate Center	100%	office building	08/14/03	$15,885,000	$11,310,000	100,991	Monterey Park, CA

      NNN Jamboree Promenade, LLC: The offering began on June 20, 2003 and ended December 10, 2003. The offering raised $6,800,000, or 100% of the offering amount, from 28 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jamboree Promenade	100%	retail	07/25/03	$20,100,000	$15,000,000	58,504	Irvine, CA

      NNN Executive Center II & III, LLC: The offering began on July 11, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $9,096,495, or 61.9% of the offering amount, from 46 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	61.9%	office buildings	08/01/03	$24,600,000	$14,950,000	385,993	Dallas, TX

      NNN 2003 Value Fund, LLC: The offering began on July 11, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $9,686,309, or 19.4% of the offering amount, from 46 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	38.1%	office buildings	08/01/03	$24,600,000	$14,950,000	385,993	Dallas, TX
Executive Center I	100%	office building	12/30/03	$8,178,000	$4,500,000	204,540	Dallas, TX

      NNN Union Pines, LLC: The offering began on July 18, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $7,645,250, or 96.8% of the offering amount, from 24 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Pines	100%	office building	10/09/03	$15,000,000	$9,060,000	134,298	Tulsa, OK

      NNN 1410 Renner, LLC: The offering began on July 25, 2003 and ended December 28, 2003. The offering raised $7,300,000, or 100% of the offering amount, from 25 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1410 Renner Road	100%	office building	10/29/03	$13,900,000	$8,740,000	117,339	Richardson, TX

      NNN Westbay Office Park, LLC: The offering began on August 8, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $8,287,500, or 75.3% of the offering amount, from 37 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westbay Office Park	100%	office building	12/15/03	$23,450,000	$15,000,000	107,650	Las Vegas, NV

      NNN Parkway Corporate Plaza, LLC: The offering began on August 15, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $23,561,846, or 99.0% of the offering amount, from 67 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Corporate Plaza	100%	office building	11/10/03	$63,650,000	$45,000,000	286,780	Roseville, CA
      NNN Twain, LLC: The offering began on September 3, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $2,719,656, or 93.0% of the offering amount, from 17 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Business Bank of Nevada	100%	office building	12/08/03	$5,700,000	$3,750,000	26,545	Las Vegas, NV

      NNN Enclave Parkway, LLC: The offering began on October 15, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $14,875,500, or 96.9% of the offering amount, from 21 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Enclave Parkway	96.74%	office building	12/22/03	$34,500,000	$23,600,000	207,435	Houston, TX

      NNN Arapahoe Svc. Center I, LLC: The offering began on November 21, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had raised $138,000, or 2.6% of the offering amount, from 4 investors and had not purchased any property.

      NNN Amber Oaks, LLC: The offering began on December 5, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had not raised any money or purchased any property.

      NNN Lakeside Tech, LLC: The offering began on December 31, 2003 and was still ongoing as of December 31, 2003. As of December 31, 2003, the offering had not raised any money or purchased any property.

CONFLICTS OF INTEREST

      Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the advisor’s affiliates and the dealer manager. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm’s-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.

      We believe that the compensation paid to our advisor and its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Our Advisor and Its Affiliates

      Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company and our advisor. Affiliates of our advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs, including the prior advisor programs, and any future real estate programs or business ventures that they may organize or serve. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities in connection with our company and the various other real estate programs advised or managed by our advisor.

Process for Resolution of Conflicting Opportunities

      Our advisor has sponsored publicly and privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy income-producing automotive, aviation or aerospace related properties placed under contract by our advisor or its affiliates, so long as:

•	we have funds available to make the purchase;

•	our board of directors or appropriate acquisition committee votes to make the purchase within seven days of being offered such property by our advisor; and

•	the property meets our acquisition criteria;

provided, however, if a property that is identified as relating to the automotive, aviation or aerospace industries has tenants that are government-oriented tenants, then our advisor must present the property first to G REIT.

      Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

•	the effect of the acquisition on the diversification of our portfolio;

•	the amount of funds we have available for investment;

•	cash flow; and

•	the estimated income tax effects of the purchase and subsequent disposition.

      The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company.

      We believe that the above factors, including the obligations of our advisor and its affiliates to present to us any income-producing automotive, aviation or aerospace related investment opportunities that could be suitable for our company, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions From Our Advisor and Its Affiliates

      We may acquire properties from our advisor, our directors or officers or their affiliates. The prices we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property’s fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. We cannot absolutely assure that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

      We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Its Affiliates

      Our advisor may advise us to acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor or its affiliates. In such instance, our advisor will have a fiduciary duty to our company, our stockholders and the affiliate participating in the joint venture or co-ownership arrangement. In order to minimize the likelihood of a conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in such co-ownership or joint venture arrangements in various respects. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.

Property Management Services will be Rendered by Our Advisor

      Our advisor and its affiliates will provide property and asset management services to our company and other entities, some of whom may be in competition with our company. Our advisor and its affiliates will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that it and its affiliates have sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor

      Our advisor and its affiliates have received and will continue to receive the compensation as described in “Compensation Table.” The real estate commission described under “Compensation Table” is based upon the purchase price of the properties we acquire and will be payable to our advisor despite the lack of cash available to make distributions to our stockholders. In addition, an affiliate of our advisor will receive the property management fee described under “Compensation Table” computed based upon the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.

Non-Arm’s-Length Agreements; Conflicts; Competition

      The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While we will not make loans to our advisor or its affiliates, we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or “give-ups” may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company and Our Advisor is the Same Law Firm

      Hirschler Fleischer, A Professional Corporation, acts as legal counsel to our advisor and some of its affiliates and also is expected to represent us. Hirschler Fleischer is not acting as counsel for the stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler Fleischer may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler Fleischer may inadvertently act in derogation of the interest of parties which could affect us, and our ability to meet our investment objectives and, therefore, our stockholders.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares

      NNN Capital Corp., a securities dealer affiliated with Anthony W. Thompson, the Chairman of the Board, President and Chief Executive Officer of our company and the Chairman of the Board and Chief Executive Officer of our advisor, is participating as the dealer manager in this offering. The dealer manager is entitled to the selling commissions, marketing fees and due diligence expense reimbursements based upon the number of shares sold, which may be retained or reallowed to broker-dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Thompson, in performing independent “due diligence” with respect to our company. Any review of our structure, formation or operation performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

      We have adopted a distribution reinvestment plan under which our stockholders may elect to have their cash distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the distribution reinvestment plan, which is attached to this prospectus as Exhibit C.

General

      Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the distribution reinvestment plan, or DRIP, at any time and will not need to receive a separate prospectus relating solely to the DRIP. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares through the DRIP only after receipt of a separate prospectus relating solely to the DRIP.

      Shareholders are eligible to participate in the DRIP only with respect to 100% of their shares. Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares purchased under the DRIP will be $9.50 per share.

Investment of Distributions

      Distributions will be used to purchase shares on behalf of the participants from our company. All such distributions will be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to the participants in the DRIP.

      As of the date of this prospectus, participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the DRIP in the future to permit voluntary contributions to the DRIP by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee and Allocation of Shares

      For each participant in the DRIP, we will maintain a record which will reflect, for each distribution period, the distributions received by us on behalf of such participant. Any interest earned on such distributions will be retained by us to defray costs relating to the DRIP.

      We will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are paid. We will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the DRIP will be reflected on our books.

      Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

      The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Administration

      As of the date of this prospectus, our DRIP will be administered by us or one of our affiliates, the DRIP Administrator, but a different entity may act as DRIP Administrator in the future. Any replacement entity which acts as the DRIP Administrator will be registered as a broker/ dealer with the NASD and in all states in which participants of our DRIP reside. The DRIP Administrator will keep all records of your account and send statements of your account to you. Shares purchased under our DRIP will be registered in the name of each participating stockholder.

Reports to Participants

      Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

•	the distributions reinvested during the year;

•	the number of shares purchased during the year;

•	the per share purchase price for such shares;

•	the total administrative charge retained by us on behalf of each participant; and

•	the total number of shares purchased on behalf of the participant under the DRIP.

      Tax information with respect to income earned on shares under the DRIP for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

      Stockholders who purchase shares in this offering may become participants in the DRIP by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the DRIP and who has not previously elected to participate in the DRIP may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such stockholder’s desire to participate in the DRIP. Shareholders are eligible to participate in the DRIP only with respect to 100% of their shares. Participation in the DRIP will commence with the next distribution made after receipt of the participant’s notice, provided it is received at least ten days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the DRIP will apply to all distributions attributable to the distribution period in which the stockholder made such written election to participate in the DRIP and to all other distributions from that date. Participants will be able to terminate their participation in the DRIP at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the DRIP at our sole discretion, for any reason at any time, upon ten days’ prior written notice to all participants.

      A participant who chooses to terminate participation in the DRIP must terminate his or her entire participation in the DRIP and will not be allowed to terminate in part. If the DRIP is terminated, we will update our stock records to account for all whole shares purchased by the participant(s) in the DRIP, and if any fractional shares exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant’s terminating his interest in the DRIP or our termination of the DRIP. A participant in the DRIP who terminates his interest in the DRIP will be allowed to participate in the DRIP again by notifying us and completing any required forms.

      We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the DRIP.

Federal Income Tax Considerations

      Stockholders subject to federal income taxation who elect to participate in the DRIP will incur tax liability for distributions reinvested under the DRIP even though they will receive no related cash. Specifically, stockholders will be treated as if they have received a cash distribution from our company and then applied such distribution to purchase shares in the DRIP. A stockholder who reinvests distributions will be taxed on such distribution at ordinary income tax rates to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as capital gain.

Amendments and Termination

      We reserve the right to amend any aspect of the DRIP at our sole discretion and without the consent of stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. We also reserve the right to terminate the DRIP for any reason at any time by ten days’ prior written notice of termination to all participants. We may terminate a participant’s participation in the DRIP immediately if in our judgment such participant’s participation jeopardizes in any way our status as a REIT.

PROPOSED SHARE REPURCHASE PLAN

      Our board of directors has approved (but delayed the effectiveness of) a share repurchase plan that would provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. The plan will not become effective until the earlier of (i) the completion or termination of this offering, which may last until                     , 2006, and receipt of formal or informal relief from the issuer tender offer rules or (ii) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions and formal or informal relief from the issuer tender offer rules, which relief we may never obtain. Moreover, even when one of these conditions is met, our board of directors could choose not to implement the proposed repurchase plan or to amend its provisions without stockholder approval. Upon effectiveness, our proposed repurchase plan would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant restrictions and conditions described below.

      The prices at which shares may be sold back to us would be as follows:

•	During the offering period at $9.05 per share;

•	During the 12 months following the end of the offering period at $9.25 per share;

•	During the next 12 months at $9.50 per share;

•	During the next 12 months at $9.75 per share; and

•	Thereafter, at the greater of: (a) $10.00 per share; or (b) a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year.

      If we implement the plan, we will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent, 5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan.

      Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our repurchase plan at any time if it determines that the funds allocated to our repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our repurchase plan will require the affirmative vote of the majority of the board of directors, including a majority of the independent directors. A copy of our proposed share repurchase plan is attached as Exhibit D.

      We cannot guarantee that the funds set aside for our repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

      Stockholders are not required to sell their shares to us. Our repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange, inclusion of our shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

      Shares we purchase under our repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our repurchase plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

      We will notify you upon the effectiveness of the repurchase plan. Thereafter, if we terminate, amend or suspend our repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of properties.

      As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. Until required for the acquisition, development or operation of properties, we will keep the net proceeds of this offering in short-term, liquid investments.

      Initially, we do not intend to establish any reserves to fund our working capital needs because we expect that at least a majority of the tenant leases on the properties we acquire will be net leases which require that tenants pay the operating expenses of the property. To the extent we have insufficient funds for such working capital purposes, we may need to obtain financing from either affiliated or unaffiliated sources to meet our cash needs. There is no assurance that such financing will be available or, if available, that the terms will be acceptable to us.

      We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code beginning with our taxable year ending December 31, 2004. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and results of operations.

Results of Operations

      As of the date of this prospectus, we have not commenced business operations as we are in our organizational and development state. We do not intend to begin our operations until we have sold at least the minimum offering amount of 200,000 shares of our common stock. As we have not acquired any properties, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting the automotive, aviation and aerospace industries and real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our properties.

Liquidity and Capital Resources

      Our principal demands for cash will be for property acquisitions and the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our property acquisitions from the net proceeds of our public offering. We intend to acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for properties in cash or in units of limited partnership interest in our operating partnership. Due to the delay between the sale of our shares and our acquisition of properties, there may be a delay in the benefits to our stockholders, if any, of returns generated from our investments.

      We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to several uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell real estate investments is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates.

      Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing a line of credit, proceeds from the sale of properties and undistributed funds from operations. However, we currently have not identified any sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

      We have not paid any distributions as of the date of this prospectus. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Code.

Funds From Operations

      One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income or loss as determined under accounting principles generally accepted in the United States, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as our company.

      We define FFO, a non-GAAP measure, consistent with the NAREIT’s definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joints ventures will be calculated to reflect funds from operations on the same basis.

      We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

      Presentation of this information is intended to assist the reader in comparing the operating performance of different REIT’s, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.

PRINCIPAL STOCKHOLDERS

      The following table shows, as of the date of this prospectus, the number and percentage of shares of our common stock owned by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each director and (3) all directors and executive officers as a group.

	Number of Shares
	Beneficially Owned	Percent if	Percent if
	as of Commencement	Minimum	Maximum
Name	of this Offering(1)	is Sold	is Sold

Anthony W. Thompson, Chairman, CEO and President	—	*	*
Roger A. Johnson, Director	5,000	2.5%	*
Carlton P. Moffatt, Jr., Director	5,000	2.5%	*
K. Timothy O’Brien, Director	5,000	2.5%	*
Richard E. Strauss, Director	5,000	2.5%	*
All Named Executive Officers and Directors as a Group	20,000	10.0%	*

*	Represents less than 1% of our outstanding common stock.

(1)	These amounts include shares of restricted stock granted to each individual under our 2004 incentive award plan.

      As of the date of this prospectus, we have one stockholder of record, Mr. Rogers, President of our advisor. There is no established public trading market for our shares of common stock.

DESCRIPTION OF CAPITAL STOCK

General

      The following description of our capital stock highlights all material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock

      Under our charter, we have 200,000,000 authorized shares of common stock, $.01 par value per share, available for issuance. We have authorized the issuance of up to 105,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

      Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, redemption or appraisal rights or preemptive rights to subscribe for any of our securities.

      We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. GEMISYS Corporation acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to GEMISYS Corporation a transfer and assignment form, which we will provide to you at no charge upon written request.

Stockholder Voting

      Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors.

      Our charter provides that we may not, without the affirmative vote of stockholders holding at least a majority of all the shares entitled to vote on the matter:

•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to classifications and reclassifications of our capital stock and increases or decreases in the aggregate number of shares of our stock or the number of shares of stock of any class or series;

•	sell all or substantially all of our assets other than in the ordinary course of our business;

•	cause a merger or reorganization of our company; or

•	dissolve or liquidate our company.

      Our charter further provides that, without the necessity for concurrence by our board of directors, our stockholders may vote to elect or remove any or all of our directors.

      Each stockholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast. Any such signed writing or written consent must be received by the board of directors prior to the date on which the vote is taken.

      Pursuant to Maryland law, if no meeting is held, 100% of the stockholders must consent in writing to take effective action on behalf of our company.

Preferred Stock

      Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. There is no requirement that a majority of the independent directors approve the issuance of preferred stock.

Issuance of Additional Securities and Debt Instruments

      Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

      In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

      Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

      Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause our company to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

•	before our common stock qualifies as a class of “publicly-offered securities,” result in 25% or more of our common stock being owned by ERISA investors;

will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

      Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

      Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

      The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

      We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

      “Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

      If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned shares of common or preferred stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

      If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

      The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares or by our advisor. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

      All certificates representing shares of common or preferred stock will bear a legend referring to the restrictions described above.

      The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of common stock or otherwise be in your interest as a stockholder.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW

AND OUR CHARTER AND BYLAWS

      The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.

Our Charter and Bylaws

      Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors, including our independent directors, unanimously approved our charter and bylaws. A majority of our independent directors must approve or ratify any subsequent amendment to our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

      An annual meeting of our stockholders will be held upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the President or a majority of our board of directors or a majority of the independent directors, and will be called by the President upon written request of stockholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

      Our charter provides that the number of directors of our company may not be fewer than three and that a majority of the directors will be independent directors. This provision may only be amended by a vote of a majority of our stockholders. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders owning at least a majority of the outstanding shares.

      Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders or when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

      Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation on Organizational and Offering Expenses

      The total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable, and in any event, will not exceed an amount equal to 15% of the gross proceeds raised in this offering.

Limitation of Liability and Indemnification

      Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

      Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

      However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

      In spite of the above provisions of Maryland law, our charter provides that we will indemnify and hold harmless our directors, officers, our advisor or their affiliates for losses they may incur by reason of their service in that capacity or at our request serving as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise only if all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	our directors, officers, or our advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our officers or directors or our advisor or their affiliates, excluding the independent directors; or

•	gross negligence or willful misconduct by the independent directors.

      The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

      We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

      Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

      Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

      We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter.

      The indemnification provided in our charter is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our charter.

Defenses Available

      There are defenses available to our directors and officers and our advisor under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder’s action in good faith, in a manner he or she reasonably believed to be in the best interests of our company and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care or a committee of the board of directors on which the director does not serve as to a matter within its authority so long as the director has a reasonable belief that the committee merits its confidence.

Inspection of Books and Records

      Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

      Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

      We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

      We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

      The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

      If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

      The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

      In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

      In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

      Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our stockholders do not approve the roll-up transaction.

Anti-Takeover Provisions of the MGCL

      The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

      Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

      Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL only with respect to affiliates of our company and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any affiliate of our company. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

      The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

(1) a person who makes or proposes to make a control share acquisition,

(2) an officer of the corporation, or

(3) an employee of the corporation who is also a director of the corporation.

      “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(a) one-tenth or more but less than one-third,

(b) one-third or more but less than a majority, or

(c) a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

      A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

      The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

      Section 2.13 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

      Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	two-thirds vote requirements for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

      We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Dissolution or Termination of Our Company

      We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and a majority of our stockholders. If, before                     , 2009, our common stock is not listed on a national securities exchange or quoted on a national market system or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the stockholders at the next annual meeting a proposal to extend or eliminate this deadline or to liquidate all of our properties in an orderly fashion and distribute the net proceeds to our stockholders. Our operating partnership has a perpetual existence.

Transactions with Affiliates

      We have established restrictions on dealings between our company, our advisor and any of their officers, directors or affiliates in our charter and elsewhere. Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in the best interests of our company and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between our company and any of our directors or between our company and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:

•	the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

•	the material facts of the transaction and interest are disclosed to or known by our stockholders and the transaction is authorized approved or ratified by the disinterested stockholders; or

•	the transaction is fair and reasonable to our company.

Advance Notice of Director Nominations and New Business

      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

SHARES AVAILABLE FOR FUTURE SALE

      All of the shares of common stock offered and sold by this prospectus to the public or pursuant to our distribution reinvestment plan will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 100,000,000 shares to the public and up to 5,000,000 shares in connection with our distribution reinvestment plan.

AGREEMENT OF LIMITED PARTNERSHIP

      The following description of the Agreement of Limited Partnership is a summary of the provisions included in the Agreement of Limited Partnership. Currently, our company and our advisor are the only partners of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

      Our operating partnership has been organized as a Maryland limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners’ redemption rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

      Our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

      We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for the general partnership interests in our operating partnership, and all limited partnership interests other than our advisor’s 20,000 units purchased in compliance with the requirements of NASAA applicable to REITs. Our advisor has no voting rights by virtue of its status as a special limited partner.

      The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

      Moreover, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

      Under the Agreement of Limited Partnership, limited partners, other than our advisor and its affiliates, have redemption rights, which enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;

•	result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

•	cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.

      A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

      The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our stockholders.

Special Limited Partner

      Our advisor is a special limited partner in our operating partnership. Special limited partners have no voting rights.

      As a special limited partner, our advisor is entitled to receive an incentive distribution equal to 10% of the net proceeds of the sale of a property after our company has received, and paid to the stockholders, the sum of:

•	our Invested Capital that initially was allocated to the property sold;

•	any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties; and

•	any remaining shortfall in the 8% return.

      Invested Capital will equal the product of:

•	the sum of (1) the number of shares of common stock that we issue, including any shares actually issued through the distribution reinvestment plan, or the 2004 incentive award plan, and (2) the number of partnership units issued by our operating partnership to limited partners other than our advisor; and

•	a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering.

When a property is sold, Invested Capital will be reduced by the lesser of: (A) the net sale proceeds available for distributions; or (B) the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

      If we and, in turn, our stockholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership’s last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor has previously received.

      Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that we will be able to pay an annual 8% return to our stockholders. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.

      If the advisory agreement is terminated as a result of the merger of our advisor into our company or in connection with the listing of our shares on a national securities exchange or national market system, our advisor’s status as a special limited partner will entitle it to receive cash, or if agreed by both our advisor and our company, shares of common stock of our company or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value.

Operations

      The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

      In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to our public offering;

•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

      The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, excluding net sale or refinancing proceeds, and net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership, on a monthly basis in accordance with the percentage interests of the partners. In our sole discretion, we will determine the amounts of such distributions. Our operating partnership does not intend to maintain cash reserves to fund distributions. The net sale proceeds from the sale of one of our operating partnership’s properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital that initially was allocated to that property, (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and (3) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 90% to us and 10% to our advisor. Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that our operating partnership will be able to pay an annual 8% return to its partners, including our company. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.

      Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

      Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership’s last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

      Operating Income. Operating income of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (3) under Operating Losses below and losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

(2) Second, 90% to our company and 10% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and our advisor in that same proportion pursuant to clause (2) under operating losses below and clause (1) under Losses from Capital Transactions below;

(3) Third, 100% to our company until we have been allocated operating income and gain from property sales in an amount equal to the distributions to us of our 8% return on Invested Capital;

(4) Fourth, 90% to our company and 10% to our advisor until our advisor has been allocated operating income and gain from property sales in an amount equal to the net sales proceeds distributed to our advisor; and

(5) Thereafter, any remaining operating income will be allocated 100% to our company.

      Operating Losses. Operating losses of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (5) under Operating Income above;

(2) Second, 90% to our company and 10% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions below; and

(3) Thereafter, any remaining operating losses will be allocated 100% to our company.

      All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.

      Gains from Capital Transactions. Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of operating losses and losses from property sales previously allocated 100% to us pursuant to clause (3) under Operating Losses above and clause (2) under Losses from Capital Transactions below;

(2) Second, 90% to our company and 10% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses above clause (2) under Losses from Capital Transactions below;

(3) Third, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership’s investment in the property, (B) the amount by which our Invested Capital allocable to the property sold exceeds the operating partnership’s investment in the property, (C) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties that is distributed to us in connection with the sale of the property, and (D) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

(4) Thereafter, any remaining gain will be allocated 90% to our company and 10% to our advisor.

      Losses from Capital Transactions. Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 90% to our company and 10% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.

      Gains from Terminating Capital Transactions. Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

(2) Thereafter, any remaining gain will be allocated 90% to our company and 10% to our advisor.

      Losses from Terminating Capital Transactions. Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 90% to our company and 10% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clauses (2) and (4) under Operating Income above and clause (4) under Gains from Capital Transactions above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.

      Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

      All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

      Our operating partnership will continue in perpetuity or until dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

      Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

      This section summarizes the federal income tax issues that you, as a prospective stockholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below, among others.

      The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

      We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

      We plan to elect to be taxed as a REIT under the federal income tax laws commencing with the taxable year ending December 31, 2004. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

      Hirschler Fleischer has acted as tax counsel to us in connection with this offering. Hirschler Fleischer is of the opinion that based on our proposed method of operation, we are in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2004. Hirschler Fleischer’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Hirschler Fleischer has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2004, or in any future year.

      Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hirschler Fleischer will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hirschler Fleischer can assure you that we will satisfy those tests.

      If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

      However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 90% of our REIT ordinary net income for such year, (2) 90% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that we make an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.

Requirements for Qualification

      A REIT is a corporation that meets the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.

      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

      If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

      We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be considered to be assets, liabilities, and items of income, deduction, and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

      In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

      We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt or obligations secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

      Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

      Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a related party tenant.

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”

      We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimus amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the property.

      We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimus rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

      If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimus exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

      To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

      For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

      If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

      A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests

      To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

      The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding voting securities. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

      We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

      Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries (“TRSs”) which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs, determined on a quarterly basis.

      If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

      To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

      We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

      From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

      We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

      We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

      If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

      As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to the new lower rate. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

      A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

      We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

      If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Stockholders on the Disposition of the Common Stock

      In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2004 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

      We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

      A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of Tax-Exempt Stockholders

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

      The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

      A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

      The U.S. Treasury Department has issued final regulations with respect to the withholding requirements for distributions made after December 31, 2000, and we will comply with these final regulations.

      A non-U.S. stockholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

      For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

      A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Other Tax Consequences

      We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

      The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

      In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	is prudent under the general ERISA standards.

      In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

      The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

      The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Securities Exchange Act of 1934 within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

      Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

      The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

      The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

      We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

      One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our articles of incorporation will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

      If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to plan stockholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

      If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

      The total of 105,000,000 shares registered in this offering includes:

•	a maximum of 100,000,000 shares offered to residents of our sales states; and

•	up to 5,000,000 shares offered to our stockholders under our distribution reinvestment plan.

Shares Issued Publicly to Residents of Our Sales States

      The 100,000,000 shares offered to residents of our sales states are being offered through NNN Capital Corp., the dealer manager, a registered broker-dealer affiliated with our advisor, and unaffiliated broker-dealers. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

      Our advisor purchased 20,000 units of limited partnership interests in our operating partnership, at a price of $10.00 per unit, or $200,000. Our advisor purchased such units for cash and may not sell such units for as long as it serves as the advisor to our company; however, the advisor may transfer all or a portion of such units to affiliates, but has no present intention to do so. Our advisor or its affiliates may also purchase shares of our company. However, any shares sold to the advisor or its affiliates will not count toward the minimum amount of shares required to break escrow. In addition, neither the dealer manager nor any other broker-dealer will receive any compensation with respect to shares sold to our advisor.

      Our board of directors and the dealer manager have determined the offering price of the shares. While our board considered primarily the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, the offering price is not related to the company’s historical book value or earnings and bears no relationship to any established criteria for valuing adjusted or outstanding shares.

      Except as provided below, the dealer manager will receive commissions of 6.75% of the gross offering proceeds. In addition, we will pay the dealer manager 2.75% of the gross offering proceeds for marketing fees and due diligence expense reimbursement as follows: an amount equal to (1) 2.25% of the gross offering proceeds for reimbursement of expenses associated with marketing fees, wholesaling fees, expense reimbursements, sales seminars and volume discounts and (2) 0.5% of the gross offering proceeds for reimbursement of due diligence expenses. The dealer manager may reallow up to 0.5% of the marketing fees and 0.5% of the due diligence expense reimbursement to broker-dealers participating in the offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

      The dealer manager may authorize other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 6.75% of the gross offering proceeds to such participating broker-dealers.

      We have agreed to indemnify the participating broker-dealers, including the dealer manager, against liabilities arising under the Securities Act of 1933 unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws will be governed by such law.

      The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

      Our advisor and its affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions and marketing fees and due diligence expense reimbursements in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will not pay any selling commissions in connection with any shares purchased by our advisor.

      There will be no sales to discretionary accounts without the prior specific written approval of the customer.

      Payment for shares should be made by check payable to “A REIT, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the distribution reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 100 shares, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000.

      Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 200,000 shares aggregating at least $2,000,000 have been received and accepted by us. Neither the shares granted to or purchased by our officers, employees or directors under the 2004 incentive award plan nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

      If subscriptions for at least 200,000 shares have not been received and accepted by                     , 2005, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than three business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

      Initial subscribers may be admitted as stockholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

      After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within three business days. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable stockholder is admitted to our company.

      You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, New York, North Carolina and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the Subscription Agreement (Exhibit B) to this prospectus in order to effect the designation.

      Our directors and officers, as well as officers, managers and employees of our advisor and its affiliates, may purchase shares in our offering at a discount. The purchase price for these shares will be $9.05 per share reflecting the fact that selling commissions in the amount of $0.675 per share and marketing fees and due diligence expense reimbursements in the amount of $0.275 per share will not be paid in connection with these sales. The net proceeds to us from these sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

      In addition, the dealer manager may sell shares to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.675, for a purchase price of $9.325, in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be substantially the same as our net proceeds from other sales of shares.

      A “purchaser,” as defined below, who purchases more than 50,000 shares at any one time through a single participating broker-dealer will receive a mandatory discount on the purchase price of the shares above 50,000. The selling commissions payable to the participating broker-dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price
	Commission	Per
Shares Purchased in the Transaction	Rate	Share

1 to 50,000	6.75%	$10.00
50,001 to 100,000	5.75%	$9.90
100,001 to 200,000	4.75%	$9.80
200,001 to 300,000	3.75%	$9.70
300,001 to 400,000	2.75%	$9.60
400,001 to 500,000	1.75%	$9.50
500,001 and up	0.75%	$9.40

      The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. Thus, for example, an investment of $1,499,994 would result in a total purchase of 151,530 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 6.75% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 5.75% commission; and

•	51,530 shares at $9.80 per share (total: $504,994) and a 4.75% commission.

      Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.”

      For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.

      Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

      California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

      Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

      Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

      Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

Shares Issued Under DRIP

      We have adopted a DRIP under which our stockholders may elect to have their cash distributions reinvested in additional shares of our common stock. Distributions will be used to purchase shares on behalf of the participants from our company. All such distributions will be invested in shares within 30 days after such payment date. Participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. Until the earlier to occur of the termination of this offering or the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares purchased under the DRIP will be $9.50 per share. Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering. The DRIP will be administered by us or one of our affiliates. Participants may terminate their participation in the DRIP by written notice to us.

SALES LITERATURE

      In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a power point presentation that provides information regarding our company and our offering; and the past performance of programs managed by our advisor and its affiliates. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

      The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

EXPERTS

      The balance sheet of A REIT, Inc. as of January 23, 2004 (date of inception) included in this prospectus, has been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS TO STOCKHOLDERS

      We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.

LEGAL MATTERS

      Certain legal matters will be passed upon for us by Hirschler Fleischer, Richmond, Virginia. The statements under the caption “Federal Income Tax Consequences of Our Status as a REIT” as they relate to federal income tax matters have been reviewed by Hirschler Fleischer and Hirschler Fleischer has opined as to certain federal income tax matters relating to an investment in shares of A REIT. Hirschler Fleischer will advise us with respect to real estate law and other matters as well. Hirschler Fleischer has also represented Triple Net Properties, LLC, our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. Louis J. Rogers, a shareholder at Hirschler Fleischer, was the initial stockholder of our company and owns ten shares of our common stock. Mr. Rogers also owns approximately 1% of the founding shares of our advisor and is currently the President of our advisor. Venable LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby.

LEGAL PROCEEDINGS

      None of our company, our operating partnership or our advisor is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against any of them.

ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

      The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder

A REIT, Inc.

We have audited the accompanying balance sheet of A REIT, Inc., a Maryland corporation (the “Company”), as of January 23, 2004 (date of inception). The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of January 23, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP

Los Angeles, California
June 30, 2004

A REIT, INC.

CONSOLIDATED BALANCE SHEET

June 30, 2004 and January 23, 2004 (date of inception)

ASSETS

	June 30, 2004	January 23, 2004

	(Unaudited)
Cash	$184,000	$100
Due from affiliated company	16,100	—

Total assets	$200,100	$100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Minority interest of limited partner in Operating Partnership	$200,000	$—
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized; 10 shares issued and outstanding	100	100

Total shareholders’ equity	100	100

Total liabilities and shareholders’ equity	$200,100	$100

The accompanying notes are an integral part of this financial statement.

A REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
January 23, 2004

1. ORGANIZATION AND NATURE OF BUSINESS

      A REIT, Inc. (the “Company”) was incorporated on January 23, 2004 under the laws of the State of Maryland. If the Company meets the qualification requirements, it intends to elect to be treated as a real estate investment trust (“REIT”) for federal income tax purposes for its first full tax year. The Company was incorporated to raise capital and acquire ownership interests in automotive, aviation and aerospace related office, industrial, retail and service real estate properties. As of June 30, 2004, the Company does not own any properties.

      The Company is planning to commence a best efforts initial public offering (the “Offering”) in which it intends to offer a minimum of 200,000 shares of its common stock and a maximum of 100 million shares of its common stock for $10 per share.

      The Board of Directors has approved, but delayed the adoption of, a share repurchase plan. The Company will not adopt the share repurchase plan until the earlier of (i) the completion or termination of the Offering, which may last until                , 2006 and receipt of formal or informal relief from the issuer tender offer rules or (ii) receipt by the Company from the Securities and Exchange Commission of exemptive relief from rules restricting issuer purchases during distributions and receipt of formal or informal relief from the issuer tender offer rules, which exemption the Company may never obtain. The proposed share repurchase plan allows for share repurchases by the Company when certain criteria are met. Share repurchases will be made at the sole discretion of the Board of Directors.

      The Board of Directors has approved the adoption of the 2004 Incentive Award Plan (the “Plan”). Under the terms of the Plan, the aggregate number of shares of Company common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares. Pursuant to the provisions of the Plan, the Company intends to grant 5,000 shares of restricted stock to each of its non-officer directors on the date its registration statement becomes effective. To the extent allowed by applicable law, the non-officer directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest in equal amounts over five years from the date of grant. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

2. BASIS OF PRESENTATION IN FUTURE FINANCIAL STATEMENTS

      The Company intends to operate in an umbrella partnership REIT structure in which its majority-owned subsidiary, A REIT, L.P., a Maryland limited partnership (the “Operating Partnership”), or wholly owned subsidiaries of the Operating Partnership, will own substantially all of the properties acquired on behalf of the Company. The Company will be the sole general partner of the Operating Partnership and, except as described in the following sentence, will own 100% of the equity interests therein. The Company’s advisor, Triple Net Properties, LLC (the “Advisor”), is a special limited partner in the Operating Partnership which entitles the Advisor to receive certain incentive distributions after a minimum 8% return (as defined) has been paid to the Company’s stockholders. The Advisor is affiliated with the Company in that the two entities have common officers and directors, some of whom also own an equity interest in the Advisor. The business of the Company will be managed by the Advisor.

      Because the Company will be the sole general partner of the Operating Partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to the Operating Partnership), the accounts of the Operating Partnership are consolidated in the Company’s future financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

A REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

3. RELATED PARTY TRANSACTIONS

      On April 26, 2004, the Advisor purchased 20,000 operating units of A REIT L.P. for total cash consideration of $200,000. The Chief Executive Officer of the Advisor is also the Chairman and Chief Executive Officer of the Company.

      As of June 30, 2004, organizational and offering costs of approximately $507,000 had been incurred on behalf of the Company. These costs are not recorded in the financial statements of the Company because such costs are not a liability of the Company until the subscriptions for the minimum number of shares are received and accepted by the Company. When recorded by the Company, organizational and offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to shareholders’ equity as such amounts are reimbursed to the Advisor or its affiliates from the gross proceeds of the Offering.

EXHIBIT A

PRIOR PERFORMANCE TABLES

      The following Prior Performance Tables (the “Tables”) provide information relating to prior real estate investment programs sponsored by our advisor (“Prior Programs”). As of December 31, 2003, our advisor has served as advisor or sponsor of a total of approximately 70 real estate investment entities, consisting of two public REITs (G REIT and T REIT), one private REIT and 67 other private programs. The investment objectives of the two public REITs may be considered similar to our investment objectives because each of those public REITs seek to acquire and operate commercial properties. The difference in each public REIT is in the focus of the types of commercial properties. G REIT focuses on government-oriented properties while T REIT focuses on tax free states whereas our company’s focus is on automotive, aviation and aerospace related properties. Our advisor’s private REIT has similar investment objectives to ours in that it was formed to acquire office and industrial properties as well as retail shopping centers.

      The remaining prior private programs sponsored by our advisor had as their investment objective to purchase undivided tenant in common interests in a single property through a limited liability company.

      All of these programs had, as their primary investment objective, the acquisition, ownership, operation and eventual sale of real estate.

      As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in “Prior Performance Summary” elsewhere in this prospectus.

      As an investor in our company, you will not own any interest in the prior programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs.

      Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the Prior Programs thus provide an indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

      The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)

Table II — Compensation to Sponsor (Unaudited)

Table III — Annual Operating Results of Prior Programs (Unaudited)

Table IV — Results of Completed Programs (Unaudited)

Table V — Sales or Disposals of Properties (Unaudited)

      Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the Securities and Exchange Commission. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
December 31, 2003
This Table I provides a summary of the experience of Triple Net Properties, LLC, our advisor, for which offerings have been completed since 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also presented is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

						NNN
			Truckee			Town &		NNN
	Telluride		River Office	Yerington	NNN	Country	NNN	Redevelopment
	Barstow,		Tower,	Shopping	Fund VIII,	Shopping	‘A’ Credit	Fund VIII,
	LLC	WREIT, Inc.	LLC	Center, LLC	LLC	Center, LLC	TIC, LLC	LLC

Dollar Amount Offered	$1,620,000	$50,000,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000	$8,000,000

Dollar Amount Raised	1,620,000	14,051,000	5,550,000	1,625,000	8,000,000	7,200,000	2,500,000	7,579,528

Percentage Amount Raised	100.0%	28.1%	100.0%	100.0%	100.0%	100.0%	100.0%	94.7%

Less Offering Expenses:
Selling Commissions	10.0%	8.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Marketing Support & Due Diligence Reimbursement	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Organization & Offering Expenses(1)	2.5%	4.5%	3.0%	4.9%	3.0%	3.0%	3.5%	3.5%
Due Diligence Allowance(2)	1.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Reserves	3.6%	1.5%	3.7%	7.8%	8.9%	2.0%	6.1%	9.5%

Percent Available for Investment	82.4%	85.5%	82.8%	76.8%	77.6%	84.5%	79.9%	76.5%
Acquisition Cost:
Cash Down Payment	75.6%	83.0%	73.7%	70.3%	70.7%	74.3%	73.8%	69.5%
Loan Fees	5.3%	2.5%	5.1%	2.0%	2.4%	5.7%	2.1%	2.5%
Acquisition Fees Paid to Affiliates	1.5%	0.0%	4.0%	4.5%	4.5%	4.5%	4.0%	4.5%

Total Acquisition Cost	82.4%	85.5%	82.8%	76.8%	77.6%	84.5%	79.9%	76.5%

Percent Leveraged	0%	73%	77%	71%	77%	80%	73%	78%
Date Offering Began	1-Jun-98	1-Jul-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99	27-Aug-99
Date Offering Ended	16-Dec-98	27-Apr-00	15-Jul-99	31-Aug-99	7-Mar-00	29-Mar-00	12-Jul-00	5-Jun-00
Length of Offering (days)	198	666	328	260	379	324	337	283
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	46	653	102	83	180	52	295	258
Number of Investors	14	326	68	11	125	63	29	153

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

					NNN
	NNN	NNN Tech		NNN	Westway		NNN	NNN
	Exchange	Fund III,	†	Horizon	Shopping	Kiwi	2000 Value	Rocky Mount.
	Fund III, LLC	LLC	T REIT, Inc.	Fund LLC	Center, LLC	Assoc, LLC	Fund, LLC	Exchange, LLC

Dollar Amount Offered	$6,300,000	$3,700,000	$100,000,000	$12,000,000	$3,300,000	$2,800,000	$5,900,000	$2,670,000

Dollar Amount Raised	6,300,000	3,698,750	46,395,000	3,573,000	3,278,250	2,681,352	5,899,000	2,670,000

Percentage Amount Raised	100.0%	100.0%	46.4%	29.8%	99.3%	95.8%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	10.0%	8.0%	8.0%	8.5%	8.0%	8.0%	9.5%	8.5%
Marketing Support & Due Diligence Reimbursement	0.0%	2.0%	1.5%	2.0%	2.0%	2.0%	0.0%	2.0%
Organization & Offering Expenses(1)	3.5%	3.5%	2.5%	1.0%	3.5%	3.5%	4.0%	4.0%
Due Diligence Allowance(2)	0.5%	0.5%	0.0%	0.0%	0.5%	0.5%	0.5%	0.0%
Reserves	10.5%	8.2%	0.0%	0.0%	5.4%	4.8%	5.4%	4.5%

Percent Available for Investment	75.5%	77.8%	88.0%	88.5%	80.6%	81.2%	80.6%	81.0%
Acquisition Cost:
Cash Down Payment	69.0%	68.9%	87.5%	88.5%	73.9%	74.7%	73.9%	74.5%
Loan Fees	2.0%	4.4%	0.0%	0.0%	2.2%	2.0%	2.2%	2.0%
Acquisition Fees Paid to Affiliates	4.5%	4.5%	0.5%	0.0%	4.5%	4.5%	4.5%	4.5%

Total Acquisition Cost	75.5%	77.8%	88.0%	88.5%	80.6%	81.2%	80.6%	81.0%

Percent Leveraged	70%	74%	62%	N/A	72%	0%	0%	74%
Date Offering Began	15-Sep-99	21-Feb-00	22-Feb-00	30-Mar-00	26-Apr-00	9-Jun-00	15-Jul-00	25-Jul-00
Date Offering Ended	31-May-00	20-Jun-00	31-May-02	23-Jun-00	31-Dec-00	4-Feb-01	27-Feb-01	15-Feb-01
Length of Offering (days)	259	120	829	85	249	240	227	205
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	259	116	823	75	162	240	214	127
Number of Investors	27	26	2,060	75	33	23	125	11

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

	NNN		NNN	NNN
	2004 Notes	Market	2005 Notes	Sacramento
	Program, LLC	Centre, LLC	Program, LLC	Corp Ctr, LLC

Dollar Amount Offered	$5,000,000	$1,000,000	$6,000,000	$12,000,000

Dollar Amount Raised	5,000,000	1,000,000	2,300,000	12,000,000

Percentage Amount Raised	100.0%	100.0%	38.3%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	1.5%	1.5%	1.5%	1.5%
Organization & Offering Expenses(1)	1.5%	1.5%	1.5%	4.0%
Due Diligence Allowance(2)	0.0%	0.5%	0.0%	0.5%
Reserves	0.0%	10.8%	0.0%	4.0%

Percent Available for Investment	89.0%	77.7%	89.0%	82.0%
Acquisition Cost:
Cash Down Payment	0.0%	73.2%	0.0%	77.5%
Loan Fees	0.0%	4.5%	0.0%	0.0%
Acquisition Fees Paid to Affiliates	0.0%	0.0%	0.0%	4.5%

Total Acquisition Cost	0.0%	77.7%	0.0%	82.0%

Percent Leveraged	N/A	69%	N/A	70%
Date Offering Began	29-Aug-00	1-Sep-00	15-Sep-00	8-Nov-00
Date Offering Ended	14-Aug-01	17-Nov-00	13-Mar-01	21-May-01
Length of Offering (days)	350	77	179	194
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	342	47	164	147
Number of Investors	65	7	46	66

[Additional columns below]

[Continued from above table, first column(s) repeated]

			NNN
			Camelot
	NNN	NNN	Plaza	NNN	NNN
	Dry Creek	2001 Value	Shopping	Washington	Reno
	Centre, LLC	Fund, LLC	Center, LLC	Square, LLC	Trademark, LLC

Dollar Amount Offered	$3,500,000	$11,000,000	$2,400,000	$3,000,000	$3,850,000

Dollar Amount Raised	3,500,000	10,992,321	2,400,000	3,000,000	3,850,000

Percentage Amount Raised	100.0%	99.9%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.5%
Marketing Support & Due Diligence Reimbursement	1.5%	2.5%	2.5%	2.5%	2.0%
Organization & Offering Expenses(1)	3.5%	3.5%	5.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	3.3%	21.4%	7.8%	4.6%	4.5%

Percent Available for Investment	83.7%	64.6%	76.8%	80.9%	81.0%
Acquisition Cost:
Cash Down Payment	80.1%	56.4%	72.8%	78.9%	79.0%
Loan Fees	3.6%	3.2%	4.0%	2.0%	2.0%
Acquisition Fees Paid to Affiliates	0.0%	5.0%	0.0%	0.0%	0.0%

Total Acquisition Cost	83.7%	64.6%	76.8%	80.9%	81.0%

Percent Leveraged	73%	57%	58%	66%	62%
Date Offering Began	15-Nov-00	12-Mar-01	30-Mar-01	1-May-01	30-May-01
Date Offering Ended	31-Jan-01	30-Jun-02	3-Dec-01	21-Nov-01	26-Sep-01
Length of Offering (days)	77	475	248	204	119
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	77	443	248	204	119
Number of Investors	16	263	11	12	7

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

	NNN	NNN	NNN LV	NNN
	One Gateway	Gateway	1900 Aerojet	Timberhills
	Plaza, LLC	Aurora, LLC	Way, LLC	Shop Ctr, LLC

Dollar Amount Offered	$4,200,000	$2,000,000	$2,000,000	$3,700,000

Dollar Amount Raised	4,197,500	1,054,000	2,000,000	3,695,375

Percentage Amount Raised	99.9%	52.7%	100.0%	99.9%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	7.5%	8.0%
Marketing Support & Due Diligence Reimbursement	1.5%	1.5%	2.0%	2.5%
Organization & Offering Expenses(1)	4.0%	3.0%	3.0%	4.0%
Due Diligence Allowance(2)	1.0%	1.0%	0.0%	0.0%
Reserves	4.0%	0.0%	9.1%	4.0%

Percent Available for Investment	81.5%	86.5%	78.4%	81.5%
Acquisition Cost:
Cash Down Payment	75.0%	85.0%	76.1%	79.3%
Loan Fees	2.5%	1.5%	2.3%	2.2%
Acquisition Fees Paid to Affiliates	4.0%	0.0%	0.0%	0.0%

Total Acquisition Cost	81.5%	86.5%	78.4%	81.5%

Percent Leveraged	73%	82%	70%	68%
Date Offering Began	8-Jun-01	10-Jul-01	26-Jul-01	31-Jul-01
Date Offering Ended	25-Sep-01	17-Aug-01	31-Aug-01	27-Nov-01
Length of Offering (days)	109	38	36	119
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	109	38	36	119
Number of Investors	10	2	8	13

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	VC/RE	NNN	NNN
	Addison	County Center	Balanced Fund II,	City Center	Union
	Com Ctr, LLC	Drive, LLC	LLC	West ‘B’, LLC	Square, LLC

Dollar Amount Offered	$3,650,000	$3,125,000	$10,000,000	$8,200,000	$578,000

Dollar Amount Raised	3,650,000	3,093,750	1,820,000	8,200,000	578,000

Percentage Amount Raised	100.0%	99.0%	18.2%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	4.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.0%	2.5%	2.7%
Organization & Offering Expenses(1)	4.0%	4.0%	0.5%	4.0%	1.8%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	4.0%	2.0%
Reserves	3.8%	4.5%	1.0%	4.6%	5.5%

Percent Available for Investment	81.7%	81.0%	92.5%	76.9%	80.0%
Acquisition Cost:
Cash Down Payment	79.3%	79.0%	0.0%	75.0%	73.0%
Loan Fees	2.4%	2.0%	55.5%	1.9%	7.0%
Acquisition Fees Paid to Affiliates	0.0%	0.0%	37.0%	0.0%	0.0%

Total Acquisition Cost	81.7%	81.0%	92.5%	76.9%	80.0%

Percent Leveraged	72%	58%	N/A	69%	69%
Date Offering Began	16-Aug-01	18-Sep-01	1-Nov-01	1-Oct-01	28-Jan-02
Date Offering Ended	2-Apr-02	6-Feb-02	31-Oct-03	14-Jun-02	2-Mar-02
Length of Offering (days)	230	141	730	227	33
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	77	141	702	85	40
Number of Investors	16	18	26	15	3

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

	NNN
	Arapahoe	NNN	NNN	NNN
	Service	City Center	Titan Bldg. &	Pacific Corporate
	Center II, LLC	West ‘A’, LLC	Plaza, LLC	Park 1, LLC

Dollar Amount Offered	$4,000,000	$3,500,000	$2,500,000	$5,800,000

Dollar Amount Raised	4,000,000	1,237,803	2,219,808	5,800,000

Percentage Amount Raised	100.0%	35.4%	88.8%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	0.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	1.0%
Organization & Offering Expenses(1)	4.0%	4.0%	3.0%	1.0%
Due Diligence Allowance(2)	0.0%	0.0%	1.9%	2.5%
Reserves	4.6%	2.7%	3.8%	7.5%

Percent Available for Investment	80.9%	82.8%	80.8%	88.0%
Acquisition Cost:
Cash Down Payment	76.0%	76.2%	75.2%	85.1%
Loan Fees	2.4%	2.6%	1.6%	2.9%
Acquisition Fees Paid to Affiliates	2.5%	4.0%	4.0%	0.0%

Total Acquisition Cost	80.9%	82.8%	80.8%	88.0%

Percent Leveraged	63%	59%	65%	56%
Date Offering Began	11-Feb-02	12-Feb-02	18-Feb-02	11-Mar-02
Date Offering Ended	20-Jun-02	15-Mar-02	28-May-02	25-Jun-02
Length of Offering (days)	130	31	100	106
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	67	41	58	16
Number of Investors	16	2	5	45

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN	NNN	NNN
	North Reno	Brookhollow	2002 Value	1397 Galleria	Bryant Ranch
	Plaza, LLC	Park, LLC	Fund, LLC	Drive, LLC	LLC

Dollar Amount Offered	$2,750,000	$6,550,000	$30,000,000	$1,950,000	$5,000,000

Dollar Amount Raised	2,750,000	$6,550,000	29,799,260	1,950,000	5,000,000

Percentage Amount Raised	100.0%	100.0%	99.3%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	2.5%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	14.6%	4.5%	8.0%	8.2%	8.6%

Percent Available for Investment	70.9%	81.0%	79.0%	77.3%	76.9%
Acquisition Cost:
Cash Down Payment	65.5%	75.6%	71.0%	69.8%	71.6%
Loan Fees	2.3%	1.9%	2.5%	5.0%	2.8%
Acquisition Fees Paid to Affiliates	3.1%	3.5%	5.5%	2.5%	2.5%

Total Acquisition Cost	70.9%	81.0%	79.0%	77.3%	76.9%

Percent Leveraged	74%	65%	67%	56%	59%
Date Offering Began	31-Mar-02	12-Apr-02	15-May-02	24-May-02	10-Jun-02
Date Offering Ended	19-Jun-02	3-Jul-02	14-Jul-03	23-Oct-02	12-Nov-02
Length of Offering (days)	80	82	425	152	155
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	80	82	400	110	87
Number of Investors	14	24	707	12	24

†	Public Program.

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

							NNN
	NNN	NNN	NNN		NNN	NNN	Kahana	NNN
	4241 Bowling	Wolf Pen	Alamosa Plaza,	†	2006 Notes	Saddleback,	Gateway	Springtown
	Green, LLC	Plaza, LLC	LLC	G REIT, Inc.	Program, LLC	LLC	Center, LLC	Mall, DST

Dollar Amount Offered	$2,850,000	$5,500,000	$6,650,000	$200,000,000	$10,000,000	$3,865,800	$8,140,000	$2,550,000

Dollar Amount Raised	2,850,000	5,500,000	6,650,000	173,047,631	1,044,881	3,865,800	8,140,000	2,550,000

Percentage Amount Raised	100.0%	100.0%	100.0%	86.5%	10.4%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	7.0%	6.5%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	3.0%	1.0%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	4.0%	2.0%	0.5%	4.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	7.0%	8.2%	5.6%	0.0%	0.0%	7.8%	5.3%	10.2%

Percent Available for Investment	78.5%	77.3%	79.9%	88.0%	92.0%	77.7%	80.2%	75.3%
Acquisition Cost:
Cash Down Payment	73.5%	71.9%	75.2%	87.5%	0.0%	71.9%	76.3%	70.2%
Loan Fees	2.5%	2.4%	2.2%	0.0%	0.0%	3.3%	1.9%	2.6%
Acquisition Fees Paid to Affiliates	2.5%	3.0%	2.5%	0.5%	0.0%	2.5%	2.0%	2.5%

Total Acquisition Cost	78.5%	77.3%	79.9%	88.0%	0.0%	77.7%	80.2%	75.3%

Percent Leveraged	58%	74%	71%	65%	N/A	66%	66%	72%
Date Offering Began	14-Jun-02	1-Jul-02	18-Jul-02	22-Jul-02	1-Aug-02	30-Aug-02	9-Oct-02	10-Oct-02
Date Offering Ended	27-Dec-02	23-Oct-02	25-Oct-02	Open	22-May-03	29-Oct-02	6-Mar-03	21-Mar-03
Length of Offering (days)	196	114	99	Open	295	60	148	162
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	109	86	82	542	293	26	72	60
Number of Investors	16	12	11	6,469	22	7	22	14

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

	NNN	NNN	NNN	NNN	NNN		NNN
	Congress	Park	Parkwood	Beltline-	Parkway	NNN	Xerox
	Center	Sahara,	Complex,	Royal Ridge,	Towers,	Buschwood,	Centre,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Offered	$39,112,386	$5,200,000	$7,472,000	$4,900,000	$7,350,000	$3,200,000	$20,500,000

Dollar Amount Raised	39,112,212	4,953,000	7,472,000	4,900,000	7,342,575	3,200,000	20,500,000

Percentage Amount Raised	100.0%	95.3%	100.0%	100.0%	99.9%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	7.9%	8.1%	8.0%	7.9%	7.9%	7.9%	8.0%

Percent Available for Investment	77.6%	77.4%	77.5%	77.6%	77.6%	77.6%	77.5%
Acquisition Cost:
Cash Down Payment	73.5%	73.1%	70.7%	72.7%	73.2%	72.2%	74.6%
Loan Fees	1.9%	1.8%	4.3%	2.4%	1.9%	2.4%	1.9%
Acquisition Fees Paid to Affiliates	2.2%	2.5%	2.5%	2.5%	2.5%	3.0%	1.0%

Total Acquisition Cost	77.6%	77.4%	77.5%	77.6%	77.6%	77.6%	77.5%

Percent Leveraged	69%	67%	73%	63%	69%	65%	74%
Date Offering Began	15-Oct-02	25-Oct-02	28-Oct-02	8-Nov-02	18-Nov-02	20-Dec-02	14-Feb-03
Date Offering Ended	14-Jul-03	17-Mar-03	23-Apr-03	4-Nov-03	13-Aug-03	25-Mar-03	29-Jul-03
Length of Offering (days)	272	144	177	361	268	95	165
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	85	144	64	144	172	95	122
Number of Investors	100	12	23	26	26	13	70

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

					NNN
			NNN	NNN	901	NNN	NNN	NNN
	NNN	NNN	Jefferson	Arapahoe	Corporate	Jamboree	Executive	2003
	Netpark,	602 Sawyer,	Square,	Bus. Park,	Center,	Promenade,	Center II & III,	Value Fund,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Offered	$23,700,000	$4,700,000	$9,200,000	$3,800,000	$6,300,000	$6,800,000	$14,700,000	$50,000,000

Dollar Amount Raised	23,700,000	4,700,000	9,200,000	3,800,000	6,292,125	6,800,000	9,096,495	9,686,309

Percentage Amount Raised	100.0%	100.0%	100.0%	100.0%	99.9%	100.0%	61.9%	19.4%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%	2.5%
Due Diligence Allowance(2)	5.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	6.2%	3.6%	3.8%	8.9%	4.0%	3.1%	16.0%	8.0%

Percent Available for Investment	73.4%	81.9%	81.7%	76.6%	81.5%	82.4%	69.5%	79.0%
Acquisition Cost:
Cash Down Payment	67.5%	78.1%	76.4%	73.4%	76.8%	76.5%	65.3%	71.0%
Loan Fees	3.1%	1.5%	1.5%	1.6%	2.1%	3.3%	1.7%	2.5%
Acquisition Fees Paid to Affiliates	2.8%	2.3%	3.8%	1.6%	2.6%	2.6%	2.5%	5.5%

Total Acquisition Cost	73.4%	81.9%	81.7%	76.6%	81.5%	82.4%	69.5%	79.0%

Percent Leveraged	67%	63%	65%	65%	71%	75%	61%	59%
Date Offering Began	18-Mar-03	28-Mar-03	1-May-03	13-Jun-03	13-Jun-03	20-Jun-03	11-Jul-03	11-Jul-03
Date Offering Ended	18-Sep-03	3-Sep-03	26-Aug-03	23-Sep-03	10-Oct-03	10-Dec-03	Open	Open
Length of Offering (days)	184	159	117	102	113	173	Open	Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	85	69	88	59	62	35	21	21
Number of Investors	56	24	37	18	26	28	46	46

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
December 31, 2003

	NNN	NNN	NNN	NNN
	Union	1410	Westbay Office	Parkway Corp.
	Pines, LLC	Renner, LLC	Park, LLC	Plaza, LLC

Dollar Amount Offered	$7,900,000	$7,300,000	$11,000,000	$23,800,000

Dollar Amount Raised	7,645,250	7,300,000	8,287,500	23,561,846

Percentage Amount Raised	96.8%	100.0%	75.3%	99.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%
Reserves	5.9%	6.0%	3.7%	1.9%

Percent Available for Investment	79.6%	79.5%	81.8%	83.6%
Acquisition Cost:
Cash Down Payment	76.4%	75.5%	78.2%	80.2%
Loan Fees	1.3%	1.6%	1.5%	2.4%
Acquisition Fees Paid to Affiliates	1.9%	2.4%	2.1%	1.0%

Total Acquisition Cost	79.6%	79.5%	81.8%	83.6%

Percent Leveraged	60%	63%	64%	71%
Date Offering Began	18-Jul-03	25-Jul-03	8-Aug-03	15-Aug-03
Date Offering Ended	Open	28-Dec-03	Open	Open
Length of Offering (days)	Open	156	Open	Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	83	96	129	87
Number of Investors	24	25	37	67

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN	NNN	NNN
	Twain,	Enclave	Arapahoe Svc.	Amber	Lakeside
	LLC	Parkway, LLC	Center I, LLC	Oaks, LLC	Tech, LLC

Dollar Amount Offered	$2,925,000	$15,350,000	$5,250,000	$10,070,000	$8,000,000

Dollar Amount Raised	2,719,656	14,875,500	138,000	—	—

Percentage Amount Raised	93.0%	96.9%	2.6%	0.0%	0.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	5.2%	3.9%	13.3%	7.3%	15.9%

Percent Available for Investment	80.3%	81.6%	72.2%	78.2%	69.6%
Acquisition Cost:
Cash Down Payment	75.6%	78.2%	68.6%	74.1%	64.9%
Loan Fees	2.2%	1.7%	1.7%	1.8%	2.2%
Acquisition Fees Paid to Affiliates	2.5%	1.7%	1.9%	2.3%	2.5%

Total Acquisition Cost	80.3%	81.6%	72.2%	78.2%	69.6%

Percent Leveraged	61%	68%	0%	0%	0%
Date Offering Began	3-Sep-03	15-Oct-03	21-Nov-03	5-Dec-03	31-Dec-03
Date Offering Ended	Open	Open	Open	Open	Open
Length of Offering (days)	Open	Open	Open	Open	Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	96	68	—	—	—
Number of Investors	17	21	4	—	—

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE RAISING AND INVESTING FUNDS (UNAUDITED) — (Concluded)
December 31, 2003

Program
Totals

Dollar Amount Offered	$902,803,186

Dollar Amount Raised	$681,369,477

Percentage Amount Raised	75.5%

Less Offering Expenses:
Selling Commissions
Marketing Support & Due Diligence Reimbursement
Organization & Offering Expenses(1)
Due Diligence Allowance(2)
Reserves
Percent Available for Investment
Acquisition Cost:
Cash Down Payment
Loan Fees
Acquisition Fees Paid to Affiliates

Total Acquisition Cost

Percent Leveraged
Date Offering Began
Date Offering Ended
Length of Offering (days)
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)
Number of Investors

†	Public Program

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)
December 31, 2003

      This Table II presents the compensation received by Triple Net Properties, LLC, our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with ongoing operations of Prior Programs having similar investment objectives, the offerings of which have been completed since 1998.

	Telluride		Truckee	Yerington
	Barstow,		River Office	Shopping
	LLC	WREIT, Inc.	Tower, LLC	Center, LLC

Date Offering Commenced	1-Jun-98	1-Jul-98	21-Aug-98	15-Dec-98
Dollar Amount Raised	$1,620,000	$14,051,000	$5,550,000	$1,625,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$162,000	$1,124,080	$555,000	$162,500
Marketing Support & Due Diligence Reimbursement	—	—	—	—
Organization & Offering Expenses	40,000	632,295	166,500	79,625
Due Diligence Allowance	24,300	70,255	27,750	8,125
Acquisition Fees	25,000	—	220,000	73,125

Totals	$251,300	$1,826,630	$969,250	$323,375

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$1,226,577	$5,755,534	$6,806,482	$1,066,211

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$27,506	$26,103	$9,390	$—
Asset Management Fees	14,550	26,932	6,781	—
Leasing Commissions	—	—	—	—

Totals	$42,056	$53,035	$16,171	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$39,936	$193,174	$129,204	$17,599
Asset Management Fees	41,741	119,017	80,500	6,264
Leasing Commissions	5,040	34,360	212,925	—

Totals	$86,717	$346,551	$422,629	$23,863

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$31,976	$172,875	$95,941	$28,043
Asset Management Fees	8,421	123,475	—	8,291
Leasing Commissions	2,074	29,021	45,922	—

Totals	$42,471	$325,371	$141,863	$36,334

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$44,088	$198,351	$178,444	$27,808
Asset Management Fees	33,812	—	179,653	2,764
Leasing Commissions	4,990	27,538	36,364	—

Totals	$82,890	$225,889	$394,461	$30,572

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$34,200	$190,598	$180,613	$31,265
Asset Management Fees	(1,218)	—	128,500	5,894
Leasing Commissions	—	27,721	—	—

Totals	$32,982	$218,319	$309,113	$37,159

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$188,150	$149,000	$26,322
Asset Management Fees	—	—	—	25,559
Leasing Commissions	—	190,678	7,530	—

Totals	$—	$378,828	$156,530	$51,881

[Additional columns below]

[Continued from above table, first column(s) repeated]

		NNN		NNN
	NNN	Town &	NNN	Redevelopment	NNN	NNN
	Fund VIII,	Country,	‘A’ Credit	Fund VIII,	Exchange	Tech	†
	LLC	LLC	TIC, LLC	LLC	Fund III, LLC	Fund III, LLC	T REIT, Inc.

Date Offering Commenced	22-Feb-99	10-May-99	10-Aug-99	27-Aug-99	15-Sep-99	21-Feb-00	22-Feb-00
Dollar Amount Raised	$8,000,000	$7,200,000	$2,500,000	$7,579,528	$6,300,000	$3,698,750	$46,395,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$800,000	$720,000	$250,000	$757,953	$630,000	$295,900	$3,711,600
Marketing Support & Due Diligence Reimbursement	—	—	—	—	—	73,975	695,925
Organization & Offering Expenses	240,000	216,000	87,500	265,283	220,500	129,456	1,159,875
Due Diligence Allowance	40,000	36,000	12,500	37,898	31,500	18,494	—
Acquisition Fees	360,000	324,000	100,000	341,079	283,500	166,444	231,975

Totals	$1,440,000	$1,296,000	$450,000	$1,402,213	$1,165,500	$684,269	$5,799,375

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$3,531,328	$4,112,540	$1,108,381	$5,540,648	$2,377,037	$2,446,077	$5,574,860

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$74,766	$86,309	$7,885	$7,164	$8,701	$—	$—
Asset Management Fees	155,585	80,000	11,343	14,234	10,983	—	—
Leasing Commissions	56,146	52,618	—	—	—	—	—

Totals	$286,497	$218,927	$19,228	$21,398	$19,684	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$130,984	$40,467	$38,567	$90,636	$61,999	$49,820	$—
Asset Management Fees	138,938	26,800	—	174,420	178,313	7,250	—
Leasing Commissions	25,591	18,394	1,980	20,000	20,748	8,459	—

Totals	$295,513	$85,661	$40,547	$285,056	$261,060	$65,529	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$178,402	$54,256	$52,624	$121,510	$—	$71,108	$106,000
Asset Management Fees	30,622	—	—	110,160	—	6,643	—
Leasing Commissions	259,687	125,112	49,328	337,495	13,390	99,110	68,427

Totals	$468,711	$179,368	$101,952	$569,165	$13,390	$176,861	$174,427

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$148,806	$278,119	$—	$8,708	$—	$—	$225,000
Asset Management Fees	—	—	—	104,346	—	—	—
Leasing Commissions	57,979	—	—	45,682	21,699	—	17,896

Totals	$206,785	$278,119	$—	$158,736	$21,699	$—	$242,896

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$91,948	$75,575	$—	$13,025	$—	$257,570	$1,282,332
Asset Management Fees	526,926	59,126	—	—	—	—	—
Leasing Commissions	35,106	96,938	—	—	8,200	57,515	262,890

Totals	$653,980	$231,639	$—	$13,025	$8,200	$315,084	$1,545,222

†	Public Program

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
December 31, 2003

		NNN
	NNN	Westway		NNN
	Horizon	Shopping	Kiwi	2000 Value
	Fund LLC	Center, LLC	Assoc, LLC	Fund, LLC

Date Offering Commenced	30-Mar-00	26-Apr-00	9-Jun-00	15-Jul-00
Dollar Amount Raised	$3,573,000	$3,278,250	$2,681,352	$5,899,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$303,705	$262,260	$214,508	$560,405
Marketing Support & Due Diligence Reimbursement	71,460	65,565	53,627	—
Organization & Offering Expenses	35,730	114,739	93,847	235,960
Due Diligence Allowance	—	16,391	13,407	29,495
Acquisition Fees	—	147,521	120,661	265,455

Totals	$410,895	$606,476	$496,050	$1,091,315

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$9,854	$1,720,140	$492,314	$1,256,901

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999				$—
Property Management Fees	$—	$—	$—	—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$7,296	$12,602	$—
Asset Management Fees	—	20,794	26,121	—
Leasing Commissions	—	—	—	—

Totals	$—	$28,090	$38,723	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$28,184	$43,828	$63,600
Asset Management Fees	—	110,248	30,750	—
Leasing Commissions	—	10,115	12,876	121,481

Totals	$—	$148,547	$87,454	$185,081

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$34,726	$79,956	$38,290
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	45,452	2,738

Totals	$—	$34,726	$125,408	$41,028

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$41,157	$14,951	$7,465
Asset Management Fees	—	—	125,000	—
Leasing Commissions	—	—	5,116	—

Totals	$—	$41,157	$145,067	$7,465

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN		NNN	NNN	NNN	NNN
	Rocky Mount.	2004 Notes	Market	2005 Notes	Sacramento	Dry Creek	2001 Value
	Exchange, LLC	Program, LLC	Centre, LLC	Program, LLC	Corp Ctr, LLC	Centre, LLC	Fund, LLC

Date Offering Commenced	25-Jul-00	29-Aug-00	1-Sep-00	15-Sep-00	8-Nov-00	15-Nov-00	12-Mar-01
Dollar Amount Raised	$2,670,000	$5,000,000	$1,000,000	$2,300,000	$12,000,000	$3,500,000	$10,992,321

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$226,950	$400,000	$80,000	$184,000	$960,000	$280,000	$879,386
Marketing Support & Due Diligence Reimbursement	53,400	75,000	15,000	34,500	180,000	52,500	274,808
Organization & Offering Expenses	106,800	75,000	15,000	34,500	480,000	122,500	384,731
Due Diligence Allowance	—	—	5,000	—	60,000	—	—
Acquisition Fees	120,150	—	—	—	540,000	—	549,616

Totals	$507,300	$550,000	$115,000	$253,000	$2,220,000	$455,000	$2,088,541

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,255,621	$(394,007)	$103,041	$(213,997)	$4,839,883	$1,987,276	$1,887,040

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999	$—	$—	$—	$—	$—	$—
Property Management Fees	—	—	—	—	—	—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$7,938	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—

Totals	$—	$—	$7,938	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$65,625	$—	$—	$—	$187,429	$67,306	$17,505
Asset Management Fees	21,073	—	—	—	—	—	—
Leasing Commissions	—	—	30,398	—	35,067	—	—

Totals	$86,698	$—	$30,398	$—	$222,496	$67,306	$17,505

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$66,964	$—	$—	$—	$167,796	$111,245	$164,560
Asset Management Fees	9,098	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	11,829

Totals	$76,062	$—	$—	$—	$167,796	$111,245	$176,389

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$46,526	$—	$—	$—	$396,545	$94,049	$123,050
Asset Management Fees	—	—	—	—	—	—	—
Leasing Commissions	8,076	—	—	—	—	—	54,290

Totals	$54,602	$—	$—	$—	$396,545	$94,049	$177,340

†	Public Program

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)
December 31, 2003

			NNN
	NNN	NNN	Reno	NNN
	Camelot	Washington	Trademark,	One Gateway
	Plaza, LLC	Square, LLC	LLC	Plaza, LLC

Date Offering Commenced	30-Mar-01	1-May-01	30-May-01	8-Jun-01
Dollar Amount Raised	$2,400,000	$3,000,000	$3,850,000	$4,197,500

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$192,000	$240,000	$327,250	$335,800
Marketing Support & Due Diligence Reimbursement	60,000	75,000	77,000	62,963
Organization & Offering Expenses	120,000	120,000	154,000	167,900
Due Diligence Allowance	—	—	—	41,975
Acquisition Fees	—	—	—	167,900

Totals	$372,000	$435,000	$558,250	$776,538

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$927,024	$773,637	$992,538	$2,081,218

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$15,643	$—	$11,531	$20,152
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$15,643	$—	$11,531	$20,152

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$49,822	$49,797	$—	$68,100
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	20,736

Totals	$49,822	$49,797	$—	$88,836

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$51,925	$54,992	$8,837	$84,926
Asset Management Fees	—	—	—	—
Leasing Commissions	873	8,041	—	114,212

Totals	$52,798	$63,033	$8,837	$199,138

[Additional columns below]

[Continued from above table, first column(s) repeated]

			NNN	NNN	NNN	VC/RE	NNN
	NNN	NNN LV	Timberhills	Addison	County	Balanced	City Center	NNN
	Gateway	1900 Aerojet	Shop Ctr,	Com Ctr,	Center	Fund II,	West ‘B’,	Union
	Aurora, LLC	Way, LLC	LLC	LLC	Drive, LLC	LLC	LLC	Square, LLC

Date Offering Commenced	10-Jul-01	26-Jul-01	31-Jul-01	16-Aug-01	18-Sep-01	1-Nov-01	31-Oct-01	28-Jan-02
Dollar Amount Raised	$1,054,000	$2,000,000	$3,695,375	$3,650,000	$3,093,750	$—	$8,200,000	$578,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$84,320	$150,000	$295,630	$292,000	$247,500	$—	$656,000	$46,240
Marketing Support & Due Diligence Reimbursement	15,810	40,000	92,384	91,250	77,344	—	205,000	15,606
Organization & Offering Expenses	31,620	60,000	147,815	146,000	123,750	—	328,000	10,404
Due Diligence Allowance	10,540	—	—	—	—	—	328,000	11,560
Acquisition Fees	—	—	—	—	—	—	—	—

Totals	$142,290	$250,000	$535,829	$529,250	$448,594	$—	$1,517,000	$83,810

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$836,285	$545,066	$1,143,798	$996,117	$623,670	$—	$2,385,290	$281,367

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$48,987	$7,443	$—	$1,379	$5,239	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	20,040	—	4,150	—	—	—	—	—

Totals	$69,027	$7,443	$4,150	$1,379	$5,239	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$53,156	$27,211	$32,935	$81,230	$1,746	$—	$9,460	$19,164
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	15,410	—	—	—	—	—	—	—

Totals	$68,566	$27,211	$32,935	$81,230	$1,746	$—	$9,460	$19,164

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$58,415	$20,651	$18,902	$65,907	$6,994	$—	$124,459	$26,402
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	14,327	—	1,852	—	—	—	—	13,236

Totals	$72,742	$20,651	$20,754	$65,907	$6,994	$—	$124,459	$39,639

†	Public Program

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
December 31, 2003

				NNN
	NNN	NNN	NNN	Pacific
	Arapahoe II,	City Center	Titan Bldg. &	Corporate
	LLC	West ‘A’, LLC	Plaza, LLC	Park 1, LLC

Date Offering Commenced	11-Feb-02	12-Feb-02	18-Feb-02	11-Mar-02
Dollar Amount Raised	$4,000,000	$1,237,803	$2,219,808	$5,800,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$320,000	$99,024	$177,585	$—
Marketing Support & Due Diligence Reimbursement	100,000	30,945	55,495	58,000
Organization & Offering Expenses	160,000	49,512	66,594	58,000
Due Diligence Allowance	—	—	42,176	145,000
Acquisition Fees	100,000	49,512	88,792	—

Totals	$680,000	$228,993	$430,642	$261,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,231,035	$2,178,575	$1,266,592	$1,143,811

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$40,777	$110,202	$86,102	$106,644
Asset Management Fees	—	—	—	—
Leasing Commissions	—	3,722	3,833	—

Totals	$40,777	$113,924	$89,935	$106,644

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$63,705	$176,981	$97,212	$77,446
Asset Management Fees	—	—	—	—
Leasing Commissions	—	33,098	3,529	32,275

Totals	$63,705	$210,079	$100,741	$109,721

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN	NNN	NNN	NNN
	North Reno	Brookhollow	2002 Value	1397 Galleria	Bryant Ranch	4241 Bowling
	Plaza, LLC	LLC	Fund, LLC	Drive, LLC	LLC	Green, LLC

Date Offering Commenced	31-Mar-02	12-Apr-02	15-May-02	24-May-02	10-Jun-02	14-Jun-02
Dollar Amount Raised	$2,750,000	$6,550,000	$29,799,260	$1,950,000	$5,000,000	$2,850,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$220,000	$524,000	$2,383,941	$156,000	$400,000	$228,000
Marketing Support & Due Diligence Reimbursement	68,750	163,750	744,982	48,750	125,000	71,250
Organization & Offering Expenses	110,000	262,000	744,982	78,000	200,000	114,000
Due Diligence Allowance	—	—	—	—	—	—
Acquisition Fees	85,250	229,250	1,638,959	48,750	125,000	71,250

Totals	$484,000	$1,179,000	$5,512,864	$331,500	$850,000	$484,500

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$580,455	$1,851,735	$5,359,498	$212,154	$829,381	$437,901

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$30,780	$71,181	$9,495	$5,291	$10,807	$5,340
Asset Management Fees	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—

Totals	$30,780	$71,181	$9,495	$5,291	$10,807	$5,340

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$53,890	$115,733	$936,376	$21,496	$65,963	$52,641
Asset Management Fees	—	—	—	—	—	—
Leasing Commissions	—	618	140,894	—	7,339	—

Totals	$53,890	$116,351	$1,077,269	$21,496	$73,302	$52,641

†	Public Program

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
December 31, 2003

	NNN	NNN		NNN
	Wolf Pen	Alamosa	†	2006 Notes
	Plaza, LLC	Plaza, LLC	G REIT, Inc.	Program, LLC

Date Offering Commenced	1-Jul-02	18-Jul-02	22-Jul-02	1-Aug-02
Dollar Amount Raised	$5,500,000	$6,650,000	$173,047,631	$1,044,881

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$440,000	$532,000	$12,113,334	$67,917
Marketing Support & Due Diligence Reimbursement	137,500	166,250	5,191,429	10,449
Organization & Offering Expenses	220,000	266,000	3,460,953	5,224
Due Diligence Allowance	—	—	—	—
Acquisition Fees	165,000	166,250	865,238	—

Totals	$962,500	$1,130,500	$21,630,954	$83,590

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$1,195,868	$1,010,555	$1,144,573	$(50,804)

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$28,718	$17,114	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$28,718	$17,114	$—	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$111,989	$114,819	$1,023,666	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	3,260	—	155,265	—

Totals	$115,249	$114,819	$1,178,930	$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN	NNN	NNN
	Saddleback,	Kahana	Springtown	Congress	Park Sahara,
	LLC	Gateway, LLC	Mall, DST	Center LLC	LLC

Date Offering Commenced	30-Aug-02	9-Oct-02	10-Oct-02	15-Oct-02	25-Oct-02
Dollar Amount Raised	$3,865,800	$8,140,000	$2,550,000	$39,112,212	$4,953,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$309,264	$651,200	$204,000	$3,128,977	$396,240
Marketing Support & Due Diligence Reimbursement	96,645	203,500	63,750	977,805	123,825
Organization & Offering Expenses	154,632	325,600	102,000	1,564,488	198,120
Due Diligence Allowance	—	—	—	—	—
Acquisition Fees	96,645	162,800	63,750	860,469	123,825

Totals	$657,186	$1,343,100	$433,500	$6,531,738	$842,010

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$706,348	$1,048,106	$526,999	$3,355,826	$572,161

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$20,571	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	1,636	—	—	—	—

Totals	$22,207	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$89,737	$108,185	$51,064	$590,949	$81,512
Asset Management Fees	—	—	—	—	—
Leasing Commissions	21,600	14,140	—	140,894	5,105

Totals	$111,337	$122,325	$51,064	$731,843	$86,617

 † Public Program

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
December 31, 2003

	NNN	NNN
	Parkwood	Beltline-	NNN	NNN
	Complex,	Royal Ridge,	Parkway	Buschwood,
	LLC	LLC	Towers, LLC	LLC

Date Offering Commenced	28-Oct-02	8-Nov-02	18-Nov-02	20-Dec-02
Dollar Amount Raised	$7,472,000	$4,900,000	$7,342,575	$3,200,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$597,760	$392,000	$587,406	$256,000
Marketing Support & Due Diligence Reimbursement	186,800	122,500	183,564	80,000
Organization & Offering Expenses	298,880	196,000	293,703	128,000
Due Diligence Allowance	—	—	—	—
Acquisition Fees	186,800	122,500	183,564	96,000

Totals	$1,270,240	$833,001	$1,248,237	$560,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$1,906,959	$635,236	$531,531	$347,707

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$211,755	$48,229	$50,928	$47,314
Asset Management Fees	—	—	—	—
Leasing Commissions	8,053	—	778	10,172

Totals	$219,808	$48,229	$51,706	$57,486

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN	NNN	NNN
	Xerox Centre,	Netpark,	602 Sawyer,	Jefferson	Arapahoe Bus.
	LLC	LLC	LLC	Square, LLC	Park, LLC

Date Offering Commenced	14-Feb-03	18-Mar-03	28-Mar-03	1-May-03	13-Jun-03
Dollar Amount Raised	$20,500,000	$23,700,000	$4,700,000	$9,200,000	$3,800,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$1,640,000	$1,896,000	$376,000	$736,000	$304,000
Marketing Support & Due Diligence Reimbursement	512,500	592,500	117,500	230,000	95,000
Organization & Offering Expenses	820,000	948,000	188,000	368,000	152,000
Due Diligence Allowance	—	1,398,300	—	—	—
Acquisition Fees	205,000	663,600	108,100	349,600	60,800

Totals	$3,177,500	$5,498,400	$789,600	$1,683,600	$611,800

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$1,789,779	$549,901	$1,356,978	$629,558	$370,485

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$212,492	$210,390	$39,978	$41,946	$24,176
Asset Management Fees	—	—	—	—	—
Leasing Commissions	97,959	—	1,854	3,362	—

Totals	$310,451	$210,390	$41,832	$45,308	$24,176

 † Public Program

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
December 31, 2003

		NNN	NNN
	NNN	Jamboree	Executive	NNN
	901 Corporate,	Promenade,	Center	2003 Value
	LLC	LLC	II & III, LLC	Fund, LLC

Date Offering Commenced	13-Jun-03	20-Jun-03	11-Jul-03	11-Jul-03
Dollar Amount Raised	$6,292,125	$6,800,000	$9,096,495	$9,686,309

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$503,370	$544,000	$727,720	$774,905
Marketing Support & Due Diligence Reimbursement	157,303	170,000	227,412	242,158
Organization & Offering Expenses	251,685	272,000	363,860	242,158
Due Diligence Allowance	—	—	—	—
Acquisition Fees	163,595	176,800	227,412	532,747

Totals	$1,075,953	$1,162,800	$1,546,404	$1,791,967

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$356,727	$412,179	$1,217,465	$381,653

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$28,501	$28,147	$—	$—
Asset Management Fees	—	—	—	—
Leasing Commissions	—	—	—	—

Totals	$28,501	$28,147	$—	$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			NNN	NNN
	NNN	NNN	Westbay	Parkway
	Union Pines,	1410 Renner,	Office Park,	Corp. Plaza,	NNN
	LLC	LLC	LLC	LLC	Twain, LLC

Date Offering Commenced	18-Jul-03	25-Jul-03	8-Aug-03	15-Aug-03	3-Sep-03
Dollar Amount Raised	$7,645,250	$7,300,000	$8,287,500	$23,561,846	$2,719,656

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$611,620	$584,000	$663,000	$1,884,948	$217,573
Marketing Support & Due Diligence Reimbursement	191,131	182,500	207,188	589,046	67,991
Organization & Offering Expenses	305,810	292,000	331,500	942,474	108,786
Due Diligence Allowance	—	—	—	—	—
Acquisition Fees	145,260	175,200	174,038	235,618	67,991

Totals	$1,253,821	$1,233,700	$1,375,725	$3,652,086	$462,342

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$381,653	$239,389	$29,511	$(27,801)	$34,253

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$—

 † Public Program

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Concluded)
December 31, 2003

	NNN	NNN	NNN	NNN
	Enclave	Arapahoe Svc.	Amber Oaks,	Lakeside	Total
	Parkway, LLC	Center I, LLC	LLC	Tech, LLC	All Programs

Date Offering Commenced	15-Oct-03	21-Nov-03	5-Dec-03	31-Dec-03
Dollar Amount Raised	$14,875,500	$138,000	$—	$—	$681,369,477

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$1,190,040	$—	$—	$—	$53,224,809
Marketing Support & Due Diligence Reimbursement	371,888	—	—	—	15,423,173
Organization & Offering Expenses	595,020	—	—	—	21,583,312
Due Diligence Allowance	—	—	—	—	2,408,666
Acquisition Fees	252,884	—	—	—	13,104,676

Totals	$2,409,831	$—	$—	$—	$105,744,636

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$48,925	$—	$—	$—	$99,868,610

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$62,999
Asset Management Fees	—	—	—	—	48,263
Leasing Commissions	—	—	—	—	—

Totals	$—	$—	$—	$—	$111,262

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$564,738
Asset Management Fees	—	—	—	—	519,667
Leasing Commissions	—	—	—	—	361,089

Totals	$—	$—	$—	$—	$1,445,494

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$769,144
Asset Management Fees	—	—	—	—	712,823
Leasing Commissions	—	—	—	—	172,189

Totals	$—	$—	$—	$—	$1,654,156

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$1,616,442
Asset Management Fees	—	—	—	—	525,725
Leasing Commissions	—	—	—	—	1,255,568

Totals	$—	$—	$—	$—	$3,397,735

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$—	$2,696,489
Asset Management Fees	—	—	—	—	246,620
Leasing Commissions	—	—	—	—	276,333

Totals	$—	$—	$—	$—	$3,219,442

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$—	$—	$—	$8,107,296
Asset Management Fees	—	—	—	—	736,611
Leasing Commissions	—	—	—	—	1,559,074

Totals	$—	$—	$—	$—	$10,402,981

†	Public Program

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
YEAR ENDING DECEMBER 31, 1998

      The following tables present the operating results of Prior Programs, the offerings of which have been completed since 1998 and which have similar investment objectives to ours. The category “Cash Distributions to Investors From Other” below includes distributions representing returns of capital. In addition, some of the programs had cash deficiencies resulting from distributions in excess of operating cash flow in certain years, which represent a partial return of capital. In those instances, we have provided footnote disclosure detailing the sources of funds which were used for distributions in excess of operating cash flows. Generally, the source of such funds is (a) cash reserves held by programs to be used for distributions; (b) distributions of prior year’s excess cash flow; (c) distributions from the sale of properties; (d) proceeds from refinancings; and (e) in the case of White Lakes Shopping Center, a property held by NNN Redevelopment Fund VIII, LLC, an advance from the advisor, which was subsequently forgiven. Other than as noted in the previous sentence, neither the advisor nor any of the programs borrowed any funds to make the distributions set forth below. The non-public programs, including WREIT, maintain specific cash reserves for distributions; the public programs, T REIT and G REIT, do not maintain specific cash reserves for distributions or otherwise. We further note that with respect to T REIT, Inc. for the year ended December 31, 2003, there was $35.9 million attributable to sales of properties, which proceeds were used to pay down debt and invest in additional properties, resulting in distributions of $32.74 per $1,000 invested, representing a partial return of capital.

			Truckee
	Telluride	WREIT,	River Office	Total
	Barstow, LLC	Inc.	Tower, LLC	All Programs

Gross Revenues	$497,240	$594,158	$195,692	$1,287,090
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	209,494	258,680	42,840	511,014
Interest Expense	177,908	208,078	88,346	474,332
Depreciation & Amortization	47,183	77,537	15,417	140,137

Net Income — GAAP Basis	62,655	49,863	49,089	161,607

Taxable Income From:
Operations	62,655	49,863	49,089	161,607
Gain on Sale	—	—	—	—
Cash Generated From:				—
Operations	109,838	127,400	64,506	301,744
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	109,838	127,400	64,506	301,744
Less: Cash Distributions to Investors From:
Operating Cash Flow	77,052	89,971	—	167,023
Sales & Refinancing	—	—	—	—
Other (return of capital)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	32,786	37,429	64,506	134,721
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$32,786	$37,429	$64,506	$134,721

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$38.68	$14.64	$8.84
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)	—	—	—
— Investment Income	—	—	—
— Return of Capital	—	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	$47.56	$26.42	$16.21

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ending December 31, 1999

			Truckee
			River	Yerington	NNN	NNN	NNN	NNN	NNN
	Telluride		Office	Shopping	Fund	Town &	‘A’ Credit	Redevelopment	Exchange
	Barstow,	WREIT,	Tower,	Center,	VIII,	Country,	TIC,	Fund VIII,	Fund III,	Total All
	LLC	Inc.	LLC	LLC	LLC	LLC	LLC	LLC	LLC	Programs

Gross Revenues	$721,168	$4,726,712	$2,598,280	$393,367	$1,821,793	$1,727,435	$157,783	$2,149,377	$119,731	$14,415,646
Profit on Sale of Properties	—	—	—	—	—	—	—	—	—	—
Less: Operating Expenses	366,116	1,904,986	999,301	90,371	896,924	404,167	51,239	46,345	14,938	4,774,387
Interest Expense	244,781	2,305,776	924,827	188,529	504,872	924,805	34,049	14,644	48,819	5,191,102
Depreciation & Amortization	97,330	707,842	366,688	67,598	227,102	284,211	17,127	21,056	—	1,788,954

Net Income — GAAP Basis	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203

Taxable Income From:
Operations	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203
Gain on Sale	—	—	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	110,271	515,950	674,152	114,467	419,997	398,463	72,495	2,088,388	55,974	4,450,157
Sales	—	—	—	—	—	—	—	—	—	—
Refinancing	—	526,326	—	—	—	—	—	—	—	526,326

Cash Generated From Operations, Sales & Refinancing	110,271	1,042,276	674,152	114,467	419,997	398,463	72,495	2,088,388	55,974	4,976,483
Less: Cash Distributions to Investors From:
Operating Cash Flow	110,271	515,950	477,187	110,232	210,592	173,253	8,927	286	—	1,606,698
Sales & Refinancing	—	93,660	—	—	—	—	—	—	—	93,660
Other (return of capital)	68,879	—	—	—	—	—	—	—	—	68,879

Cash Generated (Deficiency) after Cash Distributions	(68,879)	432,666	196,965	4,235	209,405	225,210	63,568	2,088,102	55,974	3,207,246
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(68,879)*	$432,666	$196,965	$4,235	$209,405	$225,210	$63,568	$2,088,102	$55,974	$3,207,246

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$7.99	$(23.34)	$55.40	$29.31	$24.40	$16.15	$32.40	$586.85	$13.44
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	42.52	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	11.39	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$68.07	$62.76	$85.98	$68.94	$26.64	$24.49	$5.22	$0.08	$—

*	The sources of funds for these distributions in excess of operating cash flows were:

•	Telluride Barstow: distributions of the prior year’s excess cash flow of $32,786 and cash reserves of $36,093.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ending December 31, 2000

			Truckee					NNN	NNN
			River Office	Yerington	NNN	NNN	NNN ‘A’	Redevelopment	Exchange
	Telluride	WREIT,	Tower,	Shopping	Fund VIII,	Town &	Credit TIC,	Fund VIII,	Fund III,
	Barstow, LLC	Inc.	LLC	Center, LLC	LLC	Country, LLC	LLC	LLC	LLC

Gross Revenues	$803,386	$5,273,301	$2,464,508	$552,572	$3,676,500	$3,566,136	$926,128	$3,189,950	$2,462,661
Profit on Sale of Properties	—	2,129,054	—	—	—	—	—	—	—
Less: Operating Expenses	333,226	2,059,845	790,677	125,306	2,147,409	1,130,517	267,829	1,423,608	990,918
Interest Expense	243,349	2,445,182	1,223,147	255,493	1,406,062	2,521,820	445,545	1,287,181	959,575
Depreciation & Amortization	103,333	805,225	495,568	94,293	305,629	716,017	147,875	212,247	336,574

Net Income — GAAP Basis	123,478	2,092,103	(44,884)	77,480	(182,600)	(802,218)	64,879	266,914	175,594

Taxable Income from:
Operations	123,478	(36,913)	(44,884)	77,480	(182,600)	(802,218)	64,879	266,914	175,594
Gain on Sale	—	2,129,016	—	—	—	—	—	—	—
Cash Generated from:
Operations	226,811	768,312	450,684	171,773	123,029	(86,201)	212,754	479,161	512,168
Sales	—	2,129,016	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	226,811	2,897,328	450,684	171,773	123,029	(86,201)	212,754	479,161	512,168
Less: Cash Distributions to Investors from:
Operating Cash Flow	205,709	768,312	450,684	164,301	123,029	—	135,334	479,161	453,523
Sales & Refinancing	—	2,129,016	—	—	—	—	—	—	—
Other (return of capital)	—	2,998,223	64,839	—	348,894	512,827	—	80,670	—

Cash Generated (Deficiency) after Cash Distributions	21,102	(2,998,223)	(64,839)	7,472	(348,894)	(599,028)	77,420	(80,670)	58,645
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$21,102	$(2,998,223)*	$(64,839)*	$7,472	$(348,894)*	$(599,028)*	$77,420	$(80,670)*	$58,645

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$76.22	$254.49	$(8.09)	$48.45	$(22.83)	$(111.42)	$26.16	$35.22	$27.87
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	258.98	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	—	364.71	11.68	—	43.61	71.23	—	10.64	—
Sources (on Cash basis)
— Sales	—	258.98	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$126.98	$93.46	$81.20	$102.75	$15.38	$—	$54.57	$63.22	$71.99

†	Public Program (data from audited financial statements)

*	The sources of funds for payment of distributions in excess of operating cash flows were:

•	WREIT: distributions of cash from dispositions of two properties of $2,000,000 and distributions from cash reserves of $998,223.
•	Truckee: distributions of prior year’s excess cash flow of $64,839.
•	Fund VIII: distributions of prior year’s excess cash flow of $209,405 and cash reserves of $139,489.
•	Town & Country: distributions of prior year’s excess cash flow of $225,210 and proceeds received from refinancing of $373,818.
•	Redevelopment Fund VIII: distributions of prior year’s excess cash flow of $80,670.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2000

				NNN			NNN
	NNN Tech	†	NNN	Westway	Kiwi	NNN 2000	Rocky Mount.	NNN	Market
	Fund III,	T REIT,	Horizon	Shopping	Assoc,	Value Fund,	Exchange,	2004 Notes	Centre,
	LLC	Inc.	Fund LLC	Center, LLC	LLC	LLC	LLC	Program, LLC	LLC

Gross Revenues	$1,111,917	$298,621	$9,854	$565,153	$475,950	$16,241	$109,173	$1,515	$214,991
Profit on Sale of Properties		—	—	—	—	—	—	—	—
Less: Operating Expenses	400,408	192,826	—	186,988	188,497	4,168	14,777	—	171,603
Interest Expense	383,370	168,205	—	215,018	219,788	53,583	13,431	—	21,454
Depreciation & Amortization	207,023	38,373	—	38,716	73,998	12,138	17,493	—	39,903

Net Income — GAAP Basis	121,116	(100,783)	9,854	124,431	(6,333)	(53,648)	63,472	1,515	(17,969)

Taxable Income from:
Operations	121,116	(76,705)	9,854	124,431	(6,333)	(53,648)	63,472	1,515	(17,969)
Gain on Sale	—	—	—	—	—	—	—	—	—
Cash Generated from:	—	—	—	—	—	—	—	—	—
Operations	328,139	278,602	9,854	163,147	67,665	(41,510)	80,965	1,515	21,934
Sales	—	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	328,139	278,602	9,854	163,147	67,665	(41,510)	80,965	1,515	21,934
Less: Cash Distributions to Investors from:
Operating Cash Flow	157,118	149,207	9,854	92,210	67,665	—	17,266	—	13,467
Sales & Refinancing	—	—	—	—	—	—	—	—	—
Other (return of capital)	—	—	28,260	—	23,252	7,907	—	27,031	—

Cash Generated (Deficiency) after Cash Distributions	171,021	129,395	(28,260)	70,937	(23,252)	(49,417)	63,699	(25,516)	8,467
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$171,021	$129,395	$(28,260)*	$70,937	$(23,252)*	$(49,417)*	$63,699	$(25,516)*	$8,467

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$32.75	$(15.34)	$2.76	$38.54	$(2.55)	$(9.09)	$24.51	$1.42	$(17.97)
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	—	22.72	7.91	—	9.37	1.34	—	25.40	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$42.48	$—	$2.76	$28.56	$27.27	$—	$6.67	$—	$13.47

†	Public Program (data from audited financial statements)

*	The cash deficiency results from start-up costs due to the initial year of operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Year Ending December 31, 2000

	NNN
	2005 Notes	Total
	Program, LLC	All Programs

Gross Revenues	$1,406	$25,719,963
Profit on Sale of Properties	—	2,129,054
Less: Operating Expenses	—	10,428,602
Interest Expense	—	11,862,203
Depreciation & Amortization	—	3,644,405

Net Income — GAAP Basis	1,406	1,913,807

Taxable Income from:
Operations	1,406	(191,131)
Gain on Sale	—	2,129,016
Cash Generated from:	—	—
Operations	1,406	3,770,208
Sales	—	2,129,016
Refinancing	—	—

Cash Generated from Operations, Sales & Refinancing	1,406	5,899,224
Less: Cash Distributions to Investors from:
Operating Cash Flow	—	3,286,840
Sales & Refinancing	—	2,129,016
Other (return of capital)	2,681	4,094,584

Cash Generated (Deficiency) after Cash Distributions	(1,275)	(3,611,215)
Less: Special Items (not including Sales & Refinancing)	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(1,275)	$(3,611,215)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$2.21
— from recapture	—
Capital Gain (Loss)	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—
— Return of Capital	4.22
Sources (on Cash basis)
— Sales	—
— Refinancing	—
— Operations	$—

†	Public Program (data from audited financial statements)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ending December 31, 2001

	Telluride		Truckee	Yerington	NNN	NNN	NNN	NNN
	Barstow,	WREIT,	River Office	Shopping	Fund VIII,	Town &	‘A’ Credit	Redevelopment
	LLC	Inc.	Tower, LLC	Center, LLC	LLC	Country, LLC	TIC, LLC	Fund VIII, LLC

Gross Revenues	$878,454	$4,260,466	$3,505,582	$562,750	$4,126,402	$3,922,624	$1,049,490	$3,817,950
Profit on Sale of Properties
Less: Operating Expenses	339,035	1,503,530	1,090,394	108,111	2,041,339	926,932	357,680	1,969,733
Interest Expense	240,268	1,723,598	1,005,675	252,719	1,460,949	2,106,163	438,999	1,697,320
Depreciation & Amortization	100,579	579,217	537,003	94,015	526,427	768,602	145,016	484,980

Net Income — GAAP Basis	198,572	454,121	872,510	107,905	97,687	120,927	107,795	(334,083)

Taxable Income from:
Operations	198,572	454,121	872,510	107,905	97,687	120,927	107,795	(334,083)
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated from:
Operations	299,151	1,033,338	1,409,513	201,920	624,114	889,529	252,811	150,897
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	299,151	1,033,338	1,409,513	201,920	624,114	889,529	252,811	150,897
Less: Cash Distributions to Investors from:
Operating Cash Flow	129,537	827,265	436,211	138,977	401,441	330,000	160,244	150,897
Sales & Refinancing	—	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	—	—	—	—	469,813

Cash Generated (Deficiency) after Cash Distributions	169,614	206,073	973,302	62,943	222,673	559,529	92,567	(469,813)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$169,614	$206,073	$973,302	$62,943	$222,673	$559,529	$92,567	$(469,813)*

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$122.58	$32.32	$157.21	$66.40	$12.21	$16.80	$43.12	$(44.08)
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	61.98
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$79.96	$58.88	$78.60	$85.52	$50.18	$45.83	$64.10	$19.91

†	Public Program (data from audited financial statements)

*	The source of funds for payment of distributions in excess of operating cash flows was: • Redevelopment Fund VIII: an advance by our advisor of $469,813, which was subsequently forgiven.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2001

	NNN
	Exchange	NNN	†	NNN	NNN Westway	Kiwi	NNN
	Fund	Tech Fund	T REIT,	Horizon	Shopping	Associates,	2000 Value
	III, LLC	III, LLC	Inc.	Fund LLC	Center, LLC	LLC	Fund, LLC

Gross Revenues	$2,517,985	$2,064,930	$4,142,782	$—	$1,595,133	$1,199,341	$3,037,590
Profit on Sale of Properties			(177,948)	—
Less: Operating Expenses	1,022,907	854,112	1,761,590	—	599,959	523,597	1,173,655
Interest Expense	1,039,123	831,655	2,117,069	—	625,527	868,304	1,066,850
Depreciation & Amortization	345,264	283,718	611,765	—	185,539	165,797	388,313

Net Income — GAAP Basis	110,691	95,445	(525,590)	—	184,108	(358,357)	408,772

Taxable Income from:
Operations	110,691	95,445	(347,642)	—	184,108	(358,357)	408,772
Gain on Sale	—	—	(177,948)	—	—	—	—
Cash Generated from:				—
Operations	455,955	379,163	(1,469,058)	—	369,647	(192,560)	797,085
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	455,955	379,163	(1,469,058)	—	369,647	(192,560)	797,085
Less: Cash Distributions to Investors from:
Operating Cash Flow	351,749	273,090	—	—	239,979	—	468,621
Sales & Refinancing	—	—	—		—	—	—
Other (return of capital)	—	—	1,145,621	—	—	194,886	—

Cash Generated (Deficiency) after Cash Distributions	104,206	106,073	(2,614,679)	—	129,668	(387,446)	328,464
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$104,206	$106,073	$(2,614,679)*	$—	$129,668	$(387,446)**	$328,464

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$17.57	$25.80	$(21.65)	$—	$56.16	$(133.65)	$69.30
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	47.19	—	—	72.68	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$55.83	$73.83	$—	$—	$73.20	$—	$79.44

†	Public Program (data from audited financial statements)

*	The cash deficiency for T REIT results from start-up costs due to the first complete year of operations.

**	The source of funds for payment of distributions in excess of operating cash flows was:

        • Kiwi: cash reserves of $387,446.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2001

	NNN	NNN		NNN	NNN	NNN	NNN	NNN
	Rocky Mount.	2004 Notes	Market	2005 Notes	Sacramento	Dry Creek	2001 Value	Camelot
	Exchange, LLC	Program, LLC	Centre, LLC	Program, LLC	Corp Ctr, LLC	Centre, LLC	Fund, LLC	Plaza, LLC

Gross Revenues	$1,280,417	$290,038	$875,500	$251,235	$3,416,107	$1,171,154	$437,688	$328,020
Profit on Sale of Properties							—	—
Less: Operating Expenses	563,911	24,252	705,967	8,602	1,125,024	456,795	201,382	189,205
Interest Expense	375,515	390,423	365,559	238,688	1,377,834	527,073	139,719	94,541
Depreciation & Amortization	184,025	166,500	159,613	62,225	553,848	247,019	12,134	12,669

Net Income — GAAP Basis	156,966	(291,137)	(355,639)	(58,280)	359,401	(59,733)	84,453	31,605

Taxable Income From:
Operations	156,966	(291,137)	(355,639)	(58,280)	359,401	(59,733)	84,453	31,605
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	340,991	(124,637)	(196,026)	3,945	913,249	187,286	96,587	44,274
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	340,991	(124,637)	(196,026)	3,945	913,249	187,286	96,587	44,274
Less: Cash Distributions to Investors From:
Operating Cash Flow	197,105	—	—	—	682,579	187,286	18,349	44,274
Sales & Refinancing	—	—	—	—	—	—	—	—
Other (return of capital)	—	—	97,533	—	—	47,504	—	21,037

Cash Generated (Deficiency) after Cash Distributions	143,886	(124,637)	(293,559)	3,945	230,670	(47,504)	78,238	(21,037)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$143,886	$(124,637)	$(293,559)*	$3,945	$230,670	$(47,504)**	$78,238	$(21,037)**

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$58.79	$(58.23)	$(355.64)	$(25.34)	$29.95	$(17.07)	$33.01	$13.17
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	97.53	—	—	13.57	—	8.77
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$73.82	$—	$—	$—	$56.88	$53.51	$7.17	$18.45

†	Public Program (data from audited financial statements)

*	The source of funds for payment of distributions in excess of operating cash flows was:

•	Market Centre: cash reserves of $293,559.

**	The cash deficiency results from start-up costs due to the initial year of operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Year Ending December 31, 2001

					NNN
	NNN	NNN	NNN	NNN	LV 1900
	Washington	Reno	One Gateway	Gateway	Aerojet
	Square, LLC	Trademark, LLC	Plaza, LLC	Aurora, LLC	Way, LLC

Gross Revenues	$127,273	$265,375	$842,361	$913,035	$166,726
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses	21,056	37,572	267,796	303,713	23,027
Interest Expense	57,050	36,922	238,740	379,951	68,696
Depreciation & Amortization	16,798	46,769	136,490	115,621	34,491

Net Income — GAAP Basis	32,369	144,112	199,335	113,750	40,512

Taxable Income From:
Operations	32,369	144,112	199,335	113,750	40,512
Gain on Sale	—	—	—	—	—
Cash Generated From:
Operations	49,167	190,881	335,825	229,371	75,003
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	49,167	190,881	335,825	229,371	75,003
Less: Cash Distributions to Investors From:
Operating Cash Flow	17,717	69,398	106,446	6,120	40,000
Sales & Refinancing	—	—	—	—	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	31,450	121,483	229,379	223,251	35,003
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$31,450	$121,483	$229,379	$223,251	$35,003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$10.79	$37.43	$47.49	$56.88 **	$20.26
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	$5.91	$18.03	$25.36	$3.06	$20.00

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN
	Timberhills	Addison Com	County Center	Total
	Shop Ctr, LLC	Ctr, LLC	Drive, LLC	All Programs

Gross Revenues	$77,703	$173,552	$138,063	$47,435,726
Profit on Sale of Properties	—	—	—	(177,948)
Less: Operating Expenses	8,661	33,924	26,648	18,270,109
Interest Expense	13,135	46,823	47,051	19,871,939
Depreciation & Amortization	10,545	33,654	27,395	7,036,032

Net Income — GAAP Basis	45,362	59,151	36,969	2,079,698

Taxable Income From:
Operations	45,362	59,151	36,969	2,257,646
Gain on Sale	—	—	—	(177,948)
Cash Generated From:
Operations	55,907	92,805	64,364	7,560,497
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	55,907	92,805	64,364	7,560,497
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	18,385	4,010	5,299,680
Sales & Refinancing	—	—	—	—
Other (return of capital)	—	—	—	1,976,394

Cash Generated (Deficiency) after Cash Distributions	55,907	74,420	60,354	$284,423
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$55,907	$74,420	$60,354	$284,423

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$12.28	$17.66	$34.67
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—
— Return of Capital	—	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	$—	$5.49	$3.76

†	Public Program (data from audited financial statements)

 ** Gateway Aurora’s tax and distribution data is adjusted for the 52.7% of the program that was actually sold.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
YEAR ENDING DECEMBER 31, 2002

			Truckee	Yerington		NNN
	Telluride	WREIT,	River Office	Shopping	NNN	Town &
	Barstow, LLC	Inc.	Tower, LLC	Center, LLC	Fund VIII, LLC	Country, LLC

Gross Revenues	$787,786	$2,656,537	$3,118,927	$561,557	$3,554,830	$4,448,323
Profit on Sale of Properties		503,179			3,895,402
Less: Operating Expenses	362,943	1,130,976	1,087,554	128,858	2,220,655	1,239,771
Interest Expense	237,642	914,694	625,777	250,000	1,065,260	2,070,594
Depreciation & Amortization	103,709	471,458	542,389	94,016	417,388	841,251

Net Income — GAAP Basis	83,492	642,588	863,207	88,683	3,746,929	296,707

Taxable Income From:
Operations	83,492	139,409	863,207	88,683	(148,473)	296,707
Gain on Sale	—	503,179	—	—	3,895,402	—
Cash Generated From:
Operations	187,201	610,867	1,405,596	182,699	268,915	1,137,958
Sales	—	503,179	—	—	3,895,402	—
Refinancing	—	—	—	—	—	4,778,700

Cash Generated From Operations, Sales & Refinancing	187,201	1,114,046	1,405,596	182,699	4,164,317	5,916,658
Less: Cash Distributions to Investors From:
Operating Cash Flow	133,298	610,867	480,630	151,613	411,142	394,920
Sales & Refinancing	—	1,676,037	—	—	3,705,524	492,000
Other (return of capital)	—	216,111	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	53,903	(1,388,969)	924,966	31,086	47,651	5,029,738
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$53,903	$(1,388,969)*	$924,966	$31,086	$47,651	$5,029,738

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$51.54	$9.92	$155.53	$54.57	$(18.56)	$41.21
— from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	35.81	—	—	486.93	—
Cash Distributions to Investors Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	—	15.38	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	463.19	—
— Refinancing	—	119.28	—	—	—	68.33
— Operations	$82.28	$43.47	$86.60	$93.30	$51.39	$54.85

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN
	‘A’ Credit	Redevelopment	NNN Exchange
	TIC, LLC	Fund VIII, LLC	Fund III, LLC

Gross Revenues	$916,337	$4,216,654	$2,534,151
Profit on Sale of Properties
Less: Operating Expenses	253,748	1,689,828	1,051,188
Interest Expense	437,908	1,455,140	1,032,014
Depreciation & Amortization	168,888	757,357	337,387

Net Income — GAAP Basis	55,793	314,329	113,562

Taxable Income From:
Operations	55,793	314,329	113,562
Gain on Sale	—	—	—
Cash Generated From:
Operations	224,681	1,071,686	450,949
Sales	—	—	—
Refinancing	—	—	—

Cash Generated From Operations, Sales & Refinancing	224,681	1,071,686	450,949
Less: Cash Distributions to Investors From:
Operating Cash Flow	175,000	869,309	317,599
Sales & Refinancing	—	—	—
Other (return of capital)	—	—	—

Cash Generated (Deficiency) after Cash Distributions	49,681	202,377	133,350
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$49,681	$202,377	$133,350

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$22.32	$41.47	$18.03
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors Sources (on GAAP basis)
— Investment Income	—	—	—
— Return of Capital	—	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	$70.00	$114.69	$50.41

†	Public Program (data from audited financial statements)

*	The sources of funds for payment of distributions in excess of operating cash flows were:

•	WREIT: results from distributions of cash from dispositions of two properties of $1,000,000 and cash reserves of $388,969.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
YEAR ENDING DECEMBER 31, 2002

							NNN
				NNN			Rocky
		†	NNN	Westway		NNN 2000	Mount.	NNN 2004
	NNN Tech	T REIT,	Horizon	Shopping	Kiwi Assoc,	Value Fund,	Exchange,	Notes Program,
	Fund III, LLC	Inc.	Fund LLC	Center, LLC	LLC	LLC	LLC	LLC

Gross Revenues	$2,010,089	$6,799,384	$—	$1,599,920	$1,191,304	$1,280,857	$1,383,040	$518,478
Profit on Sale of Properties		213,352	—			$4,910,117
Less: Operating Expenses	626,095	2,302,438	—	534,971	480,819	670,294	580,334	15,400
Interest Expense	657,112	1,756,835	—	624,375	557,862	377,308	294,155	547,696
Depreciation & Amortization	262,282	659,705	—	193,044	170,737	298,886	189,548	169,189

Net Income — GAAP Basis	464,600	2,293,758	—	247,530	(18,114)	4,844,486	319,003	(213,807)

Taxable Income From:
Operations	464,600	2,080,406	—	247,530	(18,114)	(65,631)	319,003	(213,807)
Gain on Sale	—	213,352	—	—	—	4,910,117	—	—
Cash Generated From:			—
Operations	726,882	2,475,805	—	440,574	152,623	233,255	508,551	(44,618)
Sales	—	1,502,197	—	—	—	4,910,117	—	—
Refinancing	—	—	—	—	476,658	—	—	—

Cash Generated From Operations, Sales & Refinancing	726,882	3,978,002	—	440,574	629,281	5,143,372	508,551	(44,618)
Less: Cash Distributions to Investors From:
Operating Cash Flow	307,100	2,475,805	—	264,000	152,623	233,255	170,221	—
Sales & Refinancing	—	—		—	—	5,225,000	—	—
Other (return of capital)	—	386,794	—	—	73,211	14,831	—	—

Cash Generated (Deficiency) after Cash Distributions	419,782	1,115,403	—	176,574	403,447	(329,714)	338,330	(44,618)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$419,782	$1,115,403	$—	$176,574	$403,447	$(329,714)*	$338,330	$(44,618)**

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$125.61	$44.84	$—	$75.51	$(6.76)	$(11.13)	$119.48	$(42.76)
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	832.36	—	—
Cash Distributions to Investors Sources (on GAAP basis)
— Investment Income	—	53.36	—	—	—	—	—	—
— Return of Capital	—	8.34	—	—	27.30	2.51	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	885.74	—	—
— Refinancing	—	—	—	—	—		—	—
— Operations	$83.03	$53.36	$—	$80.53	$56.92	$39.54	$63.75	$—

†	Public Program (data from audited financial statements)

*	The source of funds for payment of distributions in excess of operating cash flows was:

•	2000 Value Fund: distributions of cash from the disposition of property of $329,714.

**	The cash deficiency results from start-up costs due to initial year of operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
YEAR ENDING DECEMBER 31, 2002

		NNN	NNN	NNN	NNN
	Market	2005 Notes	Sacramento	Dry Creek	2001 Value
	Centre, LLC	Program, LLC	Corp Ctr, LLC	Centre, LLC	Fund, LLC

Gross Revenues	$853,613	$304,795	$4,980,958	$1,811,897	$2,149,060
Profit on Sale of Properties
Less: Operating Expenses	716,281	2,880	1,389,347	542,658	911,964
Interest Expense	82,182	232,299	1,829,477	627,970	689,985
Depreciation & Amortization	150,788	65,728	710,744	256,762	380,986

Net Income — GAAP Basis	(95,638)	3,888	1,051,390	384,507	166,124

Taxable Income from:
Operations	(95,638)	3,888	1,051,390	384,507	166,124
Gain on Sale	—	—	—	—	—
Cash Generated from:
Operations	55,150	69,616	1,762,134	641,269	547,110
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	55,150	69,616	1,762,134	641,269	547,110
Less: Cash Distributions to Investors from:
Operating Cash Flow	—	—	945,800	288,750	520,357
Sales & Refinancing	—	—	—	—	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	55,150	69,616	816,334	352,519	26,753
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$55,150	$69,616	$816,334	$352,519	$26,753

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(95.64)	$1.69	$87.62	$109.86	$15.11
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	$—	$—	$78.82	$82.50	$47.34

[Additional columns below]

[Continued from above table, first column(s) repeated]

			NNN
	NNN	NNN	Reno	NNN
	Camelot	Washington	Trademark,	One Gateway
	Plaza, LLC	Square, LLC	LLC	Plaza, LLC

Gross Revenues	$988,383	$827,109	$491,591	$2,264,441
Profit on Sale of Properties
Less: Operating Expenses	340,306	189,342	73,528	714,827
Interest Expense	237,811	370,182	117,964	698,362
Depreciation & Amortization	145,325	150,819	135,903	289,181

Net Income — GAAP Basis	264,941	116,766	164,197	562,071

Taxable Income from:
Operations	264,941	116,766	164,197	562,071
Gain on Sale	—	—	—	—
Cash Generated from:
Operations	410,266	267,585	300,100	851,252
Sales	—	—	—	—
Refinancing	—	—	1,863,754	—

Cash Generated from Operations, Sales & Refinancing	410,266	267,585	2,163,854	851,252
Less: Cash Distributions to Investors from:
Operating Cash Flow	203,984	240,000	300,100	378,000
Sales & Refinancing	—	—	1,837,502	—
Other (return of capital)	—	—	208,168	—

Cash Generated (Deficiency) after Cash Distributions	206,282	27,585	(181,916)	473,252
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$206,282	$27,585	$(181,916)*	$473,252

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$110.39	$38.92	$42.65	$133.91
— from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—
— Return of Capital	—	—	54.07	—
Sources (on Cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	477.27	—
— Operations	$84.99	$80.00	$77.95	$90.05

†	Public Program (data from audited financial statements)

*	The sources of funds for payment of distributions in excess of operating cash flows were: • Reno Trademark: distributions of prior year’s excess cash flow of $121,483 and cash reserves of $60,433.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
YEAR ENDING DECEMBER 31, 2002

	NNN	NNN LV	NNN	NNN	NNN
	Gateway	1900 Aerojet	Timberhills	Addison Com	County Center
	Aurora, LLC	Way, LLC	Shop Ctr, LLC	Ctr , LLC	Drive, LLC

Gross Revenues	$1,175,777	$565,241	$1,148,693	$1,292,237	$664,872
Profit on Sale of Properties
Less: Operating Expenses	476,298	77,190	209,085	171,434	105,116
Interest Expense	565,018	271,488	477,577	566,963	257,059
Depreciation & Amortization	167,521	117,861	191,684	231,570	122,895

Net Income — GAAP Basis	(33,060)	98,702	270,347	322,270	179,802

Taxable Income from:
Operations	(33,060)	98,702	270,347	322,270	179,802
Gain on Sale	—	—	—	—	—
Cash Generated from:
Operations	134,461	216,563	462,031	553,840	302,697
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	134,461	216,563	462,031	553,840	302,697
Less: Cash Distributions to Investors from:
Operating Cash Flow	90,470	160,000	296,216	286,869	202,415
Sales & Refinancing	—	—	—	—	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	43,991	56,563	165,815	266,971	100,282
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$43,991	$56,563	$165,815	$266,971	$100,282

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(31.37)	$49.35	$73.16	$88.29	$58.12
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	$85.83	$80.00	$80.16	$78.59	$65.43

[Additional columns below]

[Continued from above table, first column(s) repeated]

	VC/RE
	Balanced	NNN	NNN	NNN
	Fund II,	City Center	Union Square,	Arapahoe II,
	LLC	West ‘B’, LLC	LLC	LLC

Gross Revenues	$—	$2,586,229	$428,880	$837,160
Profit on Sale of Properties
Less: Operating Expenses	—	447,042	138,157	98,357
Interest Expense	—	1,013,811	201,091	223,398
Depreciation & Amortization	—	442,907	67,784	128,761

Net Income — GAAP Basis	—	682,469	21,848	386,644

Taxable Income from:
Operations	—	682,469	21,848	386,644
Gain on Sale	—	—	—	—
Cash Generated from:
Operations	—	1,125,376	89,632	515,405
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	—	1,125,376	89,632	515,405
Less: Cash Distributions to Investors from:
Operating Cash Flow	—	550,538	—	192,562
Sales & Refinancing	—	—	—	—
Other (return of capital)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	574,838	89,632	322,843
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$574,838	$89,632	$322,843

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$—	$83.23	$37.80	$96.66
— from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—
— Return of Capital	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	$—	$67.14	$—	$48.14

†	Public Program (data from audited financial statements)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2002

	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	City Center	Titan Bldg. &	Pacific Corporate	North Reno	Brookhollow	2002 Value	1397 Galleria
	West ‘A’, LLC	Plaza, LLC	Park 1, LLC	Plaza, LLC	LLC	Fund, LLC	Drive, LLC

Gross Revenues	$2,094,718	$717,816	$1,280,537	$512,841	$1,207,913	$647,573	$121,309
Profit on Sale of Properties			415,165
Less: Operating Expenses	676,665	212,115	553,318	189,951	280,790	129,066	20,904
Interest Expense	619,744	99,392	363,077	180,471	294,527	253,137	30,521
Depreciation & Amortization	244,553	140,097	248,224	79,801	154,898	160,072	22,022

Net Income — GAAP Basis	553,756	266,212	531,084	62,618	477,698	105,298	47,862

Taxable Income from:
Operations	553,756	266,212	115,919	62,618	477,698	105,298	47,862
Gain on Sale	—	—	415,165	—	—	—	—
Cash Generated from:
Operations	798,309	406,309	364,143	142,419	632,596	265,370	69,884
Sales	—	—	415,165	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	798,309	406,309	779,308	142,419	632,596	265,370	69,884
Less: Cash Distributions to Investors from:
Operating Cash Flow	517,067	93,658	222,337	98,773	216,447	18,049	520
Sales & Refinancing	—	—	312,288	—	—	—	—
Other (return of capital)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	281,242	312,651	244,683	43,646	416,149	247,321	69,364
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$281,242	$312,651	$244,683	$43,646	$416,149	$247,321	$69,364

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$447.37	$119.93	$19.99	$22.77	$72.93	$3.53	$24.54
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	71.58	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	53.84	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$417.73	$42.19	$38.33	$35.92	$33.05	$0.61	$0.27

†	Public Program (data from audited financial statements)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2002

	NNN	NNN	NNN	NNN		NNN	NNN
	Bryant Ranch	4241 Bowling	Wolf Pen	Alamosa Plaza,	†	2006 Notes	Saddleback,
	LLC	Green, LLC	Plaza, LLC	LLC	G REIT, Inc.	Program, LLC	LLC

Gross Revenues	$413,680	$167,621	$478,878	$285,594	$750,501	$—	$343,607
Profit on Sale of Properties
Less: Operating Expenses	122,539	46,407	48,249	68,188	374,093	—	102,751
Interest Expense	103,781	36,759	148,222	124,538	248,609	—	71,805
Depreciation & Amortization	76,852	33,136	91,965	74,730	102,149	—	46,416
Net Income — GAAP Basis	110,508	51,319	190,442	18,138	25,650	—	122,636

Taxable Income from:
Operations	110,508	51,319	190,442	18,138	25,650	—	122,636
Gain on Sale	—	—	—	—	—	—	—
Cash Generated from:
Operations	187,360	84,455	282,407	92,868	(608,907)	—	169,052
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	187,360	84,455	282,407	92,868	(608,907)	—	169,052
Less: Cash Distributions to Investors from:
Operating Cash Flow	69,949	1,646	81,687	78,565	—	—	50,684
Sales & Refinancing	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	—	169,820	—	—

Cash Generated (Deficiency) after Cash Distributions	117,411	82,809	200,720	14,303	(778,727)	—	118,368
Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$117,411	$82,809	$200,720	$14,303	$(778,727)*	$—	$118,368

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$22.10	$18.01	$34.63	$2.73	$—	$—	$31.72
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	7.88	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$13.99	$0.58	$14.85	$11.81	$—	$—	$13.11

†	Public Program (data from audited financial statements)

*	The cash deficiency results from start-up costs due to initial year of operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Year Ending December 31, 2002

					NNN
		NNN	NNN	NNN	Parkwood
	NNN Kahana	Springtown	Congress Center	Park Sahara,	Complex,	Total
	Gateway, LLC	Mall, DST	LLC	LLC	LLC	All Programs

Gross Revenues	$—	$26,980	$—	$—	$—	$69,998,679
Profit on Sale of Properties						9,937,215
Less: Operating Expenses	—	10,176	—	—	—	23,814,895
Interest Expense	—	20,570	—	—	—	23,962,162
Depreciation & Amortization	—	10,401	—	—	—	10,919,768

Net Income — GAAP Basis	—	(14,167)	—	—	—	21,239,068

Taxable Income from:
Operations	—	(14,167)	—	—	—	11,301,853
Gain on Sale	—	—	—	—	—	9,937,215
Cash Generated from:
Operations	—	(3,766)	—	—	—	21,220,610
Sales	—	—	—	—	—	11,226,060
Refinancing	—	—	—	—	—	7,119,112

Cash Generated from Operations, Sales & Refinancing	—	(3,766)	—	—	—	39,565,781
Less: Cash Distributions to Investors from:
Operating Cash Flow	—	—	—	—	—	13,252,827
Sales & Refinancing	—	—	—	—	—	13,248,351
Other (return of capital)	—	—	—	—	—	1,068,935

Cash Generated (Deficiency) after Cash Distributions	—	(3,766)	—	—	—	11,995,669
Less: Special Items (not including Sales & Refinancing)						—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$(3,766)*	$—	$—	$—	$11,995,669

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$—	$(5.56)	$—	$—	$—
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	$—	$—	$—	$—	$—

†	Public Program (data from audited financial statements)

*	The cash deficiency results from start-up costs due to initial year of operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ended December 31, 2003

			Truckee	Yerington
	Telluride		River Office	Shopping	NNN Fund
	Barstow, LLC	WREIT, Inc.	Tower, LLC	Center, LLC	VIII, LLC

Gross Revenues	$99,822	$4,692,804	$3,020,713	$573,022	$1,763,184
Profit on Sale of Properties	265,893				5,921,524
Less: Operating Expenses	40,764	1,728,636	1,126,729	110,349	1,063,725
Interest Expense	52,869	1,812,494	532,720	247,130	515,672
Depreciation & Amortization	13,451	1,006,245	485,061	94,019	197,299

Net Income — GAAP Basis	258,631	145,429	876,203	121,524	5,908,012

Taxable Income from:
Operations	(7,262)	145,429	876,203	121,524	(13,512)
Gain on Sale	265,893	—	—	—	5,921,524
Cash Generated from:
Operations	6,189	1,151,674	1,361,264	215,543	183,787
Sales	1,572,095	—	—	—	7,003,238
Refinancing	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	1,578,284	1,151,674	1,361,264	215,543	7,187,025
Less: Cash Distributions to Investors from:
Operating Cash Flow	—	671,997	480,631	151,613	183,787
Sales & Refinancing	1,572,095	—	—	—	6,123,706
Other (return of capital)	32,749	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(26,559)	479,677	880,633	63,930	879,532
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(26,559)*	$479,677	$880,633	$63,930	$879,532

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(4.48)	$10.35	$157.87	$74.78	$(1.69)
— from recapture	—	—	—	—	—
Capital Gain (Loss)	164.13	—	—	—	740.19
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	20.22	—	—	—	—
Sources (on Cash basis)
— Sales	970.43	—	—	—	765.46
— Refinancing	—	—	—	—	—
— Operations	$—	$47.83	$86.60	$93.30	$22.97

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN	NNN
	Town &	‘A’ Credit	Redevelopment	Exchange	NNN Tech
	Country, LLC	TIC, LLC	Fund VIII, LLC	Fund III, LLC	Fund III, LLC

Gross Revenues	$4,621,176	$852,049	$4,038,727	$2,573,220	$2,249,008
Profit on Sale of Properties
Less: Operating Expenses	1,362,226	237,548	1,658,600	971,409	1,143,816
Interest Expense	2,479,873	430,588	1,676,992	1,023,853	650,773
Depreciation & Amortization	884,810	169,414	850,825	339,778	362,954

Net Income — GAAP Basis	(105,733)	14,499	(147,690)	238,180	91,465

Taxable Income from:
Operations	(105,733)	14,499	(147,690)	238,180	91,465
Gain on Sale	—	—	—	—	—
Cash Generated from:
Operations	779,077	183,913	703,135	577,958	454,419
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	779,077	183,913	703,135	577,958	454,419
Less: Cash Distributions to Investors from:
Operating Cash Flow	636,165	175,948	684,306	315,788	307,100
Sales & Refinancing	—	—	—	—	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	142,912	7,965	18,829	262,170	147,319
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$142,912	$7,965	$18,829	$262,170	$147,319

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(14.69)	$5.80	$(19.49)	$37.81	$24.73
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	$88.36	$70.38	$90.28	$50.13	$83.03

 †  Public Program (data from audited financial statements)

 * The cash deficiency for this year results from distribution of prior years’ excess cash flow.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ended December 31, 2003

		NNN	NNN		NNN	NNN	NNN		NNN
	†	Horizon	Westway Shopping	Kiwi	2000 Value	Rocky Mount.	2004 Notes	Market	2005 Notes
	T REIT, Inc.	Fund LLC	Center, LLC	Assoc, LLC	Fund, LLC	Exchange, LLC	Program, LLC	Centre, LLC	Program, LLC

Gross Revenues	$4,369,110	$—	$1,670,492	$293,153	$44,639	$880,062	$752,401	$847,569	$304,765
Profit on Sale of Properties	2,613,523			1,918,937
Less: Operating Expenses	1,928,260	—	551,004	113,750	10,142	453,374	515,087	663,922	272,699
Interest Expense	486,782	—	625,236	111,469	—	318,936	969,329	—	321,030
Depreciation & Amortization	378,323	—	199,907	97,447	—	189,548	169,189	150,788	65,728

Net Income — GAAP Basis	4,189,268	—	294,345	1,889,424	34,497	(81,796)	(901,204)	32,859	(354,692)

Taxable Income from:
Operations	1,575,745	—	294,345	(29,513)	34,497	(81,796)	(901,204)	32,859	(354,692)
Gain on Sale	2,613,523	—	—	1,918,937	—	—	—	—	—
Cash Generated from:
Operations	2,326,966	—	494,252	67,934	34,497	107,752	(226,267)	183,647	(288,964)
Sales	35,940,424	—	—	2,727,304	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	38,267,390	—	494,252	2,795,238	34,497	107,752	(226,267)	183,647	(288,964)
Less: Cash Distributions to Investors from:
Operating Cash Flow	2,326,966	—	264,000	42,000	—	107,752	—	—	—
Sales & Refinancing	—	—	—	2,825,304	266,692	—	—	—	—
Other (return of capital)	1,518,940	—	—	—	—	5,723	—	—	—

Cash Generated (Deficiency) after Cash Distributions	34,421,484	—	230,252	(72,066)	(232,195)	(5,723)	(226,267)	183,647	(288,964)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$34,421,484	$—	$230,252	$(72,066)*	$(232,195)*	$(5,723)*	$(226,267)	$183,647	$(288,964)**

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$33.96	$—	$89.79	$(11.01)	$5.85	$(30.64)	$(180.24)	$32.86	$(154.21)
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	56.33	—	—	715.66	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	32.74 (1)	—	—	—	—	2.14	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	1,053.69	45.21	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$50.16	$—	$80.53	$15.66	$—	$40.36	$—	$—	$—

†	Public Program (data from audited financial statements)

*	The sources of funds for payment of distributions in excess of operating cash flows were:

•	Kiwi: distributions of prior year’s excess cash flow of $72,066.
•	2000 Value Fund: distributions of cash from the prior year disposition of property of $232,195.
•	Rocky Mountain: distributions of prior year’s excess cash flow of $5,723.

**	The cash deficiency results from start-up costs due to initial year of operations.

(1)	The $35.9 million cash generated from sales of properties was used to pay down debt and acquire additional properties, resulting in a distribution which represented a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ended December 31, 2003

	NNN	NNN	NNN	NNN	NNN
	Sacramento	Dry Creek	2001 Value	Camelot	Washington
	Corp Ctr, LLC	Centre, LLC	Fund, LLC	Plaza, LLC	Square, LLC

Gross Revenues	$4,885,180	$2,048,009	$2,935,729	$998,013	$907,510
Profit on Sale of Properties			602,888
Less: Operating Expenses	1,692,692	539,639	1,369,924	398,759	194,195
Interest Expense	1,814,825	622,249	693,696	245,033	369,260
Depreciation & Amortization	711,089	256,772	641,080	145,325	149,430

Net Income — GAAP Basis	666,574	629,349	833,917	208,896	194,625

Taxable Income from:
Operations	666,574	629,349	231,029	208,896	194,625
Gain on Sale	—	—	602,888	—	—
Cash Generated from:
Operations	1,377,663	886,121	872,109	354,221	344,055
Sales	—	—	1,471,914	—	—
Refinancing	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	1,377,663	886,121	2,344,023	354,221	344,055
Less: Cash Distributions to Investors from:
Operating Cash Flow	985,400	298,959	872,109	195,500	241,326
Sales & Refinancing	—	—	1,471,914	—	—
Other (return of capital)	—	—	353,280	—	—

Cash Generated (Deficiency) after Cash Distributions	392,263	587,163	(353,280)	158,721	102,729
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$392,263	$587,163	$(353,280)*	$158,721	$102,729

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$55.55	$179.81	$21.02	$87.04	$64.88
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	54.85	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	32.14	—	—
Sources (on Cash basis)
— Sales	—	—	133.90	—	—
— Refinancing	—	—	—	—	—
— Operations	$82.12	$85.42	$79.34	$81.46	$80.44

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NNN	NNN	NNN	NNN LV	NNN
	Reno	One Gateway	Gateway	1900 Aerojet	Timberhills
	Trademark, LLC	Plaza, LLC	Aurora, LLC	Way, LLC	Shop Ctr, LLC

Gross Revenues	$822,435	$2,155,115	$1,281,966	$587,150	$1,244,422
Profit on Sale of Properties
Less: Operating Expenses	69,060	876,551	453,806	120,256	202,947
Interest Expense	272,186	692,549	566,042	268,699	473,454
Depreciation & Amortization	205,578	305,999	186,377	117,861	196,738

Net Income — GAAP Basis	275,611	280,016	75,741	80,334	371,283

Taxable Income from:
Operations	275,611	280,016	75,741	80,334	371,283
Gain on Sale	—	—	—	—	—
Cash Generated from:
Operations	481,189	586,015	262,118	198,195	568,021
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	481,189	586,015	262,118	198,195	568,021
Less: Cash Distributions to Investors from:
Operating Cash Flow	134,841	398,979	54,800	160,000	296,370
Sales & Refinancing	—	—	—	—	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	346,348	187,036	207,318	38,195	271,651
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$346,348	$187,036	$207,318	$38,195	$271,651

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$71.59	$66.71	$71.86	$40.17	$100.47
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	$35.02	$95.05	$51.99	$80.00	$80.20

†	Public Program (data from audited financial statements)

*	The sources of funds for payment of distributions in excess of operating cash flows were:

•	2001 Value Fund: distributions of prior years’ excess cash flow of $104,991 and cash reserves of $248,289.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ended December 31, 2003

	NNN	NNN	VC/RE	NNN
	Addison Com	County Center	Balanced	City Center
	Ctr, LLC	Drive, LLC	Fund II, LLC	West ‘B’, LLC

Gross Revenues	$1,203,957	$610,827	$—	$2,940,210
Profit on Sale of Properties
Less: Operating Expenses	441,147	116,783	—	673,522
Interest Expense	561,854	251,414	—	1,140,693
Depreciation & Amortization	231,570	124,843	—	461,273

Net Income — GAAP Basis	(30,614)	117,787	—	664,722

Taxable Income From:
Operations	(30,614)	117,787	—	664,722
Gain on Sale	—	—	—	—
Cash Generated From:
Operations	200,956	242,630	—	1,125,995
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	200,956	242,630	—	1,125,995
Less: Cash Distributions to Investors From:
Operating Cash Flow	52,408	242,630	—	653,601
Sales & Refinancing	—	—	—	—
Other (return of capital)	—	7,370	—	—

Cash Generated (Deficiency) after Cash Distributions	148,548	(7,370)	—	472,394
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$148,548	$(7,370)*	$—	$472,394

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(8.39)	$38.07	$—	$81.06
— from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—
— Return of Capital	—	2.38	—	—
Sources (on Cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	$14.36	$78.43	$—	$79.71

[Additional columns below]

[Continued from above table, first column(s) repeated]

					NNN
	NNN	NNN	NNN	NNN	Pacific
	Union	Arapahoe II,	City Center	Titan Bldg. &	Corporate
	Square, LLC	LLC	West ‘A’, LLC	Plaza, LLC	Park 1, LLC

Gross Revenues	$633,062	$1,248,354	$2,907,972	$1,883,925	$1,707,258
Profit on Sale of Properties					602,888
Less: Operating Expenses	234,438	279,287	1,020,184	914,297	812,201
Interest Expense	265,692	357,919	831,525	300,021	331,754
Depreciation & Amortization	69,784	182,030	472,295	203,452	404,348

Net Income — GAAP Basis	63,148	429,118	583,968	466,155	761,843

Taxable Income From:
Operations	63,148	429,118	583,968	466,155	158,955
Gain on Sale	—	—	—	—	602,888
Cash Generated From:
Operations	132,932	611,148	1,056,263	669,607	563,303
Sales	—	—	—	—	1,471,914
Refinancing	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	132,932	611,148	1,056,263	669,607	2,035,217
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	325,833	729,291	322,880	563,303
Sales & Refinancing	—	—	—	—	1,792,000
Other (return of capital)	—	—	—	—	334,667

Cash Generated (Deficiency) after Cash Distributions	132,932	285,315	326,972	346,727	(654,752)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$132,932	$285,315	$326,972	$346,727	$(654,752)**

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$109.25	$107.28	$471.78	$210.00	$27.41
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	103.95
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	57.70
Sources (on Cash basis)
— Sales	—	—	—	—	308.97
— Refinancing	—	—	—	—	—
— Operations	$—	$81.46	$589.18	$145.45	$97.12

†	Public Program (data from audited financial statements)

*	The sources of funds for payment of distributions in excess of operating cash flows were:

•	County Center: distributions of prior year’s excess cash flow of $7,370.

•	Pacific Corporate: distributions of prior year’s excess cash flow of $244,683 and cash reserves of $410,069.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ended December 31, 2003

	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	North Reno	Brookhollow	2002 Value	1397 Galleria	Bryant Ranch	4241 Bowling	Wolf Pen	Alamosa Plaza,
	Plaza, LLC	LLC	Fund, LLC	Drive, LLC	LLC	Green, LLC	Plaza, LLC	LLC

Gross Revenues	$1,071,197	$2,468,698	$18,029,267	$351,183	$1,298,293	$945,195	$2,018,548	$1,936,930
Profit on Sale of Properties
Less: Operating Expenses	321,081	767,077	8,188,266	99,758	319,722	451,192	458,376	314,492
Interest Expense	396,750	670,014	5,833,637	135,942	420,659	198,538	790,678	836,684
Depreciation & Amortization	146,719	337,869	3,904,236	75,390	267,909	113,370	316,092	119,338

Net Income — GAAP Basis	206,647	693,738	103,128	40,093	290,003	182,095	453,402	666,416

Taxable Income From:
Operations	206,647	693,738	103,128	40,093	290,003	182,095	453,402	666,416
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	353,366	1,031,607	4,007,364	115,483	557,912	295,465	769,494	785,754
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	353,366	1,031,607	4,007,364	115,483	557,912	295,465	769,494	785,754
Less: Cash Distributions to Investors From:
Operating Cash Flow	220,060	526,729	3,055,161	115,483	397,458	240,850	440,000	532,000
Sales & Refinancing	—	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	40,517	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	133,306	504,878	952,203	(40,517)	160,454	54,615	329,494	253,754
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$133,306	$504,878	$952,203	$(40,517)*	$160,454	$54,615	$329,494	$253,754

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$75.14	$105.91	$3.46	$20.56	$58.00	$63.89	$82.44	$100.21
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	20.78	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$80.02	$80.42	$102.52	$59.22	$79.49	$84.51	$80.00	$80.00

†	Public Program (data from audited financial statements)

*	The source of funds for payment of distributions in excess of operating cash flows was:

•	1397 Galleria: distributions of prior year’s excess cash flow of $40,517.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ended December 31, 2003

		NNN	NNN	NNN	NNN	NNN	NNN	NNN
	†	2006 Notes	Saddleback,	Kahana	Springtown	Congress	Park Sahara,	Parkwood
	G REIT, Inc.	Program, LLC	LLC	Gateway, LLC	Mall, DST	Center LLC	LLC	Complex, LLC

Gross Revenues	$12,751,374	$51,883	$1,495,635	$2,780,763	$930,446	$11,574,555	$1,534,108	$3,641,761
Profit on Sale of Properties
Less: Operating Expenses	6,269,917	955	691,141	1,085,152	187,764	5,204,777	614,134	1,044,464
Interest Expense	2,647,937	101,732	400,742	769,830	262,981	3,745,795	434,430	910,146
Depreciation & Amortization	3,755,583	—	263,817	391,452	127,006	2,927,848	191,557	453,241

Net Income — GAAP Basis	77,937	(50,804)	139,935	534,329	352,695	(303,865)	293,987	1,233,910

Taxable Income From:
Operations	77,937	(50,804)	139,935	534,329	352,695	(303,865)	293,987	1,233,910
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	574,550	(50,804)	403,752	925,781	479,701	2,623,983	485,544	1,687,151
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	574,550	(50,804)	403,752	925,781	479,701	2,623,983	485,544	1,687,151
Less: Cash Distributions to Investors From:
Operating Cash Flow	574,550	—	403,752	590,281	167,824	2,064,915	294,667	579,095
Sales & Refinancing	—	—	—	—	—	—	—	—
Other (return of capital)	4,709,986	—	8,571	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(4,709,986)	(50,804)	(8,571)	335,500	311,877	559,068	190,877	1,108,056
Less: Special Items (not including Sales & Refinancing)	—		—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(4,709,986)*	$(50,804)	$(8,571)**	$335,500	$311,877	$559,068	$190,877	$1,108,056

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$0.45	$(48.62)	$36.20	$65.64	$138.31	$(7.77)	$59.36	$165.14
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	27.22	—	2.22	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$3.32	$—	$104.44	$72.52	$65.81	$52.79	$59.49	$77.50

†	Public Program (data from audited financial statements)

*	The cash deficiency for G REIT results from start-up costs due to the first complete year of operations.

**	The source of funds for payment of distributions in excess of operating cash flows was:

•	Saddleback: distributions of prior year’s excess cash flow of $8,571.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ended December 31, 2003

	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	Beltline-Royal	Parkway	Buschwood,	Xerox Centre,	Netpark,	602 Sawyer,	Jefferson
	Ridge, LLC	Towers, LLC	LLC	LLC	LLC	LLC	Square, LLC

Gross Revenues	$943,771	$1,512,753	$911,237	$4,114,027	$4,126,533	$771,292	$1,120,138
Profit on Sale of Properties
Less: Operating Expenses	110,636	791,322	422,940	1,589,636	2,168,136	270,960	331,052
Interest Expense	246,128	241,606	198,076	1,045,063	643,251	160,821	204,836
Depreciation & Amortization	157,515	173,881	121,735	728,661	567,548	111,144	241,916

Net Income — GAAP Basis	429,492	305,944	168,486	750,667	747,598	228,367	342,334

Taxable Income From:
Operations	429,492	305,944	168,486	750,667	747,598	228,367	342,334
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	587,007	479,825	290,221	1,479,328	1,315,146	339,511	584,250
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	587,007	479,825	290,221	1,479,328	1,315,146	339,511	584,250
Less: Cash Distributions to Investors From:
Operating Cash Flow	291,333	381,530	173,941	751,667	895,333	195,960	253,511
Sales & Refinancing	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	295,674	98,295	116,280	727,661	419,813	143,551	330,739
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$295,674	$98,295	$116,280	$727,661	$419,813	$143,551	$330,739

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$87.65	$41.67	$52.65	$36.62	$159.06	$9.64	$37.21
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$59.46	$51.96	$54.36	$36.67	$190.50	$8.27	$27.56

 † Public Program (data from audited financial statements)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ended December 31, 2003

			NNN
	NNN	NNN	Jamboree	NNN	NNN	NNN	NNN	NNN
	Arapahoe Bus.	901 Corporate,	Promenade,	Executive Center	2003 Value	Union Pines,	1410 Renner,	Westbay Office
	Park, LLC	LLC	LLC	II & III, LLC	Fund, LLC	LLC	LLC	Park, LLC

Gross Revenues	$499,518	$847,027	$825,879	$2,213,305	$2,213,305	$530,364	$353,129	$174,770
Profit on Sale of Properties
Less: Operating Expenses	70,985	315,553	173,097	740,847	743,386	71,112	70,797	29,858
Interest Expense	82,224	203,248	268,750	254,993	254,993	77,599	42,943	115,400
Depreciation & Amortization	66,055	130,333	179,917	225,915	233,445	81,490	63,848	21,212

Net Income — GAAP Basis	280,254	197,893	204,115	991,550	981,481	300,163	175,541	8,299

Taxable Income from:
Operations	280,254	197,893	204,115	991,550	981,481	300,163	175,541	8,299
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated from:
Operations	346,309	328,226	384,032	1,217,465	1,214,926	381,653	239,389	29,511
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	346,309	328,226	384,032	1,217,465	1,214,926	381,653	239,389	29,511
Less: Cash Distributions to Investors from:
Operating Cash Flow	93,733	151,200	191,911	360,525	360,525	93,044	53,083	—
Sales & Refinancing	—	—	—	—	—	—	—	—
Other (return of capital)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	252,576	177,026	192,121	856,940	854,400	288,609	186,306	29,511
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$252,576	$177,026	$192,121	$856,940	$854,400	$288,609	$186,306	$29,511

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$73.75	$31.45	$30.02	$109.00	$101.33	$39.26	$24.05	$1.00
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$24.67	$24.03	$28.22	$39.63	$37.22	$12.17	$7.27	$—

†	Public Program (data from audited financial statements)

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Year Ended December 31, 2003

				NNN
	NNN		NNN	Arapahoe Svc.	NNN	NNN
	Parkway Corp.	NNN	Enclave	Center I,	Amber Oaks,	Lakeside Tech,	Total
	Plaza, LLC	Twain, LLC	Parkway, LLC	LLC	LLC	LLC	All Programs

Gross Revenues	$446,965	$34,253	$154,005	$—	$—	$—	$149,319,117
Profit on Sale of Properties							11,925,653
Less: Operating Expenses	295,284	—	68,369	—	—	—	58,643,967
Interest Expense	179,482	—	36,711	—	—	—	45,127,230
Depreciation & Amortization	175,962	5,226	31,426	—	—	—	27,429,286

Net Income — GAAP Basis	(203,763)	29,027	17,499	—	—	—	30,044,287

Taxable Income from:
Operations	(203,763)	29,027	17,499	—	—	—	18,118,634
Gain on Sale	—	—	—	—	—	—	11,925,653
Cash Generated from:
Operations	(27,801)	34,253	48,925	—	—	—	43,167,596
Sales	—	—	—	—	—	—	50,186,890
Refinancing	—	—	—	—	—	—	—

Cash Generated from Operations, Sales & Refinancing	(27,801)	34,253	48,925	—	—	—	93,354,486
Less: Cash Distributions to Investors from:
Operating Cash Flow	—	—	—	—	—	—	27,326,402
Sales & Refinancing	—	—	—	—	—	—	14,051,711
Other (return of capital)	100,667	—	—	—	—	—	7,112,470

Cash Generated (Deficiency) after Cash Distributions	(128,468)	34,253	48,925	—	—	—	44,863,902
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(128,468)*	$34,253	$48,925	$—	$—	$—	$44,863,902

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(8.65)	$10.67	$1.18	$—	$—	$—
— from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	4.27	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	$—	$—	$—	$—	$—	$—

†	Public Program (data from audited financial statements)

*	The cash deficiency results from start-up costs due to the initial year of operations.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2003

      This Table IV is a summary of operating and disposition results of Prior Programs, which during the years ended prior to December 31, 2003 have sold their properties and have liquidated. Three programs with investment objectives similar to ours have disposed of all of their properties during the years ended prior to December 31, 2003.

      The category below “Cash Distributions to Investors — Return of Capital” may include investment and lender reserves. These partial returns of capital relate to the normal cash flow variations typical in the operation of income-producing real estate.

			NNN
	Telluride	Kiwi	2000 Value	Total
	Barstow, LLC	Assoc, LLC	Fund, LLC	All Programs

Dollar Amount Raised	$1,620,000	$2,681,352	$5,899,000	$10,200,352
Number of Properties Purchased	1	1	7	9
Date of Closing of Offering	23-Jun-00	4-Feb-01	27-Feb-01
Date of First Sale of Property	19-Feb-03	25-Feb-03	8-May-02
Date of Final Sale of Property	19-Feb-03	25-Feb-03	15-Oct-02

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$292.52	$(153.96)	$54.92
— from recapture	—	—	—
Capital Gain (Loss)	164.13	715.66	832.36
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—
— Return of Capital	62.73	101.33	3.85
Sources (on Cash basis)
— Sales	970.43	1,053.69	930.95
— Refinancing	—	—	—
— Operations	$404.86	$99.85	$118.98

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
December 31, 2003

      This Table V presents sales or other disposals of properties by Prior Programs since 1998. The table provides certain information to evaluate property performance over the holding period such as:

•	Selling price, net of closing costs and GAAP adjustments;
•	cost of properties;
•	gain or loss on investment; and
•	excess (deficiency) of property operating cash receipts over cash expenditures.

      As indicated in the last column in Table V, several properties experienced a deficiency of operating cash receipts over cash expenditures. Operating cash deficiency is in part a result of the principal pay down of debt. We note the overall gain on sale of those properties with an operating cash flow deficiency.

			Selling Price, Net of Closing Costs & GAAP Adjustments

					Purchase	Adjustments
			Cash Received	Mortgage	Mortgage	Resulting from
	Date	Date of	Net of Closing	Balance at	Taken Back	Application of
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	by Program	GAAP	Total

Huron Mall Shopping Center, Huron, SD	Mar-99	Apr-00	$2,080,564	$1,322,623	N/A	N/A	$3,403,187
Crossroads Shopping Center, Kona, HI	Jul-99	Aug-00	$3,876,701	$11,180,445	N/A	N/A	$15,057,146
Christie Street, Lufkin, TX	Sep-00	Nov-01	$(297,537)	$779,726	$595,000	N/A	$1,077,189
Village Fashion Centre, Wichita, KS	Jul-99	Mar-02	$3,965,749	$6,751,978	N/A	N/A	$10,717,727
Bryant Ranch Shopping Center, Yorba Linda, CA	Dec-98	Sep-02	$3,618,970	$6,501,207	N/A	N/A	$10,120,177
Phelan Village Shopping Center, Phelan, CA	Oct-98	Dec-02	$1,636,485	$3,464,414	N/A	N/A	$5,100,899
Plaza Del Rey Shopping Center, Seguin, TX	Nov-00	Sep-02	$471,000	$4,932,000	N/A	N/A	$5,403,000
Seguin Corners Shopping Center, Seguin, TX	Nov-00	Aug-02	$763,261	$1,693,700	N/A	N/A	$2,456,961
Titan Land, San Antonio, TX	Apr-02	Oct-02	$110,862	$0	N/A	N/A	$110,862
Bowling Green Financial Park, Sacramento, CA(6)	Dec-00	Sep-02	$4,276,643	$13,261,769	N/A	N/A	$17,538,412
Northstar Crossing Shopping Center, Garland, TX	Oct-00	Jan-03	$976,005	$2,866,579	N/A	N/A	$3,842,584
Palm Court Shopping Center, Fontana, CA	Aug-99	May-03	$5,572,100	$8,397,134	N/A	N/A	$13,969,234
Barstow Road Shopping Center, Barstow, CA	May-98	Feb-03	$1,505,020	$3,153,151	N/A	N/A	$4,658,172
Orange Street Plaza, Relands, CA	Jul-00	Feb-03	$2,879,144	$7,388,682	N/A	N/A	$10,267,827
Thousand Oaks Shopping Center, San Antonio, TX	Dec-00	Aug-03	$6,287,850	$8,981,910	N/A	N/A	$15,269,760
Pahrump Valley Junction Shopping Center, Pahrump, NV	May-01	Sep-03	$6,073,335	$11,883,739	N/A	N/A	$17,957,074

(1)	No sales were to affiliated parties.

(2)	Net cash received plus assumption of certain liabilities by buyer.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Concluded)
December 31, 2003

	Cost of Properties
	Including Closing & Soft Costs
						Excess
		Total				(Deficiency)
		Acquisition				of Property
		Costs, Capital				Operating
	Original	Improvements		Gain on		Cash Receipts
	Mortgage	Closing & Soft		Sale of		over Cash
Property	Financing(3)	Costs(3)	Total	Investment		Expenditures(4)

Huron Mall Shopping Center, Huron, SD	$1,440,000	$403,893	$1,843,893	$1,559,293		$(8,936)
Crossroads Shopping Center, Kona, HI	$13,605,097	$880,187	$14,485,284	$571,862		$(496,841)
Christie Street, Lufkin, TX	$750,000	$505,137	$1,255,137	$(177,949	)(5)	$124,290
Village Fashion Centre, Wichita, KS	$6,600,000	$2,956,152	$9,556,152	$1,161,575		$849,618
Bryant Ranch Shopping Center, Yorba Linda, CA	$7,950,000	$1,181,373	$9,131,373	$988,804		$20,293
Phelan Village Shopping Center, Phelan, CA	$3,625,000	$1,385,084	$5,010,084	$90,815		$653,174
Plaza Del Rey Shopping Center, Seguin, TX	$3,995,000	$738,089	$4,733,089	$669,911		$471,224
Seguin Corners Shopping Center, Seguin, TX	$545,000	$720,300	$1,265,300	$1,191,661		$251,785
Titan Land, San Antonio, TX	$0	$76,109	$76,109	$34,753		$0
Bowling Green Financial Park, Sacramento, CA(6)	$12,290,000	$3,776,286	$16,066,286	$1,472,126		$1,082,005
Northstar Crossing Shopping Center, Garland, TX	$2,695,000	$1,123,967	$3,818,967	$23,617		$386,063
Palm Court Shopping Center, Fontana, CA	$8,500,000	$1,499,111	$9,999,111	$3,970,123		$193,028
Barstow Road Shopping Center, Barstow, CA	$3,450,000	$1,473,215	$4,923,215	$(265,043)		$532,751
Orange Street Plaza, Relands, CA	$6,500,000	$2,140,974	$8,640,974	$1,626,853		$667,896
Thousand Oaks Shopping Center, San Antonio, TX	$10,837,500	$3,071,192	$13,908,692	$1,361,068		$(552,462)
Pahrump Valley Junction Shopping Center, Pahrump, NV	$12,434,618	$4,887,939	$17,322,557	$634,517		$1,020,400

(3)	Does not include pro-rata share of original offering costs.

(4)	Operating cash deficiency is in part a result of the principal pay down of debt. Note the overall gain on sale of properties with an operating cash flow deficiency.

(5)	After a $50,000 real estate commission refund from the Advisor.

(6)	A portion of this program was sold to an affiliated party.

*	Partial sales of the Pacific Corporate Park and the Moreno property have occurred; however, a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of in order to obtain a true picture of overall performance.

EXHIBIT B

SUBSCRIPTION AGREEMENT

To: A REIT, Inc.	MAIL P.O. Box 4238 Englewood, CA 80155-4238	OVERNIGHT DELIVERY 7103 S. Revere Parkway Centennial, CO 80112

Ladies and Gentlemen:

      The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) in A REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “A REIT, Inc.”

      Payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 200,000 shares ($2,000,000), at which time Trust Company of America will release the proceeds to the Company. If the Company does not sell 200,000 Shares before                     , 2005, the offering will be terminated and the Company will refund all the monies in escrow (plus interest without deducting for escrow expenses) to subscribers pro rata.

      I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated                           , 2004, as supplemented to date (the “Prospectus”).

      I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

      Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final Prospectus (does not apply to Minnesota residents). Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.

      Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

      In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.

STANDARD REGISTRATION REQUIREMENTS

      The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

      (1) INDIVIDUAL:     One signature required.

      (2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:     All parties must sign.

      (3) TENANTS IN COMMON:     All parties must sign.

      (4) COMMUNITY PROPERTY:     Only one investor signature required.

      (5) PENSION OR PROFIT SHARING PLANS:     The trustee signs the Signature Page.

      (6) TRUST:     The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary. You must provide a copy of the trust agreement if the trust is registered under a separate Tax I.D. number.

      (7) PARTNERSHIP:     Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner”) has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted.

      (8) COMPANY OR CORPORATION:     The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the company or corporation authorized to sign on behalf of the company or corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

      (9) IRA AND IRA ROLLOVERS:     Requires signature of investor and authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment. Please note that A REIT and its affiliates do not act as custodian for IRA accounts.

      (10) KEOGH:     Same rules as those applicable to IRAs.

      (11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):     The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made and provide the social security number of the child.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE

TO A REIT, INC. SUBSCRIPTION AGREEMENT

Investment Instructions

      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.     INVESTMENT

A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment and North Carolina which requires a $5,000 (500 Shares) minimum investment. A check for the full purchase price of the Shares subscribed for should be made payable to the order of “A REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Investor Suitability Standards.” (Certain states have imposed special financial suitability standards as set forth in the Prospectus and on page B-4 below). Please indicate the state in which the sale was made.

All additional investments must be increments of at least $100 (10 Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 6.75% of any such additional investments in the Company.

2.     TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the Transfer on Death Form in order to effect the designation.

3.     REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of all investors. In the case of partnerships or corporations include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthday and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4.     INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5.     INVESTOR SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.     DISTRIBUTIONS

a. DISTRIBUTION REINVESTMENT PLAN: By electing to participate in the Distribution Reinvestment Plan, the investor elects to reinvest distributions in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

b. DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address in Section 6.

7.     BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification. THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

      The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

SPECIAL SUITABILITY STANDARDS

      Certain states have imposed special financial suitability standards for subscribers who purchase Shares.

Arizona, Arkansas, California, Indiana, Iowa, Kansas, Massachusetts, Michigan, North Carolina and Oregon: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Maine: Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.

Kansas, Missouri and Ohio: An Investor’s investment in our Shares cannot exceed 10% of that investor’s net worth.

Tennessee: Investors must have (1) a minimum net worth of at least $250,000 and to have had during the last tax year and be expected to have during the current tax year a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

A REIT, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

FOR PROSPECTUS DATED                     , 2004

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS

SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 1-877-888-7348

1.              INVESTMENT

Make Investment Check Payable to:

“A REIT, Inc.”

# of Shares Total $ Invested (# Shares x $10.00) = $ Invested)	Minimum initial purchase = 100 Shares or $1,000 (250 Shares or $2,500 in Minnesota; 500 Shares or $5,000 in North Carolina)
Minimum additional purchase: 10 shares or $100

2.              TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (08)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian: Under the Uniform Gift to Minors Act or
☐	Qualified Pension or Profit Sharing Plan (05)		the Uniform Transfers to Minors Act of the State
☐	Trust (06)		of (11)
☐	Partnership (07)	☐	Other

3.              REGISTRATION NAME AND ADDRESS

3(a)	Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name and account number, if applicable.

    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other

      Name(s)

Taxpayer Identification Number -

Social Security Number - -

    Street Address or P.O. Box

    City                                   State                                   Zip Code

    Home Telephone No. (     )                                 Business Telephone No. (      )

    Birth Date                                                Occupation

    Email Address

3(b)	IRA Custodian:

    Custodian Tax-ID:

    Custodian Address:

    City:                    State:           Zip Code:                       Account #:

Transfer on Death Form: Fill out attached TOD form to effect designation.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS

UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Custodian	Date

MUST BE SIGNED AND SIGNATURE GUARANTEED BY

CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(A REIT and its affiliates do not act as IRA custodians)

4.              INVESTOR NAME AND ADDRESS

    (Complete only if different from registration name and address).

    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other

Name(s): Taxpayer ID Number -
Social Security Number - -

      Street Address or P.O. Box

      City                                   State                                   Zip Code

      Home Telephone No. (      )                               Business Telephone No. (      )

      Birth Date                                                  Email Address

5.              INVESTOR SIGNATURE

Please separately initial each of the representations below. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus not less than five (5) business days prior to signing this Subscription Agreement (does not apply to Minnesota residents).
		Initials	Initials

(b)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “INVESTOR SUITABILITY STANDARDS” and page B-4 above.
		Initials	Initials

(c)	I am purchasing the Shares for my own account.
		Initials	Initials

(d)	I acknowledge that the Shares are not liquid.
		Initials	Initials

(e)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.
		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS

UNDER THE FEDERAL OR STATE SECURITIES LAWS.

*Signature of Investor	*Signature of Joint Owner, if applicable

*Confirm TIN/SSN	*Confirm TIN/SSN

*Date	*Date

6.              DISTRIBUTION REINVESTMENT PLAN

ENROLLMENT FORM

To Join the Distribution Reinvestment Plan (the “DRIP”):

      Complete this form. Be sure to include your signature in order to indicate your participation in the DRIP.

      I hereby appoint A REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

      I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

7.              DISTRIBUTIONS

7(a) For direct deposit to checking account, please complete Direct Deposit Authorization form on page B-9.

7(b) Complete the following section only to direct distributions to an address other than registration address:

       Name (as it appears on depository account)

Account Number (if applicable)

       Street Address or P.O. Box

       City                                    State                                      Zip Code

Return of Capital Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address
(Return of capital distributions for IRA account investments will be sent directly to custodian.)

8.              BROKER-DEALER

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

Investor Name(s)

The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.

    Broker-Dealer Name                                       Telephone No.

    Broker-Dealer Street Address or P.O. Box

    City                                   State                                   Zip Code

    Registered Representative Name                                          Representative #

    Telephone No.                             Fax No.                             E-Mail Address

    Reg. Rep. Street Address or P.O. Box

    City                                   State                                   Zip Code

I hereby certify that I hold a Series 7 or Series 62 NASD license and am registered in , the State of Sale.

Signature of Registered Representative

    (Required):                                                                  Date:

This Subscription Agreement representing an investment in A REIT, Inc. for the above referenced investor has been reviewed and approved as complete and correct by the undersigned principal of the above-referenced broker-dealer.

Signature of Broker-Dealer

    (Required):                                                                  Date:

Please send completed subscription agreement (with all signatures) with checks made payable to A REIT, Inc. to:
BY MAIL:	A REIT, Inc. P.O. Box 4238 Englewood, Colorado 80112-4238

OVERNIGHT DELIVERY:	A REIT, Inc. 7103 South Revere Parkway Centennial, Colorado 80112

A REIT

Direct Deposit Authorization

Investor's Name (Mr./Mrs./Ms./Joint): ______________________________

Investor's SSN or Tax I.D. Number (Required): ______________________________

Investment Program(s): ______________________________

____

Check One: ☐ **New Authorization** ☐ **Change of Information**

Bank Name: ______________________________

Account Name (if different from investor's name): ______________________________

Account Number: ______________________________ **(Required)**

Check One: ☐ **Checking Account** ☐ **Savings Account**

Routing/ABA Number: ☐☐☐☐☐☐☐☐☐ **(Required, See Example Below)**

Bank Mailing Address: ______________________________

____

City: ____________ State: ____________ Zip: ____________

Bank Telephone number: (______) ______ - ______

PLEASE NOTE: A REIT, Inc. must be in receipt of this form 30 days prior to declaration of the distribution. This authorization will supercede any previous distribution instructions.

Please send Return of Capital to: ☐ **Account Indicated Above** ☐ **Investor Address of Record**

A REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until A REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that A REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Please sign exactly as your account is registered.

Signature: ______________________________ Date: ____________

Joint Signature: ______________________________ Date: ____________

E-mail Address: ______________________________

RETURN WITH A VOIDED CHECK *(Required)*

Investor Name
Investor Address
City, State Zip
1002
PAY TO THE ORDER OF:
$
DOLLARS
EXAMPLE
Location of ABA & Account Numbers
Investor's Bank
Bank Address
City, State, Zip
:123456789 :1002 000123456789
< Routing/ABA #>
< Account Number >

Questions regarding this form or your account should be directed to Investor Services at 877-888-7348.

Transfer On Death Form (T.O.D.)

PLEASE MAIL THIS FORM TO:

A REIT, Inc.
P.O. Box 4238
Englewood, CO 80112-4238
Fax: (303) 705-3212

A.                 INVESTOR INFORMATION

1.	Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

_________________________________________________________________

_________________________________________________________________
2. Social Security number(s) of registered owner(s):

_________________________________________________________________

_________________________________________________________________
3. Daytime phone number:
(            )
_________________________________________________________________

4. State of Residence:

_________________________________________________________________

B.                 TRANSFER ON DEATH DESIGNATION

I authorize A REIT, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.
1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________

3. Percentage: _______%

1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________

3. Percentage: _______%

C.                 SIGNATURE

By signing below, I (we) authorize A REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) A REIT shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless A REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that A REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. This authorization form is subject to the acceptance of A REIT, Inc.

X		X

Signature	Date	Signature	Date

TRANSFER ON DEATH INFORMATION

• A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that A REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.

• Until the death of the account owner(s), the T.O.D. beneficiary(is) has (have) no present interest in, or authority over, the T.O.D. account.

• A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by (2) two or more natural persons as joint tenants with rights of survivorship.

• Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.

• A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.

• If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.

• A minor may not be named as a beneficiary.

• A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.

• A T.O.D. designation may be voided at any time by A REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

• A T.O.D. designation will not be accepted from residents of Louisiana, New York, North Carolina or Texas.

EXHIBIT C

A REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

      The Distribution Reinvestment Plan (the “DRIP”) for A REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”) the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

      The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 105,000,000 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 5,000,000 shares will be registered and reserved for distribution pursuant to the DRIP.

      Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all 5,000,000 shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

      The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 5,000,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

      You receive free custodial service for the shares you hold through the DRIP.

      Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

      Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

      The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

      As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

      You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

      Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

      Purchases under the DRIP will not be subject to selling commissions or the marketing and due diligence reimbursement fees. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

      Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

      You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

      Reinvested Distributions. The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

      You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want distributions reinvested. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

      Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP

      Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

      You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

      The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

      Certificates for any number of whole shares credited to your account may be issued in your name upon written request to the DRIP Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have to receive a certificate for such whole number of shares and arrange for the sale yourself. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

Termination of Participation

      You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

      If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

      A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

      The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

      The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

      You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

      Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

      The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

      All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

      You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

      The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

      The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

      Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

      Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

ENROLLMENT FORM

A REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

      Complete and return this form. Be sure to include your signature in order to indicate your participation in the DRIP.

      I hereby appoint A REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

      I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

EXHIBIT D

      Our board of directors has approved (but delayed the effectiveness of) the share repurchase plan below. The plan will not become effective until the earlier of (i) the completion or termination of this offering, which may last until                     , 2006, and receipt of formal or informal relief from the issuer tender offer rules or (ii) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions and formal or informal relief from the issuer tender offer rules, which relief we may never obtain. Moreover, even when one of these conditions is met, our board of directors could choose not to implement the proposed repurchase plan or to amend its provisions without stockholder approval. We will notify you upon the effectiveness of the repurchase plan.

A REIT, INC.

PROPOSED SHARE REPURCHASE PLAN

      The Board of Directors (the “Board”) of A REIT, Inc., a Maryland corporation (the “Company”), has adopted and elected, effective January 23, 2004, to implement a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s Common Stock (“Shares”) may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

      1.     Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.

      2.     Repurchase Price.

(a) During Public Offerings. For the period during which the Company is engaged in a public offering of Shares (the “Offering”), the repurchase price for Shares will be $9.05.

(b) Non-Offering Periods. During the twelve-month period immediately following the termination of the Offering (the “First Period”), the repurchase price for Shares will be $9.25 per Share. During the twelve-month period immediately following the termination of the First Period (the “Second Period”), the repurchase price for Shares will be $9.50 per Share. During the twelve-month period immediately following the termination of the Second Period (the “Third Period”), the repurchase price per Share will be $9.75 per Share. After the termination of the Third Period, the repurchase price per Share will be the greater of: (i) $10.00 per Share; or (ii) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year.

      3.     Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.

      4.     Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

(a) Holding Period. Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company.

(b) Minimum — Maximum. A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

(c) No Encumbrances. All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

(d) Share Repurchase Form. The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

(e) Deadline for Presentment. The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

(f) Repurchase Request Withdrawal. You may withdraw your repurchase request upon written notice to the Company at any time prior to the date of repurchase.

      5.     Repurchase Agent. All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

      6.     Termination, Amendment or Suspension of Plan. The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares of common stock of the Company are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board of Directors of the Company, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Company’s Board of Directors to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with 30 days advance notice and the Company will disclose the changes in the appropriate report filed with the Securities and Exchange Commission.

      7.     Miscellaneous.

(a) Advisor Ineligible. The Advisor to the Company, Triple Net Properties, LLC, shall not be permitted to participate in the Repurchase Plan.

(b) Liability. Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

(c) Taxes. Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

EXHIBIT “A”

SHARE REPURCHASE REQUEST

      The undersigned stockholder of A REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

STOCKHOLDER NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

      By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

1. The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

2. The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

3. The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

4. Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

      It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

NNN Capital Corp.

A REIT Repurchase Agent
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
(877) 888-7348

Date:                           Stockholder Signature:

Office Use Only

Date Request Received:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosure About Market Risk

      Not applicable (per Item 305(e) of Regulation S-K) as the Company meets the definition of “Small Business Issuer” under Rule 405 promulgated under the Securities Act.

Item 31.	Other Expenses of Issuance and Distribution

      Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee	$132,718
NASD filing fee	30,500
Printing and postage	2,000,000
Legal fees and expenses	3,000,000
Accounting fees and expenses	2,000,000
Advertising	1,500,000
Blue Sky Expenses	400,000
Miscellaneous	3,000,000

Total	$12,063,218

Item 32.	Sales to Special Parties

      None.

Item 33.	Recent Sales of Unregistered Securities

      On January 23, 2004, the Company was capitalized with the issuance to Louis J. Rogers of 10 shares of common stock for a purchase price of $10 per share for an aggregate purchase of $100. The shares were purchased for investment and for the purpose of organizing the Company. The Company issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

      To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Company shall be liable to the Company or its stockholders for money damages.

      Except as provided below, the Company shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any director, officer, employee or agent of the Company; (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, manager, member, officer, partner or trustee of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (iii) the Advisor or any of its Affiliates acting as an agent of the Company.

      Notwithstanding the foregoing, the Company shall not provide for indemnification of the directors or the Advisor or its Affiliates for any liability or loss suffered by any of them, unless all of the following conditions are met: (1) The directors, officers, employees or agents or the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (2) the directors, officers, employees or agents or the Advisor or its affiliates were acting on behalf of or performing services for the Company; (3) such liability or loss was not the result of (a) negligence or misconduct by the directors (not including the independent directors) or the Advisor or its affiliates; or (b) gross negligence or willful misconduct by the independent directors; and (4) such indemnification is recoverable only out of the Company’s Net Assets and not from its stockholders.

      Notwithstanding the foregoing, the Company shall not indemnify the directors, officers, employees or agents or the Advisor or its Affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

      No amendment of the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal.

      The Company shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or the Advisors or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents or the Advisor or its Affiliates provide the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

      None.

Item 36.	Financial Statements and Exhibits

      (a) Index to Financial Statements

The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet as of January 23, 2004

(3) Notes to Consolidated Balance Sheet

      (b) Exhibits:

Exhibit
Number		Exhibit

1	.1**	Form of Dealer Manager Agreement between A REIT, Inc. & NNN Capital Corp.
1	.2**	Form of Participating Broker-Dealer Agreement
3	.1**	Articles of Incorporation of the Registrant
3	.2**	Bylaws of the Registrant
3	.3**	Articles of Amendment and Restatement of the Registrant
3	.4**	Form of Amended and Restated Bylaws of the Registrant
4	.1**	Specimen Share Certificate
5	.1**	Opinion of Venable LLP
8	.1**	Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10	.1**	Agreement of Limited Partnership of A REIT, L.P.
10.2		Distribution Reinvestment Plan (included as Exhibit C to the Prospectus)
10.3		Proposed Share Repurchase Plan (included as Exhibit D to the Prospectus)

Exhibit
Number		Exhibit

10	.4**	Form of 2004 Incentive Award Plan
10.5		Intentionally deleted
10	.6**	Form of Advisory Agreement between A REIT, Inc. and Triple Net Properties, LLC
10	.7**	Form of Escrow Agreement
23	.1**	Consent of Venable LLP (included in Exhibit 5.1)
23	.2**	Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibit 8.1)
23.3		Consent of Deloitte & Touche, LLP
24	.1**	Power of Attorney (Included on Signature Page)

*	To be filed by amendment.

**	Previously filed.

Item 37.	Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to provide to the dealer manager at the closing specified in the Dealer Manager Agreement certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser.

      The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant undertakes to send to its stockholders, within forty-five (45) days after the close of each quarterly fiscal period, the information specified in Form 10-Q, if such report is required to be filed with the Commission.

      The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations of the Company.

      The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

      The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
December 31, 2003

      The information contained on the following pages relates to all acquisitions of properties since 1998 by Prior Programs with which the Advisor and its affiliates have been affiliated, all of which Prior Programs have substantially similar investment objectives to ours. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

Public Programs

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Christie Street	Northstar Shopping Center
	Lufkin, TX	Garland, TX
	Office	Shopping Center
Gross leasable square footage	17,141	67,500
Date of purchase:	9/26/2000	10/26/2000
Mortgage financing at date of purchase	$750,000	$2,695,000
Cash down payment	$500,000	$1,235,000
Contract purchase price plus acquisition fee	$1,250,000	$3,930,000
Other cash expenditures expensed	$(29,342)	$5,313
Other cash expenditures capitalized	$1,839	$1,070
Total acquisition cost	$1,222,497	$3,936,383

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Plaza Del Ray Shopping	Seguin Corners Shopping
	Center(1)	Center(2)
	Seguin, TX	Seguin, TX
	Shopping Center	Shopping Center
Gross leasable square footage	126,322	21,000
Date of purchase:	11/17/2000	11/22/2000
Mortgage financing at date of purchase	$3,995,000	$1,735,000
Cash down payment	$1,055,000	$715,000
Contract purchase price plus acquisition fee	$5,050,000	$2,450,000
Other cash expenditures expensed	$(12,936)	$(4,062)
Other cash expenditures capitalized	$8,924	$16,642
Total acquisition cost	$5,045,988	$2,462,580

(1)	16.5% ownership interest by T REIT, Inc.; 83.5% ownership interest by private program

(2)	26.0% ownership interest by T REIT, Inc.; 74.0% ownership interest by private program

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Public Programs

Program:		T REIT, Inc.
Name, location, type of property	T REIT, Inc.	Pahrump Valley Junction
	Thousand Oaks Shopping Center	Shopping Center
	San Antonio, TX	Pahrump, NV
	Shopping Center	Shopping Center
Gross leasable square footage	162,864	105,721
Date of purchase:	12/6/2000	5/11/2001
Mortgage financing at date of purchase	$10,837,500	$12,434,618
Cash down payment	$2,162,500	$4,715,382
Contract purchase price plus acquisition fee	$13,000,000	$17,150,000
Other cash expenditures expensed	$(55,894)	$(75,292)
Other cash expenditures capitalized	$138,795	$133,934
Total acquisition cost	$13,082,901	$17,208,642

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Reno Trademark(1)	County Center Drive(2)
	Reno, NV	Temecula, CA
	Office/Service	Office/Service
Gross leasable square footage	75,257	77,582
Date of purchase:	9/4/01	1/11/2002
Mortgage financing at date of purchase	$2,700,000	$3,210,000
Cash down payment	$4,596,110	$2,184,691
Contract purchase price plus acquisition fee	$7,296,110	$5,394,691
Other cash expenditures expensed	$11,809	$(2,732)
Other cash expenditures capitalized	$99,334	$306,278
Total acquisition cost	$7,407,253	$5,698,237

(1)	40.0% ownership interest by T REIT, Inc.; 60.0% ownership interest by private program

(2)	16.0% ownership interest by T REIT, Inc.; 84.0% ownership interest by private program

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Public Programs

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	City Center West ‘A’(1)	Pacific Corp. Park(2)
	Las Vegas, NV	Lake Forest, CA
	Office	Office
Gross leasable square footage	105,964	167,486
Date of purchase:	3/15/2002	3/25/2002
Mortgage financing at date of purchase	$13,000,000	$15,000,000
Cash down payment	$8,670,000	$8,728,000
Contract purchase price plus acquisition fee	$21,670,000	$23,728,000
Other cash expenditures expensed	$—	$37,883
Other cash expenditures capitalized	$180,710	$436,454
Total acquisition cost	$21,850,710	$24,202,337

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Titan Bldg. & Plaza(3)	University Heights
	San Antonio, TX 78217	San Antonio, TX
	Office	Office
Gross leasable square footage	131,527	68,400
Date of purchase:	4/17/2002	8/22/2002
Mortgage financing at date of purchase	$7,631,000	$—
Cash down payment	$1,536,000	$6,750,000
Contract purchase price plus acquisition fee	$9,167,000	$6,750,000
Other cash expenditures expensed/(credited)	$78,069	$(22,562)
Other cash expenditures capitalized	$102,887	$12,704
Total acquisition cost	$9,347,956	$6,740,142

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Saddleback Financial Center(4)	Congress Center(5)
	Laguna Hills, CA	Chicago, IL
	Office	Office
Gross leasable square footage	72,711	524,730
Date of purchase:	9/25/2002	1/9/2003
Mortgage financing at date of purchase	$7,650,000	$95,875,000
Cash down payment	$3,422,500	$40,233,000
Contract purchase price plus acquisition fee	$11,072,500	$136,108,000
Other cash expenditures expensed/(credited)	$(30,759)	$(14,108)
Other cash expenditures capitalized	$285,751	$273,090
Total acquisition cost	$11,327,492	$136,366,982

(1)	89.1% ownership interest by T REIT, Inc.; 10.9% ownership interest by private program

(2)	22.8% ownership interest by T REIT, Inc.; 40.0% ownership interest by NNN 2001 Value Fund; 37.2% ownership interest by private program

(3)	48.5% ownership interest by T REIT, Inc.; 51.5% ownership interest by private program

(4)	25.0% ownership interest by T REIT, Inc.; 75.0% interest by private program

(5)	10.2% ownership interest by T REIT, Inc.; 30.0% ownership interest by G REIT, Inc.; 12.8% ownership interest by NNN 2002 Value Fund; 47.0% ownership interest by other private program

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Public Programs

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Gateway Mall	Enclave Parkway(1)
	Bismark, ND	Houston, TX
	Shopping Center	Office
Gross leasable square footage	333,878	207,435
Date of purchase:	1/29/2003	12/22/2003
Mortgage financing at date of purchase	$5,000,000	$23,600,000
Cash down payment	$4,000,000	$10,900,000
Contract purchase price plus acquisition fee	$9,000,000	$34,500,000
Other cash expenditures expensed/(credited)	$276,186	$(49,206)
Other cash expenditures capitalized	$83,554	$105,865
Total acquisition cost	$9,359,740	$34,556,659

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	5508 Hwy. 290 West	Two Corporate Plaza
	Austin, TX	Clear Lake, TX
	Office	Office
Gross leasable square footage	74,804	161,331
Date of purchase:	9/13/2002	11/27/2002
Mortgage financing at date of purchase	$6,700,000	$10,160,000
Cash down payment	$3,600,000	$3,420,000
Contract purchase price plus acquisition fee	$10,300,000	$13,580,000
Other cash expenditures expensed/(credited)	$(61,500)	$33,591
Other cash expenditures capitalized	$159,450	$76,052
Total acquisition cost	$10,397,950	$13,689,642

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Congress Center(2)	Atrium Building
	Chicago, IL	Lincoln, NE
	Office	Office
Gross leasable square footage	524,730	166,868
Date of purchase:	1/9/2003	1/31/2003
Mortgage financing at date of purchase	$95,875,000	$2,890,000
Cash down payment	$40,233,000	$1,642,000
Contract purchase price plus acquisition fee	$136,108,000	$4,532,000
Other cash expenditures expensed/(credited)	$(41,424)	$(4,050)
Other cash expenditures capitalized	$801,869	$317,839
Total acquisition cost	$136,868,445	$4,845,790

(1)	3.26% ownership interest by T REIT, Inc.; 96.74% ownership interest by private program

(2)	30.0% ownership interest by G REIT, Inc.; 10.2% ownership interest by T REIT, Inc.; 12.8% ownership interest by NNN 2002 Value Fund; 47.0% ownership interest by other private program

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Public Programs

Program:		G REIT, Inc.
Name, location, type of property	G REIT, Inc.	Dept. of Children &
	Park Sahara(1)	Families Building
	Las Vegas, NV	Plantation, FL
	Office	Office
Gross leasable square footage	123,709	124,037
Date of purchase:	3/18/2003	4/25/2003
Mortgage financing at date of purchase	$399,000	$7,605,000
Cash down payment	$188,381	$3,981,333
Contract purchase price plus acquisition fee	$587,381	$11,586,333
Other cash expenditures expensed/(credited)	$(1,621)	$(48,659)
Other cash expenditures capitalized	$7,881	$77,510
Total acquisition cost	$593,641	$11,615,183

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Gemini Plaza	Bay View Plaza(2)
	Houston, TX	Alameda, CA
	Office	Office
Gross leasable square footage	158,627	61,463
Date of purchase:	5/2/2003	7/31/2003
Mortgage financing at date of purchase	$9,815,000	$—
Cash down payment	$5,185,000	$9,906,750
Contract purchase price plus acquisition fee	$15,000,000	$9,906,750
Other cash expenditures expensed/(credited)	$4,120	$(4,116)
Other cash expenditures capitalized	$214,207	$—
Total acquisition cost	$15,218,326	$9,902,634

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	North Pointe Corporate Center	824 Market Street
	Sacramento, CA	Wilmington, DE
	Office	Office
Gross leasable square footage	130,805	200,614
Date of purchase:	8/11/2003	10/10/2003
Mortgage financing at date of purchase	$—	$—
Cash down payment	$24,205,000	$31,900,000
Contract purchase price plus acquisition fee	$24,205,000	$31,900,000
Other cash expenditures expensed/(credited)	$(159,613)	$136,270
Other cash expenditures capitalized	$—	$—
Total acquisition cost	$24,045,387	$32,036,270

(1)	4.75% ownership interest by G REIT, Inc.; 95.25% ownership interest by private program.

(2)	97.68% ownership interest by G REIT, Inc.; 2.32% ownership interest by private program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Public Programs

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Sutter Square Galleria	One World Trade Center
	Sacramento, CA	Long Beach, CA
	Office/Retail	Office
Gross leasable square footage	61,036	573,300
Date of purchase:	10/28/2003	12/5/2003
Mortgage financing at date of purchase	$4,024,126	$79,500,000
Cash down payment	$4,215,874	$34,148,000
Contract purchase price plus acquisition fee	$8,240,000	$113,648,000
Other cash expenditures expensed/(credited)	$(10,328)	$(293,685)
Other cash expenditures capitalized	$40,241	$853,850
Total acquisition cost	$8,269,913	$114,208,165

Program:	G REIT, Inc.
Name, location, type of property	Centerpointe Corporate Park
Kent, WA
Office
Gross leasable square footage	435,784
Date of purchase:	12/30/2003
Mortgage financing at date of purchase	$25,028,814
Cash down payment	$29,191,186
Contract purchase price plus acquisition fee	$54,220,000
Other cash expenditures expensed/(credited)	$(83,004)
Other cash expenditures capitalized	$39,314
Total acquisition cost	$54,176,310

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

		Western Real Estate
Program:	Western Real Estate Investment	Investment Trust, Inc.
Name, location, type of property	Trust, Inc.	Phelan Village Shopping
	Kress Energy Center	Center
	Wichita, KS	Phelan, CA
	Office Building	Shopping Center
Gross leasable square footage	53,895	93,849
Date of purchase:	7/13/1998	10/16/1998
Mortgage financing at date of purchase	$925,000	$3,625,000
Cash down payment	$925,000	$1,320,600
Contract purchase price plus acquisition fee	$1,850,000	$4,945,600
Other cash expenditures expensed	$7,439	$14,273
Other cash expenditures capitalized	$24,284	$111,032
Total acquisition cost	$1,881,723	$5,070,905

	Western Real Estate Investment	Western Real Estate
Program:	Trust, Inc.	Investment Trust, Inc.
Name, location, type of property	Century Plaza East Shopping	Bryant Ranch Shopping
	Center	Center
	Lancaster, CA	Yorba Linda, CA
	Shopping Center	Shopping Center
Gross leasable square footage	121,192	93,892
Date of purchase:	11/3/1998	12/18/1998
Mortgage financing at date of purchase	$6,937,000	$7,950,000
Cash down payment	$2,163,000	$1,590,000
Contract purchase price plus acquisition fee	$9,100,000	$9,540,000
Other cash expenditures expensed	$18,746	$642
Other cash expenditures capitalized	$131,793	$127,031
Total acquisition cost	$9,250,539	$9,667,673

	Western Real Estate Investment	Western Real Estate
Program:	Trust, Inc.	Investment Trust, Inc.
Name, location, type of property	Huron Mall Shopping Center	Crossroads Shopping Center
	Huron, SD	Kona, HI
	Shopping Center	Shopping Center
Gross leasable square footage	208,650	74,974
Date of purchase:	3/31/1999	7/29/1999
Mortgage financing at date of purchase	$1,440,000	$13,605,097
Cash down payment	$360,000	$800,000
Contract purchase price plus acquisition fee	$1,800,000	$14,300,000
Other cash expenditures expensed	$(24,278)	$83,598
Other cash expenditures capitalized	$30,959	$234,695
Total acquisition cost	$1,806,681	$14,618,293

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

Program:	Western Real Estate Investment	Telluride Barstow, LLC
Name, location, type of property	Trust, Inc.	Barstow Road Shopping
	Brookings Mall	Center
	Brookings, SD	Barstow, CA
	Shopping Center	Shopping Center
Gross leasable square footage	142,826	77,950
Date of purchase:	5/1/2000	5/1/1998
Mortgage financing at date of purchase	$962,330	$3,450,000
Cash down payment	$3,187,670	$1,175,000
Contract purchase price plus acquisition fee	$4,150,000	$4,625,000
Other cash expenditures expensed/(credited)	$(84,512)	$9,722
Other cash expenditures capitalized	$3,875	$107,485
Total acquisition cost	$4,069,363	$4,742,207

		Truckee River Office Tower,
Program:	Market Centre, LLC	LLC
Name, location, type of property	Market Centre Building	Truckee River Office Tower
	Wichita, KS	Reno, NV
	Office	Office Building
Gross leasable square footage	121,868	138,729
Date of purchase:	11/18/1998	12/1/1998
Mortgage financing at date of purchase	$—	$12,000,000
Cash down payment	$1,309,242	$4,030,000
Contract purchase price plus acquisition fee	$1,300,000	$16,030,000
Other cash expenditures expensed/(credited)	$11,200	$9,715
Other cash expenditures capitalized	$48,042	$320,904
Total acquisition cost	$1,359,242	$16,360,619

	Yerington Shopping Center,
Program:	LLC.	NNN Fund VIII, LLC
Name, location, type of property	Yerington Shopping Center	Belmont Shopping Center
	Yerington, NV	Pueblo, CO
	Shopping Center	Shopping Center
Gross leasable square footage	55,531	81,289
Date of purchase:	3/8/1999	6/11/1999
Mortgage financing at date of purchase	$3,316,200	$2,840,000
Cash down payment	$1,105,800	$664,879
Contract purchase price plus acquisition fee	$4,422,000	$3,504,879
Other cash expenditures expensed/(credited)	$1,542	$—
Other cash expenditures capitalized	$66,404	$159,399
Total acquisition cost	$4,489,946	$3,664,278

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

		NNN Town & Country,
Program:		LLC
Name, location, type of property	NNN Fund VIII, LLC	Town & Country Shopping
	Village Fashion Centre	Center
	Wichita, KS	Sacramento, CA
	Shopping Center	Shopping Center
Gross leasable square footage	129,973	234,738
Date of purchase:	6/18/1999	7/1/1999
Mortgage financing at date of purchase	$7,200,000	$25,775,000
Cash down payment	$1,600,000	$6,225,000
Contract purchase price plus acquisition fee	$8,800,000	$32,000,000
Other cash expenditures expensed/(credited)	$—	$(207,633)
Other cash expenditures capitalized	$283,555	$302,173
Total acquisition cost	$9,083,555	$32,094,540

Program:	NNN Fund VIII, LLC	NNN ‘A’ Credit TIC, LLC
Name, location, type of property	Palm Court	Pueblo Shopping Center
	Fontana, CA	Pueblo, CO
	Shopping Center	Shopping Center
Gross leasable square footage	266,641	106,264
Date of purchase:	8/3/1999	11/3/1999
Mortgage financing at date of purchase	$4,000,000	$5,306,300
Cash down payment	$4,988,000	$1,784,843
Contract purchase price plus acquisition fee	$8,988,000	$7,091,143
Other cash expenditures expensed/(credited)	$32,960	$7,075,000
Other cash expenditures capitalized	$213,303	$—
Total acquisition cost	$9,234,263	$14,166,143

	NNN Redevelopment Fund VIII,	NNN Exchange Fund III,
Program:	LLC	LLC
Name, location, type of property	Bank One Building	County Fair
	Colorado Springs, CO	Woodland, CA
	Office Building	Retail
Gross leasable square footage	127,427	397,075
Date of purchase:	11/23/1999	12/15/1999
Mortgage financing at date of purchase	$6,000,000	$12,035,000
Cash down payment	$2,730,000	$3,815,000
Contract purchase price plus acquisition fee	$8,730,000	$15,850,000
Other cash expenditures expensed/(credited)	$(251,013)	$(65,974)
Other cash expenditures capitalized	$115,067	$273,483
Total acquisition cost	$8,594,054	$16,057,509

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

Program:	NNN Redevelopment Fund, LLC	NNN Tech Fund III, LLC
Name, location, type of property	White Lakes Shopping Center	Moreno Corporate Center
	Topeka, KS	Moreno Valley, CA
	Retail Shopping Center	Office, Retail, Industrial
Gross leasable square footage	436,500	226,053
Date of purchase:	3/31/2000	6/16/2000
Mortgage financing at date of purchase	$12,200,000	$8,425,000
Cash down payment	$2,800,000	$3,341,500
Contract purchase price plus acquisition fee	$15,000,000	$11,766,500
Other cash expenditures expensed/(credited)	$(39,605)	$(106,440)
Other cash expenditures capitalized	$355,078	$369,487
Total acquisition cost	$15,315,473	$12,029,547

		NNN Westway Shopping
Program:	Kiwi Associates, LLC	Center, LLC
Name, location, type of property	Orange Street Plaza	Westway Shopping Center
	Redlands, CA	Wichita, KS
	Retail	Retail
Gross leasable square footage	127,443	220,010
Date of purchase:	7/14/2000	8/8/2000
Mortgage financing at date of purchase	$6,500,000	$7,125,000
Cash down payment	$1,700,000	$2,573,500
Contract purchase price plus acquisition fee	$8,200,000	$9,698,500
Other cash expenditures expensed/(credited)	$15,305	$(40,757)
Other cash expenditures capitalized	$381,984	$372,775
Total acquisition cost	$8,597,289	$10,030,518

		NNN 2000 Value Fund,
Program:	NNN Rocky Mountain	LLC
Name, location, type of property	Exchange, LLC	Bowling Green Financial
	Galena Street Building	Park
	Denver, CO	Sacramento, CA
	Office	Office
Gross leasable square footage	71,298	234,551
Date of purchase:	11/30/2000	12/28/2000
Mortgage financing at date of purchase	$5,275,000	$12,290,000
Cash down payment	$2,070,150	$3,966,500
Contract purchase price plus acquisition fee	$7,345,150	$16,256,500
Other cash expenditures expensed/(credited)	$10,128	$11,053
Other cash expenditures capitalized	$404,555	$598,795
Total acquisition cost	$7,759,833	$16,866,348

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

		NNN Sacramento Corporate
Program:		Center, LLC
Name, location, type of property	NNN Dry Creek Centre, LLC	Sacramento Corporate
	Dry Creek Centre	Center
	Denver, CO	Sacramento, CA
	Office	Office
Gross leasable square footage	85,760	192,779
Date of purchase:	1/31/2001	3/12/2001
Mortgage financing at date of purchase	$8,350,000	$22,250,000
Cash down payment	$2,750,000	$9,290,000
Contract purchase price plus acquisition fee	$11,100,000	$31,540,000
Other cash expenditures expensed/(credited)	$(8,949)	$211,899
Other cash expenditures capitalized	$302,971	$940,248
Total acquisition cost	$11,394,022	$32,692,147

		NNN One Gateway Plaza,
Program:	NNN Gateway Aurora, LLC	LLC
Name, location, type of property	Gateway Plaza Shopping Center	One Gateway Plaza
	Aurora, CO	Colorado Springs, CO
	Shopping Center	Office
Gross leasable square footage	101,048	113,139
Date of purchase:	4/5/2001	7/30/2001
Mortgage financing at date of purchase	$6,400,219	$9,375,000
Cash down payment	$1,362,781	$3,175,000
Contract purchase price plus acquisition fee	$7,763,000	$12,550,000
Other cash expenditures expensed/(credited)	$73,072	$3,164
Other cash expenditures capitalized	$—	$77,471
Total acquisition cost	$7,836,072	$12,630,635

Program:		NNN Camelot Plaza, LLC
Name, location, type of property	NNN 2001 Value Fund, LLC	Camelot Plaza Shopping
	Western Plaza	Center
	Amarillo, TX	San Antonio, TX
	Office/Service	Retail
Gross leasable square footage	412,127	91,266
Date of purchase:	7/31/2001	8/1/2001
Mortgage financing at date of purchase	$4,250,000	$4,127,500
Cash down payment	$920,000	$2,222,500
Contract purchase price plus acquisition fee	$5,170,000	$6,350,000
Other cash expenditures expensed/(credited)	$(862)	$(1)
Other cash expenditures capitalized	$349	$69,435
Total acquisition cost	$5,169,487	$6,419,434

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

	NNN LV 1900 Aerojet Way,	NNN Reno Trademark,
Program:	LLC	LLC
Name, location, type of property	1900 Aerojet Way	Reno Trademark(1)
	North Las Vegas, NV	Reno, NV
	Office/Service	Office/Industrial
Gross leasable square footage	106,717	75,257
Date of purchase:	8/31/2001	9/4/2001
Mortgage financing at date of purchase	$3,625,000	$2,700,000
Cash down payment	$1,442,128	$4,596,110
Contract purchase price plus acquisition fee	$5,067,128	$7,296,110
Other cash expenditures expensed/(credited)	$(587)	$11,809
Other cash expenditures capitalized	$314,074	$99,334
Total acquisition cost	$5,380,615	$7,407,253

		NNN County Center Drive,
Program:	NNN 2001 Value Fund, LLC	LLC
Name, location, type of property	1840 Aerojet Way	County Center Drive(2)
	North Las Vegas, NV	Temecula, CA
	Office/Industrial	Office/Service
Gross leasable square footage	102,948	77,582
Date of purchase:	9/27/2001	9/28/2001
Mortgage financing at date of purchase	$2,938,000	$3,210,000
Cash down payment	$2,322,368	$2,184,691
Contract purchase price plus acquisition fee	$5,260,368	$5,394,691
Other cash expenditures expensed/(credited)	$6,009	$(2,732)
Other cash expenditures capitalized	$77,997	$306,278
Total acquisition cost	$5,344,375	$5,698,237

		NNN Addison Com Center,
Program:	NNN Washington Square, LLC	LLC
Name, location, type of property	Washington Square	Addison Com Center
	Stephenville, TX	Addison, TX
	Shopping Center	Office
Gross leasable square footage	71,502	96,396
Date of purchase:	10/16/2001	11/1/2001
Mortgage financing at date of purchase	$4,890,000	$7,750,000
Cash down payment	$2,373,000	$2,750,000
Contract purchase price plus acquisition fee	$7,263,000	$10,500,000
Other cash expenditures expensed/(credited)	$57,190	$—
Other cash expenditures capitalized	$361,504	$151,983
Total acquisition cost	$7,681,694	$10,651,983

(1) 60.0% ownership interest; 40.0% ownership interest by T REIT, Inc.

(2) 84.0% ownership interest; 16.0% ownership by T REIT, Inc.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

	NNN Timberhills Shopping	NNN City Center West ‘B’,
Program:	Center, LLC	LLC
Name, location, type of property	Timberhills Shopping Center	City Center West ‘B’
	Sonora, CA	Las Vegas, NV
	Shopping Center	Office
Gross leasable square footage	102,304	104,427
Date of purchase:	11/21/2001	1/23/2002
Mortgage financing at date of purchase	$6,390,000	$14,650,000
Cash down payment	$2,790,000	$6,150,000
Contract purchase price plus acquisition fee	$9,180,000	$20,800,000
Other cash expenditures expensed/(credited)	$8,276	$55,637
Other cash expenditures capitalized	$290,705	$187,965
Total acquisition cost	$9,478,982	$21,043,602

		NNN City Center West ‘A’,
Program:	NNN Union Square, LLC	LLC
Name, location, type of property	Union Square Plaza	City Center West ‘A’(1)
	Colorado Springs, Co	Las Vegas, NV
	Shopping Center	Office
Gross leasable square footage	130,066	105,964
Date of purchase:	3/8/2002	3/15/2002
Mortgage financing at date of purchase	$4,047,500	$13,000,000
Cash down payment	$682,500	$8,670,000
Contract purchase price plus acquisition fee	$4,730,000	$21,670,000
Other cash expenditures expensed/(credited)	$(4,822)	$1,378
Other cash expenditures capitalized	$136,458	$32,293
Total acquisition cost	$4,861,636	$21,703,671

(1)	10.9% ownership interest; 89.1% ownership interest by T REIT, Inc.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

		NNN Titan Building &
Program:	NNN Pacific Corporate Park 1,	Plaza, LLC
Name, location, type of property	LLC	The Titan Building &
	Pacific Corporate Park(1)	Plaza(2)
	Lake Forest, CA	San Antonio, TX
	Office	Office
Gross leasable square footage	166,785	103,762
Date of purchase:	3/25/2002	4/17/2002
Mortgage financing at date of purchase	$9,300,000	$3,090,000
Cash down payment	$4,937,100	$1,631,005
Contract purchase price plus acquisition fee	$14,237,100	$4,721,005
Other cash expenditures expensed/(credited)	$37,883	$624
Other cash expenditures capitalized	$741,183	$109,251
Total acquisition cost	$15,016,166	$4,830,880

	NNN Arapahoe Service Center	NNN North Reno Plaza,
Program:	II, LLC	LLC
Name, location, type of property	Arapahoe Service Center II	North Reno Plaza
	Englewood, CO	Reno, NV
	Office	Shopping Center
Gross leasable square footage	79,200	129,960
Date of purchase:	4/19/2002	6/29/2002
Mortgage financing at date of purchase	$5,000,000	$5,400,000
Cash down payment	$2,938,000	$1,800,000
Contract purchase price plus acquisition fee	$7,938,000	$7,200,000
Other cash expenditures expensed/(credited)	$(23,174)	$(5,329)
Other cash expenditures capitalized	$145,786	$148,019
Total acquisition cost	$8,060,612	$7,342,690

(1)	40.0% ownership interest by NNN 2001 Value Fund; 37.2% other private program ownership interest; 22.8% ownership interest by T REIT, Inc.

(2)	51.5% ownership interest by private program; 48.5% ownership interest by T REIT, Inc.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

Program:		NNN Bryant Ranch, LLC
Name, location, type of property	NNN Brookhollow Park, LLC	Bryant Ranch Shopping
	Brookhollow Office Park	Center
	San Antonio, TX	Yorba Linda, CA
	Office	Shopping Center
Gross leasable square footage	102,413	93,892
Date of purchase:	7/3/2002	9/5/2002
Mortgage financing at date of purchase	$10,250,000	$6,222,000
Cash down payment	$5,110,000	$3,858,000
Contract purchase price plus acquisition fee	$15,360,000	$10,080,000
Other cash expenditures expensed/(credited)	$(180,933)	$(36,330)
Other cash expenditures capitalized	$124,978	$249,214
Total acquisition cost	$15,304,045	$10,292,884

		NNN 2002 Value Fund,
Program:	NNN 1397 Galleria Drive, LLC	LLC
Name, location, type of property	Galleria Office Building	Bank of America West
	Henderson, NV	North Las Vegas, NV
	Office	Office
Gross leasable square footage	13,810	82,255
Date of purchase:	9/11/2002	9/20/2002
Mortgage financing at date of purchase	$1,962,000	$14,199,619
Cash down payment	$1,458,000	$2,700,381
Contract purchase price plus acquisition fee	$3,420,000	$16,900,000
Other cash expenditures expensed/(credited)	$(20,899)	$5,415
Other cash expenditures capitalized	$39,084	$279,112
Total acquisition cost	$3,438,185	$17,184,528

Program:		NNN Saddleback, LLC
Name, location, type of property	NNN 4241 Bowling Green, LLC	Saddleback Financial
	4241 Bowling Drive	Center(1)
	Sacramento, CA	Laguna Hills, CA
	Office	Office
Gross leasable square footage	28,985	71,243
Date of purchase:	9/25/2002	9/25/2002
Mortgage financing at date of purchase	$3,092,139	$7,650,000
Cash down payment	$2,107,861	$3,422,500
Contract purchase price plus acquisition fee	$5,200,000	$11,072,500
Other cash expenditures expensed/(credited)	$(23,828)	$(30,759)
Other cash expenditures capitalized	$4,715	$285,751
Total acquisition cost	$5,180,887	$11,327,492

(1)	75.0% ownership interest; 25.0% ownership interest by T REIT, Inc.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

Program:		NNN Alamosa Plaza, LLC
Name, location, type of property	NNN Wolf Pen Plaza, LLC	Alamosa Plaza Shopping
	Wolf Pen Plaza	Center
	College Station, TX	Las Vegas, NV
	Shopping Center	Shopping Center
Gross leasable square footage	169,989	77,650
Date of purchase:	9/25/2002	10/8/2002
Mortgage financing at date of purchase	$12,265,000	$13,500,000
Cash down payment	$3,925,000	$5,000,000
Contract purchase price plus acquisition fee	$16,190,000	$18,500,000
Other cash expenditures expensed/(credited)	$(93,446)	$157,927
Other cash expenditures capitalized	$607,606	$166,959
Total acquisition cost	$16,704,160	$18,824,885

		NNN Kahana Gateway
Program:	NNN Springtown Mall, DST	Center, LLC
Name, location, type of property	Springtown Mall	Kahana Gateway Shopping
	San Marcos, TX	Center & Professional
	Shopping Center	Building
		Maui, HI
		Retail/Office
Gross leasable square footage	96,423	80,069
Date of purchase:	12/9/2002	12/20/2002
Mortgage financing at date of purchase	$4,700,000	$13,041,000
Cash down payment	$1,790,000	$6,359,000
Contract purchase price plus acquisition fee	$6,490,000	$19,400,000
Other cash expenditures expensed/(credited)	$3,767	$(3,039)
Other cash expenditures capitalized	$413,011	$267,980
Total acquisition cost	$6,906,778	$19,664,941

Program:	NNN Parkwood Complex, LLC	NNN Congress Center, LLC
Name, location, type of property	Parkwood I & II	Congress Center(1)
	Woodlands, TX	Chicago, IL
	Office	Office
Gross leasable square footage	196,128	524,730
Date of purchase:	12/31/2002	1/9/2003
Mortgage financing at date of purchase	$13,921,600	$95,875,000
Cash down payment	$6,514,400	$40,233,000
Contract purchase price plus acquisition fee	$20,436,000	$136,108,000
Other cash expenditures expensed/(credited)	$(483,875)	$(14,108)
Other cash expenditures capitalized	$16,666	$273,090
Total acquisition cost	$19,968,791	$136,366,982

(1)	47.0% ownership interest; 30.0% ownership interest by G REIT, Inc., 10.2% ownership interest by T REIT, Inc., 12.8% ownership interest by NNN 2002 Value Fund.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

Program:	NNN Park Sahara, LLC	NNN Buschwood, LLC
Name, location, type of property	Park Sahara(1)	Buschwood III Office Park
	Las Vegas, NV	Tampa, FL
	Office	Office
Gross leasable square footage	123,709	77,095
Date of purchase:	3/18/2003	3/25/2003
Mortgage financing at date of purchase	$399,000	$4,600,000
Cash down payment	$188,381	$2,383,400
Contract purchase price plus acquisition fee	$587,381	$6,983,400
Other cash expenditures expensed/(credited)	$(1,621)	$(10,735)
Other cash expenditures capitalized	$7,881	$121,004
Total acquisition cost	$593,641	$7,093,669

Program:	NNN Beltline-Royal Ridge, LLC	NNN Parkway Towers, LLC
Name, location, type of property	Beltline/Royal Ridge Tech.	Parkway Towers Office Park
	Irving, TX	Nashville, TN
	Office	Office
Gross leasable square footage	83,514	189,961
Date of purchase:	4/1/2003	5/9/2003
Mortgage financing at date of purchase	$6,150,000	$6,000,000
Cash down payment	$3,400,000	$6,450,000
Contract purchase price plus acquisition fee	$9,550,000	$12,450,000
Other cash expenditures expensed/(credited)	$(81,259)	$(45,906)
Other cash expenditures capitalized	$86,233	$244,283
Total acquisition cost	$9,554,974	$12,648,377

Program:	NNN 602 Sawyer, LLC	NNN Netpark, LLC
Name, location, type of property	602 Sawyer	Netpark Tampa Bay(2)
	Houston, TX	Tampa, FL
	Office	Office
Gross leasable square footage	85,923	226,053
Date of purchase:	6/5/2003	6/11/2003
Mortgage financing at date of purchase	$5,850,000	$31,500,000
Cash down payment	$3,420,000	$15,250,000
Contract purchase price plus acquisition fee	$9,270,000	$46,750,000
Other cash expenditures expensed/(credited)	$(102,490)	$(453,658)
Other cash expenditures capitalized	$106,757	$2,622,429
Total acquisition cost	$9,274,267	$48,918,771

(1)	95.25% ownership interest; 4.75% ownership interest by G REIT, Inc.

(2)	50.0% ownership interest; 50.0% ownership interest by 2002 Value Fund.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

		NNN Jamboree Promenade,
Program:	NNN Xerox Centre, LLC	LLC
Name, location, type of property	Xerox Centre	Jamboree Promenade
	Santa Ana, CA	Irvine, CA
	Office	Shopping Center
Gross leasable square footage	317,682	58,504
Date of purchase:	6/16/2003	7/25/2003
Mortgage financing at date of purchase	$46,575,000	$15,000,000
Cash down payment	$13,925,000	$5,100,000
Contract purchase price plus acquisition fee	$60,500,000	$20,100,000
Other cash expenditures expensed/(credited)	$(275,395)	$(35,530)
Other cash expenditures capitalized	$975,013	$251,386
Total acquisition cost	$61,199,618	$20,315,856

		NNN Executive Center II &
Program:		III, LLC
Name, location, type of property	NNN Jefferson Square, LLC	Executive Center II &
	Jefferson Square	III(1)
	Seattle, WA	Dallas, TX
	Shopping Center	Office
Gross leasable square footage	146,121	385,933
Date of purchase:	7/28/2003	8/1/2003
Mortgage financing at date of purchase	$13,070,000	$14,950,000
Cash down payment	$7,055,000	$9,650,000
Contract purchase price plus acquisition fee	$20,125,000	$24,600,000
Other cash expenditures expensed/(credited)	$(13,884)	$(182,778)
Other cash expenditures capitalized	$127,784	$277,217
Total acquisition cost	$20,238,900	$24,694,439

	NNN Arapahoe Business Park,	NNN 901 Corporate Center,
Program:	LLC	LLC
Name, location, type of property	Arapahoe Business Park I & II	901 Corporate Center
	Centennial, CO	Monterey Park, CA
	Office	Office
Gross leasable square footage	133,496	100,991
Date of purchase:	8/11/2003	8/14/2003
Mortgage financing at date of purchase	$5,200,000	$11,310,000
Cash down payment	$2,788,000	$4,575,000
Contract purchase price plus acquisition fee	$7,988,000	$15,885,000
Other cash expenditures expensed/(credited)	$(45,025)	$(71,519)
Other cash expenditures capitalized	$73,861	$61,614
Total acquisition cost	$8,016,836	$15,875,095

(1)	61.9% ownership interest; 38.1% ownership interest by NNN 2003 Value Fund.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

Program:	NNN Union Pines, LLC	NNN 1410 Renner, LLC
Name, location, type of property	Union Pines	1410 Renner Road
	Tulsa, OK	Richardson, TX
	Office	Office
Gross leasable square footage	134,298	117,339
Date of purchase:	10/9/2003	10/20/2003
Mortgage financing at date of purchase	$9,060,000	$8,740,000
Cash down payment	$5,940,000	$5,160,000
Contract purchase price plus acquisition fee	$15,000,000	$13,900,000
Other cash expenditures expensed/(credited)	$(116,430)	$(6,522)
Other cash expenditures capitalized	$135,596	$100,590
Total acquisition cost	$15,019,166	$13,994,068

	NNN Parkway Corporate Plaza,
Program:	LLC	NNN Twain, LLC
Name, location, type of property	Parkway Corporate Plaza	Business Bank of Nevada
	Roseville, CA	Las Vegas, NV
	Office	Office
Gross leasable square footage	286,780	26,545
Date of purchase:	11/10/2003	12/8/2003
Mortgage financing at date of purchase	$45,000,000	$3,750,000
Cash down payment	$18,650,000	$1,950,000
Contract purchase price plus acquisition fee	$63,650,000	$5,700,000
Other cash expenditures expensed/(credited)	$(40,173)	$(9,947)
Other cash expenditures capitalized	$938,316	$55,202
Total acquisition cost	$64,548,143	$5,745,255

		NNN Enclave Parkway,
Program:	NNN Westbay Office Park, LLC	LLC
Name, location, type of property	Westbay Office Park	Enclave Parkway(1)
	Las Vegas, NV	Houston, TX
	Office	Office
Gross leasable square footage	107,650	207,435
Date of purchase:	12/15/2003	12/22/2003
Mortgage financing at date of purchase	$15,000,000	$23,600,000
Cash down payment	$8,450,000	$10,900,000
Contract purchase price plus acquisition fee	$23,450,000	$34,500,000
Other cash expenditures expensed/(credited)	$42,644	$(49,206)
Other cash expenditures capitalized	$107,023	$105,865
Total acquisition cost	$23,599,668	$34,556,659

(1)	96.74% ownership interest; 3.26% ownership interest by T REIT, Inc.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2003

Private Programs

Program:	NNN 2003 Value Fund, LLC
Name, location, type of property	Executive Center I
Dallas, TX
Office
Gross leasable square footage	204,540
Date of purchase:	12/30/2003
Mortgage financing at date of purchase	$4,500,000
Cash down payment	$3,678,000
Contract purchase price plus acquisition fee	$8,178,000
Other cash expenditures expensed/(credited)	$2,539
Other cash expenditures capitalized	$113,695
Total acquisition cost	$8,294,234

SIGNATURE PAGE

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the County of Orange, State of California, on the 13th day of September, 2004.

A REIT, INC.

By:	/s/ ANTHONY W. THOMPSON

Anthony W. Thompson,
President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY W. THOMPSON Anthony W. Thompson	President, Chief Executive Officer and Director (Principal Executive Officer)	September 13, 2004

/s/ SCOTT D. PETERS Scott D. Peters	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 13, 2004

/s/ ROGER A. JOHNSON Roger A. Johnson	Director	September 13, 2004

/s/ CARLTON P. MOFFATT, JR. Carlton P. Moffatt, Jr.	Director	September 13, 2004

/s/ K. TIMOTHY O’BRIEN K. Timothy O’Brien	Director	September 13, 2004

/s/ RICHARD E. STRAUSS Richard E. Strauss	Director	September 13, 2004

EXHIBIT LIST

Exhibit
Number		Exhibit

1	.1**	Form of Dealer Manager Agreement between A REIT, Inc. and NNN Capital Corp.
1	.2**	Form of Participating Broker-Dealer Agreement
3	.1**	Articles of Incorporation of the Registrant
3	.2**	Bylaws of the Registrant
3	.3**	Articles of Amendment and Restatement of the Registrant
3	.4**	Form of Amended and Restated Bylaws of the Registrant
4	.1**	Specimen Share Certificate
5	.1**	Opinion of Venable LLP
8	.1**	Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10	.1**	Agreement of Limited Partnership of A REIT, L.P.
10.2		Distribution Reinvestment Plan (included as Exhibit C to the Prospectus)
10.3		Proposed Share Repurchase Plan (included as Exhibit D to the Prospectus)
10	.4**	Form of 2004 Incentive Award Plan
10.5		Intentionally deleted
10	.6**	Form of Advisory Agreement between A REIT, Inc. and Triple Net Properties, LLC
10	.7**	Form of Escrow Agreement
23	.1**	Consent of Venable LLP (included in Exhibit 5.1)
23	.2**	Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibit 8.1)
23.3		Consent of Deloitte & Touche, LLP
24	.1**	Power of Attorney (included on Signature Page)

*	To be filed by amendment.

**	Previously filed.